UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Walgreens Boots Alliance, Inc.

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Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

Our vision
Be the first choice for pharmacy, wellbeing and beauty – caring for people and communities around the world.

Our purpose
We help people across the world lead healthier and happier lives.

Our values
Walgreens Boots Alliance takes seriously its aim of inspiring a healthier and happier world, as reflected in our core values:

Trust Respect, integrity and candor guide our actions to do the right thing;

Care Our people and customers inspire us to act with commitment and passion;

Innovation We cultivate an open and entrepreneurial mind-set in all that we do;

Partnership We work collaboratively with each other and our partners to win together; and

Dedication We work with rigor, simplicity and agility to deliver exceptional results.

Message from our
Lead Independent Director

Dear Fellow Stockholders:

As your lead independent director, I am pleased to present the Walgreens Boots Alliance Proxy Statement and cordially invite you to our 2020 Annual Meeting of Stockholders to be held on Thursday, January 30, 2020 at 8:30 a.m. Eastern Time at HOTEL DU PONT, Gold Ballroom, 42 West 11th Street, Wilmington, Delaware 19801. We look forward to seeing you there. Even if you cannot attend in person, your vote is very important. Please vote at your earliest convenience.

On behalf of the Board, I would like to take this opportunity to reaffirm to you, our fellow stockholders, our steadfast and ongoing commitment to strong corporate governance. We are committed to rigorous independent Board leadership and open communication and collaboration with stockholders. We thank those of you who met with us over the past year and provided invaluable input to our corporate governance practices.

The industries in which we operate continue to face unprecedented pressures and change, but our Board believes that effective governance is a critical driver of our long-term strategy. Oversight of our business strategy is a key responsibility of the Board, and throughout the year we provide oversight and guidance to management, both as a full Board and through our Committees. We also exercise oversight over the elements and dimensions of the major risks that we face. I encourage you to read more about our governance structure and practices in this proxy statement.

Our Company’s purpose is to help people across the world lead healthier and happier lives, and our core values are trust, care, innovation, partnership and dedication. The Company is proud to be a force for good, leveraging many decades of experience and its international scale to care for people and the planet through numerous social responsibility and sustainability initiatives. Walgreens was named to FORTUNE1 magazine’s 2019 Companies that Change the World list, and Boots UK was recognized as Responsible Business of the Year 2019-2020 by Business in the Community.

In fiscal 2019, the Company reached a number of Corporate Social Responsibility (CSR) milestones, including:

●	helping to provide more than 50 million vaccines to vulnerable populations in some of the poorest countries in the world;
●	reaching more than 200 million women and children in underserved communities with vitamins and minerals; and
●	raising more than $100 million for programs aimed at providing vital health and other services to children in need.

The Board also cares deeply about the devastating impact of the U.S. opioid epidemic on our communities. Given its scale of operations and reach in local communities, our Company, under the Board’s oversight, has made positive contributions on this issue, including the continuing expansion of its multi-million dollar effort to help address prescription opioid abuse.

On behalf of my fellow independent directors and the entire Board, thank you for your partnership and investment in WBA. We appreciate your trust and confidence in our leadership.

Sincerely,

William C. Foote Lead Independent Director

[1]	© 2019, Fortune Media IP Limited. Used under license.

2020 Proxy Statement        1

Notice of 2020 Annual Meeting of Stockholders

Background

Date and Time	Location	Who Can Vote

Thursday, January 30, 2020 at 8:30 a.m. Eastern Time	HOTEL DU PONT Gold Ballroom 42 West 11th Street Wilmington, Delaware 19801	The Board of Directors has fixed the close of business on December 2, 2019 as the record date. You are entitled to vote at the Annual Meeting and at any adjournment thereof if you were a holder of the Company’s common stock as of the close of business on December 2, 2019.

Proposals that Require Your Vote

		Board Recommendation	Learn More
1	Vote on the election of 10 director nominees named in this proxy statement	FOR each nominee	Page 10
2	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending August 31, 2020	FOR	Page 45
3	Approve, on an advisory basis, our named executive officer compensation	FOR	Page 49
4	Consider three stockholder proposals, if properly presented at the meeting	AGAINST	Page 81

Stockholders will also transact such other business as may properly come before the meeting or any adjournment thereof.

These proxy materials are first being sent or made available to stockholders commencing on or about December 10, 2019.

Your vote is important. Please vote by Internet, telephone or mail as soon as possible to ensure your vote is recorded properly.

If you want to attend the Annual Meeting in person, you must pre-register and obtain an admission ticket in advance and have a valid, government-issued photo identification. To do so, please follow the instructions on page 89 of this proxy statement.

By order of the Board of Directors,

Joseph B. Amsbary, Jr.
Vice President, Corporate Secretary

December 10, 2019
Walgreens Boots Alliance, Inc.
108 Wilmot Road
Deerfield, Illinois 60015
(principal executive office)

You may vote without attending the Annual Meeting by one of the following methods:

Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided.	Call the toll-free telephone number 1-800-690-6903 and follow the recorded instructions.	Go to https://www.proxyvote.com and follow the instructions on the website.

2       Walgreens Boots Alliance

Our Board of Directors (the “Board”) is soliciting your proxy on behalf of the Company for our 2020 annual meeting of stockholders (the “Annual Meeting”), which will be held on January 30, 2020 at 8:30 a.m., Eastern Time, or any adjournment thereof. This proxy statement (this “Proxy Statement”), and the accompanying Notice of Annual Meeting of Stockholders and proxy card, are being distributed, along with the 2019 Annual Report, beginning on or about December 10, 2019 to holders of our common stock, par value $0.01 per share, as of the close of business on December 2, 2019 (the “Record Date”). The Proxy Statement Summary highlights selected information that is provided in more detail throughout this Proxy Statement. The Proxy Statement Summary does not contain all of the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

Walgreens Boots Alliance, Inc., a Delaware corporation, is the successor to Walgreen Co., an Illinois corporation (“Walgreens”), following the completion of the holding company reorganization approved by Walgreens shareholders on December 29, 2014. Unless otherwise stated, references herein to the “Company,” “we,” “us,” and “our” refer to Walgreens Boots Alliance, Inc. from and after the effective time of the holding company reorganization on December 31, 2014 and, prior to that time, to its predecessor Walgreens. Unless otherwise stated, all information presented in this proxy statement is based on our fiscal calendar, which ends on August 31 (e.g., references to “2019” refer to the fiscal year ended August 31, 2019).

2020 Proxy Statement       3

Proxy Statement Summary

Company Overview

We are a global leader in retail and wholesale pharmacy, touching millions of lives every day through dispensing and distributing medicines, and through our convenient retail locations, digital platforms and health and beauty products, with sales of $136.9 billion in the fiscal year ended August 31, 2019. We have more than 100 years of trusted healthcare heritage and innovation in community pharmacy and pharmaceutical wholesaling. We are focused on creating a neighborhood health destination and a more modern pharmacy.

We are the largest retail pharmacy, health and daily living destination across the United States and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 440,000* people. Including equity method investments, the Company has more than 18,750* stores in 11* countries, and one of the largest global pharmaceutical wholesale and distribution networks, with over 400* distribution centers delivering to more than 240,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, we are one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products. Our size, scale and expertise will help us to expand the supply of, and address the rising cost of, prescription drugs in the United States and worldwide.

We are proud to be a force for good through our contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace.

*	As of August 31, 2019, using publicly available information for AmerisourceBergen.
**	For 12 months ending August 31, 2019, using publicly available information for AmerisourceBergen.

◼	Owned businesses
◼	Equity method investments
◼	Branded products & franchises*

*	Countries where the Company’s products are available for purchase or there are Company franchises (other than those countries where there are owned businesses, equity method investments or joint ventures)

Our retail and business brands

We operate Walgreens and Duane Reade stores in the United States, Boots stores in Europe and Asia, and international wholesale and distribution networks under the Alliance Healthcare banner. Our global beauty brands include No7, Soap & Glory, Liz Earle, Botanics, Sleek MakeUP and YourGoodSkin. Our strategic partnerships with some of the world’s leading companies enable us to extend our healthcare solutions and convenience offering to the communities we serve. Over time, our experience, our international reach and our partnerships will help to improve global health outcomes, lower costs and drive innovation.

We have several strengths that help enable the creation of stockholder value.

Supply Chain and Procurement. Significant pharmaceutical supply chain and procurement expertise, offering customers innovative solutions and optimal efficiencies

Strong and Wide-Ranging Brand Portfolio. A portfolio of retail and business brands, as well as increasingly global health and beauty product brands
Diverse Profit Pools. Diversified and robust profit pools across the United States, Europe and key emerging markets
Platform for Growth. A unique platform for growth in developed and emerging markets

4       Walgreens Boots Alliance

Proxy Statement Summary

Voting Matters

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendations with respect to each proposal.

		Board Recommendation	Page Reference
1	Election of 10 Directors Named in this Proxy Statement	FOR each nominee	10
2	Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2020	FOR	45
3	Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay”)	FOR	49
4	Stockholder Proposal Requesting an Independent Board Chairman	AGAINST	81
5	Stockholder Proposal Regarding the Use of a Deferral Period for Certain Compensation of Senior Executives	AGAINST	83
6	Stockholder Proposal Regarding the Ownership Threshold for Calling Special Meetings of Stockholders	AGAINST	85

Other than the matters listed above, the Company knows of no other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the proxies intend to vote your shares in accordance with their best judgment.

Board Composition and Evaluation

Our Board is committed to ensuring that its composition is aligned with our needs and that as our business evolves over time, fresh viewpoints and perspectives are regularly considered. Each year, the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) oversees a robust, multi-step Board evaluation process, including a confidential director peer review process led by our Lead Independent Director, which we believe is an essential component of Board effectiveness. We also regularly discuss director succession and Board refreshment, both in executive sessions and as a full Board.

The Nominating and Governance Committee oversees and facilitates our nomination process and seeks to cultivate a Board with the appropriate skill sets, balance of tenure, and diversity of experiences to discharge its responsibilities effectively. Each director possesses a unique background and, in the aggregate, we believe the Board encompasses the skills and experiences deemed important to effectively oversee our business.

The following graphic summarizes our process of composing and evaluating our Board and the key skills, qualifications and experiences that the Nominating and Governance Committee currently believes should be represented on the Board, as well as the number of directors who possess each skill. Also included are statistics (as of the Record Date) that underscore our commitment to refreshment and diversity, which we believe are critical elements of a strong Board.

Composing and Evaluating our Board		A Snapshot of our 2020 Nominees
1	Review output of the Board evaluation	Tenure 9.9 Years Average Tenure	Skills, Qualifications and Experience
2	Assess how each director impacts the skills and experience represented on the Board in the context of the current and future needs of the Company
3	If deemed necessary, in conjunction with a third-party search firm, identify new director nominee(s)	Gender
4	Recommend to the Board a slate of candidates for election

2020 Proxy Statement        5

Proxy Statement Summary

Board of Directors

The Board consists of highly experienced and accomplished directors who are uniquely qualified to oversee our business. The following table provides summary information about each director nominee as of the Record Date. Each director stands for election annually. Detailed information about each director’s background, skill set and areas of experience can be found beginning on page 15 of the Proxy Statement.

Board Member Details
Name and Principal Occupation	Independent	Age	Director Since (Calendar Year)	Currently Serving on Other Public Boards	Committee Memberships
					A	C	F	N
José E. Almeida Chairman & CEO, Baxter International Inc.		57	2017	●Baxter International Inc.
Janice M. Babiak Former Managing Partner, Ernst & Young LLP		61	2012	●Bank of Montreal ●Euromoney Institutional Investor PLC
David J. Brailer Chairman, Health Evolution Partners		60	2010
William C. Foote Lead Independent Director, Walgreens Boots Alliance, Inc. Former Chairman and CEO, USG Corporation		68	1997
Ginger L. Graham Former President and CEO, Amylin Pharmaceuticals		64	2010	●Clovis Oncology, Inc. ●Genomic Health, Inc.
John A. Lederer Senior Advisor, Sycamore Partners		64	2015	●Maple Leaf Foods ●US Foods
Dominic P. Murphy Co-Head of UK Investments, CVC Capital Partners		52	2012
Stefano Pessina Executive Vice Chairman and CEO, Walgreens Boots Alliance, Inc.		78	2012
Nancy M. Schlichting Former CEO, Henry Ford Health System		65	2006	●Hill-Rom Holdings, Inc. ●Encompass Health Corporation
James A. Skinner Executive Chairman, Walgreens Boots Alliance, Inc.		75	2005	●Illinois Tool Works Inc.

Chair	Member	A Audit	C Compensation and Leadership Performance	F Finance	N Nominating and Governance

6       Walgreens Boots Alliance

Proxy Statement Summary

Corporate Governance Highlights

We are committed to corporate governance policies and practices that serve the interests of our stockholders. The following table summarizes certain highlights of our governance policies and practices:

●	Annual Election of All Directors;
●	Majority Voting for All Directors in Uncontested Elections;
●	Cumulative Voting for Election of Directors;
●	No Supermajority Voting Provisions;
●	No Stockholder Rights Plan (“Poison Pill”);
●	3%, 3-Year Proxy Access By-law;
●	Stockholder Right to Request Special Meetings at 20%;
●	Stockholder Right to Act by Written Consent;
●	Independent Lead Director Responsibilities;
●	Regular Executive Sessions of Independent Directors;
●	Annual Board and Committee Evaluation Process;
●	Strategic and Risk Oversight by Board and Committees;
●	Commitment to Sustainability at the Senior Executive and Board Levels;
●	Stock Ownership Guidelines for Executives and Directors;
●	Policies Prohibiting Hedging and Short Sales of Stock by Directors, Executives and Senior Employees;
●	Active Stockholder Engagement; and
●	Board Composition Requirement of Two-Thirds Independent.

More information about our corporate governance efforts can be found in “Governance—Our Commitment to Strong Corporate Governance” beginning on page 21 of this Proxy Statement.

Stockholder Engagement and Board Responsiveness

We value an open dialogue with our stockholders, and we believe that regular communication with our stockholders and other stakeholders is a critical part of enabling our long-term success.

During fiscal 2019, members of our management team met with many of our stockholders. In addition, in advance of the Annual Meeting, we conducted formal outreach relating to governance matters as described below:

Reached out to	Discussed wide-ranging topics including

30
of our largest stockholders
representing over

44%
of our outstanding stock*

*As of August 31, 2019, excluding shares held by affiliates of Stefano Pessina, our Executive Vice Chairman and Chief Executive Officer.

●Board oversight of strategy and risk management
●Capital allocation priorities
●Corporate governance
●Executive compensation and human capital
●Sustainability and corporate social responsibility initiatives

We have made improvements in recent years in response to stockholder feedback and our continuous focus on best practices

●	In June 2019, we first published our Board Report on Oversight of Risks Related to Opioids.
●	We revised our clawback policy to provide that we will publicly disclose enforcement against any of our executive officers, unless the Board or the Compensation and Leadership Performance Committee concludes that legal or privacy concerns would prevent such disclosure.
●	We amended the charter and renamed our Compensation and Leadership Performance Committee to reflect the Committee’s dedication to broader oversight of leadership performance, including areas of diversity and inclusion, management development and talent recruitment, retention and engagement.
●	We enhanced our disclosure regarding our Board leadership structure and our Board’s role in the oversight of risk management and strategy in this Proxy Statement.

More information about our stockholder engagement efforts can be found in “Governance—Board Responsibilities—Stockholder Engagement” beginning on page 33 of this Proxy Statement.

2020 Proxy Statement       7

Proxy Statement Summary

Corporate Social Responsibility

Spotlight: Corporate Social Responsibility and the U.S. Opioid Crisis

Our Company’s commitment to Corporate Social Responsibility (“CSR”) is embedded in our drive to operate both a sustainable and profitable enterprise for the long-term. Our most recent CSR Report describes our 12 CSR goals and our progress in achieving them. At the Board level, several Committees have oversight of CSR-related policies, programs and risks, with the Nominating and Governance Committee having broad oversight of policies and activities regarding sustainability and CSR.

The Company recognizes prescription drug abuse as a significant source of concern for its stakeholders as well as an enterprise risk that the Company actively endeavors to monitor, manage and mitigate. In fiscal 2019, the Company expanded its ongoing multi-million dollar effort in the United States to help combat prescription opioid abuse and overdose-related deaths, with the oversight and guidance of the Board. These multi-faceted efforts are described in the Board’s first Board Report on Oversight of Risk Related to Opioids.

Please read more about the Company’s efforts to combat prescription opioids abuse and our other CSR efforts in “Governance—Board Responsibilities—Sustainability and Corporate Citizenship” beginning on page 35 of this Proxy Statement.

Executive Compensation Program

We believe we have a strong pay-for-performance philosophy, which seeks to link the interests of our executives with those of our stockholders. Accordingly, we emphasize variable and performance-based compensation over fixed or guaranteed pay.

In fiscal 2019, to maintain alignment of our executive compensation program with the objectives of our other stockholders and with then-current market practices for the compensation of executives, we increased the percentage of target long-term incentive compensation made in the form of performance shares from 50% to 70% for our senior executives other than Mr. Skinner.

Substantially all CEO compensation is comprised of long-term, performance-based equity incentives.
Executive Participation
			Stefano Pessina (CEO)	James Skinner (Executive Chairman)	Other Named Executive Officers
	Metric	Objective

Cash	Individual Performance	●Competitive fixed compensation to attract and retain talent

Cash	Adjusted Operating Income	●Incentive to achieve strong Company performance
70% Performance Shares	3-year Cumulative Adjusted EPS	●Rewards long-term Company performance ●Links interests of the executives to the interests of stockholders		100% Restricted Stock Units ●Value varies with stock price ●Three year cliff vesting
30% Stock Options	Stock Price
*	Subject to individual performance modifier adjustments

8       Walgreens Boots Alliance

Proxy Statement Summary

Target Pay Mix

Stefano Pessina (CEO) and James Skinner (Executive Chairman)

All Other NEOs

*

Information in graphics based on total direct compensation (i.e., annual base salary, target annual cash incentive and target long-term incentive compensation) and excludes other elements of compensation, including perquisites.

We support our pay-for-performance philosophy by implementing commonly viewed best practices that we believe further align our executives’ interests with those of our stockholders.

We DO Have This Practice	We DO NOT Have This Practice
●Incentive award goals that are objective and tied to key Company performance metrics
●A majority of compensation delivered as at-risk compensation in the form of equity-based awards that are tied to stockholder return
●Stock ownership guidelines
●Policies prohibiting hedging/short sales of stock by directors, executives and senior employees
●Compensation recoupment “Clawback” policy
●Double-trigger change in control severance for participating Named Executive Officers (“NEOs”)
●Performance share awards have a three-year performance period to promote retention
●Market comparison of executive compensation against a relevant peer group

●Multi-year guarantees for salary increases, non-performance based bonuses, or equity compensation
●Change in control excise tax gross-ups for NEOs
●Repricing of options without stockholder approval
●Excessive perquisites
●Excessive severance and/or change in control provisions
●Payout of dividends or dividend equivalents on unearned or unvested equity
●Excessive pension or defined benefit supplemental executive retirement plan (SERP)
●A high percentage of fixed compensation

More information about our pay-for-performance philosophy can be found in “Executive Compensation” beginning on page 50 of this Proxy Statement.

2020 Proxy Statement       9

Proposal 1:
Election of Directors

What am I voting on? Stockholders are being asked to elect 10 director nominees named in this Proxy Statement for a one-year term.
What is the Board’s voting recommendation?

Vote FOR

The Board recommends a vote “FOR” each of the director nominees named in this Proxy Statement. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

What is the required vote?
With respect to the election of directors, the number of votes “FOR” a director’s election must be a majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the Annual Meeting with respect to that director’s election. Abstentions with respect to a director will have the same effect as a vote “AGAINST” him or her.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated 10 directors for election at the Annual Meeting, each to hold office until our next annual meeting of stockholders and until his or her successor is duly elected and qualified or upon his or her earlier death, resignation, or removal.

All of the nominees are currently directors. Each nominee was elected to the Board by our stockholders at our 2019 annual meeting of stockholders (the “2019 Annual Meeting”) with the support of more than 96% of votes cast. All of the nominees are expected to attend the Annual Meeting.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Consequently, we know of no reason why any of the nominees would be unable or unwilling to serve if elected. However, if any nominee is for any reason unable or unwilling to serve, the proxyholders intend to vote all proxies received by them for any substitute nominee proposed by the Board (consistent with any applicable terms of the Shareholders’ Agreement, as defined and described further in “—Director Nomination Process—Shareholders’ Agreement” below), unless the Board instead chooses to reduce its size.

We are committed to the principle that a firm foundation of board effectiveness is essential to best serve the interests of stockholders, guide the Company and oversee management. As is detailed below in “Governance—Board Effectiveness is the Foundation of Our Corporate Governance,” we believe that effectiveness is a key feature of our Board and results from having the right combination of diverse and expert individuals on the Board as well as having the right processes and structures in place to promote the efficient, engaged and dynamic execution of the Board’s duties and responsibilities.

10     Walgreens Boots Alliance

Proposal 1

Director Nomination Process

We believe decisions regarding the structure and composition of the Board are critical to ensuring a strong Board that is best suited to guide the Company. As specified in its charter, the Nominating and Governance Committee oversees our director candidate nomination process.

Consideration of Necessary Skills, Experience and Attributes

The Nominating and Governance Committee considers a wide range of factors when assessing potential director nominees. This assessment includes a review of the potential nominee’s judgment, experience, independence, understanding of our business or other related industries, and such other factors as the Nominating and Governance Committee concludes are pertinent in light of the needs of the Board. The Nominating and Governance Committee’s goal is to put forth a diverse slate of candidates with a combination of skills, experience, viewpoints, perspectives and personal qualities that will best serve the Board, the Company, and our stockholders.

Nominating and Governance Committee Assessment

With respect to the potential re-nomination of current directors, the Nominating and Governance Committee assesses their current contributions to the Board. Among other matters, the Nominating and Governance Committee considers the results of the annual evaluation of the Board and its Committees, which the Nominating and Governance Committee also oversees, when assessing potential director nominees. More detail regarding this annual evaluation process can be found in “Governance—Board Operation and Processes—Board Evaluation and Director Peer Review Process” below.

Stockholder Vote

The Nominating and Governance Committee recommends to the Board a slate of candidates for election at each annual meeting of stockholders. The Nominating and Governance Committee assesses how each potential nominee would impact the skills and experience represented on the Board as a whole in the context of the Board’s overall composition and the current and future needs of the Company and the Board. The Nominating and Governance Committee also evaluates whether a potential director nominee meets the qualifications required of all directors and any of the key qualifications and experience to be represented on the Board, as described further in “—Board Membership Criteria” below.

Board Refreshment and Committee Rotation

The Board believes that a degree of Board refreshment is important to ensure that Board composition is aligned with the changing needs of the Company and the Board, and that fresh viewpoints and perspectives are regularly considered. The Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides significant value, and therefore a significant degree of continuity year-over-year should be expected.

As part of planning for director succession, the Nominating and Governance Committee periodically engages in the consideration of potential director candidates, occasionally with the assistance of a third-party advisor or recruitment firm. Of the Board’s eight independent directors, four have joined the Board since January 1, 2012.

As set forth in the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), the Board does not have absolute limits on the length of time that a director may serve, but considers the tenure of directors as one of several factors in re-nomination decisions. The Board has established a retirement age of 75. Subject to our contractual obligations and applicable law, no individual is eligible for election to the Board after his or her 75th birthday unless the Nominating and Governance Committee makes a finding that the nomination of the individual is in the best interests of the Company notwithstanding the individual’s age, and the nomination is also approved by the Board.

2020 Proxy Statement     11

Proposal 1

While the Board believes that refreshment is an important consideration in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent. Therefore, the Board does not make determinations with regard to its membership based solely on age or tenure.

James A. Skinner, our Executive Chairman, will be older than this retirement age as of the date of the Annual Meeting. In accordance with the Corporate Governance Guidelines, the Nominating and Governance Committee considered whether Mr. Skinner should continue to serve on the Board and in the role of Executive Chairman, and determined that his re-nomination is in the best interests of the Company due to the value of maintaining continuity and stability on the Board, and the importance of preserving the existing Board leadership structure at a time when the Company is undergoing significant transformation. Based on this determination, the Nominating and Governance Committee recommended to the Board, and the Board approved (taking into account the recommendation of the Nominating and Governance Committee, among other factors), Mr. Skinner’s re-nomination for election to the Board at the Annual Meeting. The Nominating and Governance Committee intends to review this determination on an annual basis.

Stefano Pessina, our Executive Vice Chairman and Chief Executive Officer, will be older than the retirement age of 75 as of the date of the Annual Meeting. However, as described further in “—Shareholders’ Agreement” below, Mr. Pessina is the contractual designee of the SP Investors (as defined below) for nomination to the Board, and the Shareholders’ Agreement (as defined below) includes a contractual waiver of any mandatory retirement age policy applicable to his service on the Board.

The Board also reviews Committee assignments yearly to ensure that the needs of the Company are met and that fresh viewpoints and perspectives are regularly considered.

Director Resignation Policy

Our by-laws state that if a nominee for director who was in office prior to the Annual Meeting is not elected and no successor is elected at such Annual Meeting, the director must promptly tender his or her resignation from the Board. Thereafter, the Nominating and Governance Committee, excluding the director in question, will make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board, excluding the director in question, will act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision and its rationale within 90 days from the date the election results are certified.

Stockholder-Recommended Director Candidates

Nominees may be suggested by directors, members of management, stockholders or other third parties. Stockholders who would like the Nominating and Governance Committee to consider their recommendations for director nominees should submit their recommendations in writing by mail to Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary. The Nominating and Governance Committee considers stockholder-recommended candidates on the same basis as other suggested nominees.

Stockholder-Nominated Director Candidates (“Proxy Access”)

We have adopted a proxy access by-law, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 2.20 of our by-laws. See “Additional Information—Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting” below for more information.

Stockholders, including those stockholders who are not eligible to nominate director candidates under our proxy access by-law, may also nominate director candidates in accordance with the advance notice provisions described in our by-laws. See “Additional Information—Other Proposals or Director Nominations for Presentation at the 2021 Annual Meeting” below for more information.

12     Walgreens Boots Alliance

Proposal 1

Shareholders’ Agreement

On August 2, 2012, in connection with Walgreen Co.’s acquisition of 45% of Alliance Boots GmbH (“Alliance Boots”), Walgreen Co., Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and, inter alios, Stefano Pessina, our current Executive Vice Chairman and Chief Executive Officer (and together with certain of his affiliates, the “SP Investors”) entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, for so long as the SP Investors continue to meet certain common stock beneficial ownership thresholds and subject to certain other conditions, the SP Investors are entitled to designate a nominee for election to the Board. The SP Investors continue to meet these beneficial ownership thresholds, and Mr. Pessina is the current designee of the SP Investors. For more information about the Shareholders’ Agreement, see “Governance—Board Structure—Related Party Transactions—Shareholders’ Agreement” below.

Board Membership Criteria

Pursuant to its charter, the Nominating and Governance Committee is charged with establishing, and reviewing as necessary, criteria to be used by the Board for selecting directors. The Nominating and Governance Committee believes there are general qualifications that all directors must exhibit and other key qualifications and experience that should be represented on the Board as a whole, but not necessarily by each director.

Qualifications Required of All Directors

The Nominating and Governance Committee seeks to construct a Board consisting of directors with the following qualities:

Experience	Personal attributes
●High-level leadership experience in business or managerial activities and significant accomplishments;
●Expertise in key facets of corporate management;
●Breadth of knowledge about issues affecting the Company; and
●Proven ability and willingness to contribute special competencies to the Board’s activities.

●Personal integrity;
●Loyalty to the Company and concern for its success and welfare;
●Willingness to apply sound and independent business judgment;
●Awareness of a director’s vital role in good corporate governance and citizenship;
●Willingness and energy to devote the time necessary for meetings and for consultation on relevant matters; and
●Willingness to assume the fiduciary responsibility of a director and enthusiasm about the prospect of serving.

With respect to directors who are not employees of the Company (“Non-Employee Directors”), the Nominating and Governance Committee also focuses on continued independence under the listing standards of The Nasdaq Global Select Market (“Nasdaq”), transactions that may present conflicts of interest, changes in principal business activities, and overall prior contributions to the Board.

2020 Proxy Statement     13

Proposal 1

Key Skills, Qualifications and Experience to be Represented on the Board

The Board has identified key skills, qualifications and experience that are important to be represented on the Board as a whole in light of our current business strategy and expected needs. The table below summarizes the key skills, qualifications and experience of each nominee. This summary is not intended to be an exhaustive list of each nominee’s skills or contributions to the Board.

Walgreens Boots Alliance, Inc. Board of Directors Expertise Analysis Matrix

Key Competencies/Experience
Business Development and M&A
Corporate Governance
Current or Former Public Company CEO
Finance and Accounting
Global Operations
Healthcare or Regulated Industries
Human Capital
Retail or Consumer-Facing Industries
Risk Management
Technology or E-commerce

Consideration of Diversity

The Nominating and Governance Committee also assesses whether the group of nominees is comprised of individuals with a diversity of perspectives, viewpoints, backgrounds and professional experiences that would best serve the Board, the Company, and our stockholders. The Board, in accordance with our Corporate Governance Guidelines, considers diversity in broad terms, including, but not limited to, competencies, experience, geography, gender, ethnicity, race and age, with the goal of obtaining diverse perspectives, viewpoints, backgrounds and professional experiences.

2020 Director Nominees

Our by-laws provide that the number of directors shall be determined by the Board, which has currently set the number at 10. The Board reserves the right to increase or decrease its size at any time. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated each of the following 10 nominees for election at the Annual Meeting. All of the nominees, other than Messrs. Pessina and Skinner, are independent under Nasdaq listing standards. See “Governance—Board Structure—Director Independence” below for more information.

Since the 2019 Annual Meeting, Leonard D. Schaeffer advised the Company of his decision to resign from the Board effective September 30, 2019. We thank Mr. Schaeffer for his years of dedication and service to the Company and the Board.

The Board believes that each nominee has the skills, experience and personal qualities the Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a diversity of perspectives, viewpoints, backgrounds and professional experiences that best serves the Board, the Company and our stockholders.

Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

14     Walgreens Boots Alliance

Proposal 1

José E. Almeida Director since: April 2017 Age: 57 Independent

Committee Memberships:

●	Compensation and Leadership Performance
●	Nominating and Governance

Other Current Public Company Boards:

●	Baxter International Inc.

Professional Experience
Baxter International Inc., a global medical device company

●	Chairman of the Board and Chief Executive Officer (January 2016 – Present)
●	Executive Officer (October 2015 – January 2016)

The Carlyle Group, a global alternative asset manager

●	Senior Advisor (May 2015 – October 2015)

Covidien plc (formerly Tyco Healthcare), a global healthcare products company

●	Chairman (March 2012 – January 2015)
●	President and Chief Executive Officer (July 2011 – January 2015)
●	Executive roles (April 2004 – June 2011)

Key Qualifications and Experience
Mr. Almeida has substantial knowledge of the healthcare industry and considerable expertise in leading complex, highly-regulated global organizations, primarily as a result of his roles at Baxter and Covidien. As a native of Brazil, Mr. Almeida brings a diverse perspective alongside his significant international business experience. With his experience as a director of several large, publicly-traded companies, he has an extensive background in public company governance and has dealt with a wide range of issues, including risk management, talent development, executive compensation, and succession planning.

Other Directorships
Mr. Almeida served on the board of directors of State Street Corporation from October 2013 to November 2015; Analog Devices, Inc. from December 2014 to November 2015; and EMC Corporation from January 2015 to November 2015.

Janice M. Babiak Director since: April 2012 Age: 61 Independent

Committee Memberships:

●	Audit (Chair)
●	Finance

Other Current Public Company Boards:

●	Bank of Montreal
●	Euromoney Institutional Investor PLC

Professional Experience
Ernst & Young LLP

●	Former Managing Partner
●	Variety of roles in the United States and the United Kingdom (1982 – 2009)
●	Founder and Global Leader of EY’s Climate Change and Sustainability Services practice (July 2008 – December 2009)
●	Board Member and Managing Partner of Regulatory & Public Policy for the Northern Europe, Middle East and India and Africa (NEMIA) region (July 2006 – July 2008)
●	A Founder of EY’s technology security and risk services practice in 1996, building and leading cyber and IT security, data analytics, and technology risk practices in the NEMIA region

Key Qualifications and Experience
Ms. Babiak is a U.S.-qualified Certified Public Accountant (CPA), Certified Information Systems Auditor (CISA), and Certified Information Security Manager (CISM). She is a Chartered Accountant (FCA), and a member of the Institute of Chartered Accountants in England and Wales (ICAEW), of which she has served as a Council Member from 2011 until she reached the term limit in 2019.

Ms. Babiak brings to the Board her general management expertise and depth of experience in the areas of audit, accounting, and finance, through her experience as a Council Member of the ICAEW and as a managing partner at EY, including service as partner for a number of retail and healthcare-related industry clients. With her extensive accounting knowledge and experience, she is highly qualified to serve as the chair of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Finance Committee of the Board (the “Finance Committee”). Through her career experience and current CISM and CISA qualifications, she provides the Board with meaningful insight and knowledge related to information technology, cybersecurity best practices, and the relationship between information security programs and broader business goals and objectives. Her international experience, leadership in the areas of climate change and sustainability, and experience working with and serving on the audit committees of other publicly-traded companies further contribute to the perspective and judgment that she brings to service on the Board.

Other Directorships
Ms. Babiak has served on the board of directors of Bank of Montreal since October 2012 and on the board of directors of Euromoney Institutional Investor PLC, an international business-information group listed on the London Stock Exchange, since December 2017. Previously, she served as a non-executive director of Royal Mail Holdings plc from March 2013 to April 2014 as it transitioned from government ownership to a FTSE 100-listed company; Experian plc from April 2014 to January 2016; and Logica plc from January 2010 until its sale in August 2012.

2020 Proxy Statement     15

Proposal 1

David J. Brailer, MD, PhD Director since: October 2010 Age: 60 Independent

Committee Memberships:

●	Audit
●	Finance (Chair)

Professional Experience
Health Evolution Partners, a private equity firm focused on the healthcare industry

●	Chairman (2006 – Present)

Department of Health and Human Services of the U.S. federal government

●	National Coordinator for Health Information Technology (May 2004 – April 2006)

Health Technology Center

●	Senior Fellow (2002 – 2004)

CareScience, Inc., a provider of care management services and Internet-based healthcare solutions

●	Chairman and Chief Executive Officer (1992 – 2002)

The Wharton School of Business at the University of Pennsylvania

●	Former Adjunct Assistant Professor of Health Care Systems

Key Qualifications and Experience
With his experience as Chairman and Chief Executive Officer of CareScience, Inc. for more than ten years and his subsequent experience with the U.S. federal government, where he was commonly referred to as the “health information technology czar,” Dr. Brailer provides the Board with strong technology experience coupled with business leadership and expertise. In addition, he brings to the Board insight and knowledge of investment and market conditions in the healthcare industry.

Other Directorships
Dr. Brailer has served on the boards of directors of a number of privately-held companies in the healthcare industry.

William C. Foote Director since: January 1997 Age: 68 Lead Independent Director

Committee Memberships:

●	Compensation and Leadership Performance
●	Nominating and Governance (Chair)

Professional Experience
Independent Business Advisor

Walgreens Boots Alliance, Inc.

●	Lead Independent Director (January 2015 – Present)

USG Corporation, a manufacturer and distributor of building materials

●	Chairman of the Board (April 1996 – December 2011)
●	Chief Executive Officer (January 1996 – December 2010)
●	President (September 1999 – January 2006)

Williams College

●	Trustee

Northwestern Memorial HealthCare

●	Life Trustee

The Federal Reserve Bank of Chicago

●	Former Chairman of the Board

Key Qualifications and Experience
With many roles as a corporate director over the years and his experience as Chairman and Chief Executive Officer of USG Corporation, Mr. Foote provides the Board with strong business leadership, expertise in strategy formulation, financial acumen, management development and succession planning and substantial experience with respect to corporate governance matters. These roles, in addition to his service as Chairman of The Federal Reserve Bank of Chicago, enable him to provide valuable insights and perspectives with regard to business and market conditions. In addition, he brings strength in the area of corporate governance to his role as chair of the Nominating and Governance Committee.

16      Walgreens Boots Alliance

Proposal 1

Ginger L. Graham Director since: April 2010 Age: 64 Independent

Committee Memberships:

●	Audit
●	Nominating and Governance

Other Current Public Company Boards:

●	Clovis Oncology, Inc.
●	Genomic Health, Inc.

Professional Experience
Two Trees Consulting, Inc., a healthcare and executive leadership consulting firm

●	President and Chief Executive Officer (November 2007 – December 2016)

Harvard Business School

●	Senior Lecturer (October 2009 – June 2012)

Amylin Pharmaceuticals, a biopharmaceutical company

●	Director (1995 – 2009)
●	Chief Executive Officer (September 2003 – March 2007)
●	President (September 2003 – June 2006)

Guidant Corporation, a cardiovascular medical device manufacturer

●	Various positions including Group Chairman, Office of the President, President of the Vascular Intervention Group, and Vice President (1994 – 2003)

Key Qualifications and Experience
Ms. Graham brings to the Board her extensive experience in senior management and leadership roles in the healthcare industry, including experience leading companies in drug, device, and product development and commercialization. The Board values her insight and experience, including her service on the faculty of Harvard Business School where she taught classes in entrepreneurship. She also brings to her service on the Board valuable experience as a director of publicly- and privately-held life sciences companies and as a consultant to healthcare companies regarding strategy, leadership, team building, and capability building.

Other Directorships
Ms. Graham has served on the board of directors of Genomic Health, Inc. since 2008 and the board of directors of Clovis Oncology, Inc. since 2013 (and has served as its chair since 2019).

John A. Lederer Director since: April 2015 Age: 64 Independent

Committee Memberships:

●	Compensation and Leadership Performance
●	Finance

Other Current Public Company Boards:

●	Maple Leaf Foods
●	US Foods

Professional Experience
Sycamore Partners, a private equity firm

●	Senior Advisor (September 2017 – Present)
●	Executive Chairman of privately-held Staples, Inc. (and its newly formed and independent U.S. and Canadian retail businesses following acquisition by Sycamore Partners in 2017), a leading provider of office products and services to business customers (September 2017 – Present)

US Foods, a leading food service distributor in the United States

●	President and Chief Executive Officer (2010 – 2015)

Duane Reade, a New York-based pharmacy retailer (acquired by Walgreens in 2010)

●	Chairman of the Board and Chief Executive Officer (2008 – 2010)

Loblaw Companies Limited, Canada’s largest grocery retailer and wholesale food distributor

●	President (2000 – 2006)
●	Spent 30 years in various positions including a number of leadership roles

Key Qualifications and Experience
Mr. Lederer brings to the Board significant management and business experience in the retail and healthcare industries as a result of his experience as Chief Executive Officer of a retail pharmacy. The Board values his understanding of the business operations of and issues facing large retail companies, including in the areas of marketing, merchandising, and supply chain logistics. Mr. Lederer also has extensive experience with respect to mergers & acquisitions and other corporate development activities. His prior and current service as a director of several public companies also provides him with insight into public company operations, including with respect to talent development, executive compensation, and succession planning.

Other Directorships
Mr. Lederer has served on the board of directors of US Foods since 2010 and on the board of directors of Maple Leaf Foods, a company listed on the Toronto Stock Exchange, since 2016. He served on the board of directors of Restaurant Brands International from 2014 until 2016 and as a director of Tim Hortons Inc. from 2007 until 2014, when it was acquired by Restaurant Brands International.

2020 Proxy Statement     17

Proposal 1

Dominic P. Murphy Director since: August 2012 Age: 52 Independent

Committee Memberships:

●	Finance
●	Nominating and Governance

Professional Experience
CVC Capital Partners, a private investment firm

●	Co-Head of UK Investments (2019 – Present)

8C Capital LLP, a private investment firm

●	Founder and Chief Executive Officer (2017 – 2019)

KKR

●	Partner, responsible for the development of the firm’s activities in the United Kingdom and Ireland, served as the head of its healthcare industry team in Europe and served as a member of the firm’s European investment and portfolio management committees (2005 – 2017)

Cinven, a European-based private equity firm

●	Partner (1996 – 2004)

3i Group plc, an international investment management firm

●	Investment Manager (1994 – 1996)

Key Qualifications and Experience
Mr. Murphy brings to the Board his considerable international business experience gained through his prior role in KKR-related private equity investments. The Board values his insights and experience, including his substantial mergers & acquisitions, corporate finance, and retail and healthcare industry experience, as well as his in-depth familiarity with many of the markets in which we operate. He also brings valuable insights gained from his experience serving as a director of publicly- and privately-held healthcare companies.

Other Directorships
Mr. Murphy serves on the board of directors of The Hut Group Limited, a privately-held company. From 2007 until 2015, he served on the board of directors of Alliance Boots and certain of its affiliates.

Stefano Pessina Director since: August 2012 Age: 78 Executive Vice Chairman

Professional Experience
Walgreens Boots Alliance, Inc.

●	Chief Executive Officer (July 2015 – Present)
●	Executive Vice Chairman (January 2015 – Present)
●	Acting Chief Executive Officer (January 2015 – July 2015)

Alliance Boots

●	Executive Chairman (July 2007 – December 2014)
●	Former Executive Deputy Chairman

Alliance UniChem

●	Executive Deputy Chairman prior to the merger of Alliance UniChem and Boots Group
●	Chief Executive Officer (2001 – December 2004)

Key Qualifications and Experience
As our Chief Executive Officer, Mr. Pessina leads our senior management team and brings to the Board an in-depth knowledge of the Company, including through his prior service as Executive Chairman of Alliance Boots, as well as the retail and healthcare industries. His substantial international business experience and business acumen provide the Board with valued strategic, financial, and operational insights and perspectives. The Board also values his significant mergers & acquisitions experience as well as his experience serving on the boards of directors of numerous publicly- and privately-held healthcare and retail companies. He brings valued perspective and judgment to the Board’s discussions regarding our competitive landscape and strategic opportunities and challenges.

Other Directorships
Mr. Pessina serves on the board of directors of a number of privately-held companies. He served on the board of directors of Galenica AG, a publicly-traded Swiss healthcare group, from 2000 to 2017.

18     Walgreens Boots Alliance

Proposal 1

Nancy M. Schlichting Director since: October 2006 Age: 65 Independent

Committee Memberships:

●	Audit
●	Compensation and Leadership Performance (Chair)

Other Current Public Company Boards:

●	Hill-Rom Holdings, Inc.
●	Encompass Health Corporation

Professional Experience
Henry Ford Health System, a leading hospital network and healthcare and medical services provider

●	Chief Executive Officer (June 2003 – December 2016)
●	Executive Vice President (June 1999 – June 2003)
●	President and Chief Executive Officer of Henry Ford Hospital (August 2001 – June 2003)

Key Qualifications and Experience
As a result of her leadership of hospitals and health systems, Ms. Schlichting brings to her service on the Board a deep knowledge and understanding of the healthcare industry. The Board highly values her experience and insights gained at Henry Ford Health System, where she was responsible for the strategic and operational performance of a leading integrated health system, including an academic medical center, community hospitals, a health plan, a multi-specialty medical group, and an ambulatory and health retail network.

Other Directorships
Ms. Schlichting has served on the board of directors of Hill-Rom Holdings, Inc. since March 2017 and on the board of directors of Encompass Health Corporation (formerly, HealthSouth Corporation) since December 2017. She also serves on the board of directors of The Kresge Foundation and several other non-profit organizations.

James A. Skinner Director since: July 2005 Age: 75 Executive Chairman

Other Current Public Company Boards:

●	Illinois Tool Works Inc.

Professional Experience
Walgreens Boots Alliance, Inc.

●	Executive Chairman of the Board (January 2015 – Present)
●	Non-Executive Chairman (July 2012 – January 2015)

McDonald’s Corporation

●	Vice Chairman (January 2003 – June 2012)
●	Chief Executive Officer (November 2004 – June 2012)
●	Director (2004 – 2012)

Key Qualifications and Experience
Mr. Skinner’s prior experience serving in a range of management positions, including as the Chief Executive Officer for more than seven years of McDonald’s Corporation, one of the largest global companies, provides him with great breadth and depth of understanding of the strategic, operational, financial and human capital issues facing companies. It also gives him valuable insights and perspectives with respect to our retail and consumer-facing operations. His extensive public company directorship experience provides him with valuable perspective on corporate responsibility and governance matters and enables him to draw on various viewpoints in his service on the Board.

Other Directorships
Mr. Skinner has served on the board of directors of Illinois Tool Works Inc. since 2005 (and currently serves as their lead director), and he also serves as a trustee of the Ronald McDonald House Charities, a non-profit organization. He served on the board of directors of HP Inc. (f/k/a Hewlett-Packard Company) from 2013 to 2015.

2020 Proxy Statement     19

Governance

Board Effectiveness is the Foundation of Our Corporate Governance

We are committed to the principle that a firm foundation of board effectiveness is essential to best serve the interests of stockholders, guide the Company and oversee management. Board effectiveness results from having the right combination of diverse and expert individuals on the Board as well as having the right processes and structures in place to promote the efficient, engaged and dynamic execution of the Board’s duties and responsibilities.

Key Skills and Attributes
●Identifies desirable skills, attributes and qualifications in light of the Company’s current strategy, anticipated market conditions and industry challenges and opportunities
●Ensures that the Board is comprised each year of the mix of directors best able to serve the evolving needs of the Company and that fresh viewpoints and perspectives are regularly considered
Director Evaluations
●Assesses the effectiveness of each director, the Board as a whole and the Board Committees
●Identifies opportunities to enhance individual and group performance, such as through director training or Board operational changes
●Allows Board to ensure that Board has the best mix and fit on an ongoing basis
Succession Planning
●Identifies directors approaching retirement age or who otherwise are expected to resign from the Board
●Allows Board to plan for replacement of such departing director’s skill set and Committee leadership and membership
Director Orientation and Continuing Education
●Informs directors about the Company’s business and significant operational, financial accounting and risk management matters
●Allows Directors to stay current on industry and company trends
Retirement Policy
●Supports Board refreshment
●Provides flexibility to allow Nominating and Governance Committee and Board to nominate candidates above retirement age if in best interests of the Company
Director Nominee Identification
●Identifies potential nominees possessing the skills and attributes that can best serve the Company in combination with the other nominees
●Includes assessment of current directors for re-nomination

BOARD EFFECTIVENESS

Leadership Structure
●Lead Independent Director focused on the long-term objectives of all stakeholders of the Company
●Executive Chairman focused on leadership of the Board
●CEO and Vice Chairman focused on leading our business and operations
Allocation of Oversight Responsibility
●Board and its Committees provide oversight and guidance to management regarding our strategy, operating plans, and overall performance
●At least one multi-day meeting between the Board and management each year to focus on our long-term business strategic planning
Committee Assignments and Rotation ●Committee assignments reviewed at least annually and more frequently as needed	Stockholder Engagement
●As part of our formal engagement program, we reached out to 30 of our largest stockholders
●Discussed a wide range of topics and took specific actions in response to stockholder feedback
Board Compensation
●A substantial portion of each Non-Employee Director’s annual compensation is in the form of equity to help align his or her compensation with the interests of our stockholders
●Directors are required to meet established stock ownership guidelines

20     Walgreens Boots Alliance

Governance

Our Commitment to Strong Corporate Governance

The Board believes that a commitment to strong corporate governance standards is an essential element of enhancing long-term stockholder value in a sustainable manner. The Board believes that its commitment to good governance is demonstrated in part by the following practices:

●Annual Election of All Directors;
●Majority Voting for All Directors in Uncontested Elections;
●Cumulative Voting for Election of Directors;
●No Supermajority Voting Provisions;
●No Poison Pill;
●3%, 3-Year Proxy Access By-law;
●Stockholder Right to Request Special Meetings at 20%;
●Stockholder Right to Act by Written Consent;
●Independent Lead Director Responsibilities;
●Regular Executive Sessions of Independent Directors;

●Annual Board and Committee Evaluation Process;
●Strategic and Risk Oversight by Board and Committees;
●Commitment to Sustainability at the Senior Executive and Board Levels;
●Stock Ownership Guidelines for Executives and Directors;
●Policies Prohibiting Hedging and Short Sales of Stock by Directors, Executives and Senior Employees;
●Active Stockholder Engagement; and
●Board Composition Requirement of Two-Thirds Independent.

The Board has adopted Corporate Governance Guidelines (available on our website at https://investor.walgreensbootsalliance.com/corporate-governance.cfm) that are intended to provide guidance as a component of the flexible framework within which the Board, assisted by its Committees, oversees and directs the affairs of the Company. The Corporate Governance Guidelines establish policies and practices with respect to numerous areas of Board operations and responsibilities, including in the areas of Board structure and leadership and director independence. The Board periodically reviews the Corporate Governance Guidelines and updates them in response to changing regulatory requirements and evolving best practices. A copy of the Corporate Governance Guidelines can be found at https://investor.walgreensbootsalliance.com/corporate-governance.cfm.

Board Structure

Board Leadership Structure

As stated in the Corporate Governance Guidelines, decisions regarding the Board’s leadership structure and the selection of the persons who should be in leadership positions are of critical importance to the functioning of the Board and the Company. The Board believes these decisions must be based on the application of business judgment and consideration of the relevant circumstances at the time, and that the Board should not be constrained by a policy mandate when making these decisions. The Board selects a Chairman from among its members, upon the recommendation of the Nominating and Governance Committee, each year following the annual election of Board members. Our by-laws provide that the Chairman of the Board may, but need not, be the Chief Executive Officer, and we have had a separate Chairman and Chief Executive Officer since 2009. The Corporate Governance Guidelines also state that if the Chairman of the Board is the Chief Executive Officer or another director who does not qualify as independent, then the independent directors will select a Lead Independent Director to help ensure robust independent leadership on the Board.

Our current Board leadership structure was adopted in connection with the strategic combination of Walgreen Co. and Alliance Boots to form Walgreens Boots Alliance and is designed to meet the unique business needs of the Company and to build on the strengths of our Board. Our Board leadership structure blends the unique heritage of the Company, which has deep corporate roots tied to both U.S. and UK-based governance principles. Our Board is comprised of a majority of independent directors, including a Lead Independent Director, as well as an Executive Chairman and Executive Vice Chairman (who also serves as our Chief Executive Officer) who are not independent. The appointment of an executive chairman who is not the chief executive officer is an accepted practice in the United Kingdom, with the election of a lead independent director being critical to help ensure robust independent leadership on the Board.

2020 Proxy Statement     21

Governance

Our Current Board Leadership Structure:

Executive Chairman of the Board	Executive Vice Chairman and Chief Executive Officer	Lead Independent Director
James A. Skinner	Stefano Pessina	William C. Foote
Prior to his appointment as Executive Chairman in 2015, Mr. Skinner served as an independent director of the Company (including our predecessor, Walgreen Co.) since 2005. His vast U.S. public company governance experience and familiarity with the Company made him – and continues to make him – the ideal choice for Executive Chairman, a position whose role is key to managing the business of the Board and providing robust leadership, direction and strategic vision for the Company.	As Chief Executive Officer, Mr. Pessina manages the business of the Company and executes the strategy developed with the Board.	Following Mr. Skinner’s January 2015 executive appointment, the then-serving independent directors elected William C. Foote to serve as Lead Independent Director. In each succeeding year, including fiscal 2019, Mr. Foote was re-elected to the position of Lead Independent Director by the independent directors in recognition of his skills in overseeing the Company’s strong governance policies and practices and his overall leadership abilities.

We have separated the Chairman and CEO roles since 2009, and our current structure has been in place since 2015. The Board believes that our Board leadership structure is optimal at this time because it allows Mr. Pessina to focus on leading our business and operations. At the same time, Mr. Skinner can focus on leadership of the Board, including calling and presiding over its meetings and preparing meeting agendas in collaboration with Messrs. Pessina and Foote, while working collaboratively with senior management.

We have a Lead Independent Director since 2015. Mr. Foote leads executive sessions of the independent directors, provides leadership for independent oversight of executive management, serves as a liaison and supplemental channel of communication between independent directors and Messrs. Skinner and Pessina, and serves as a sounding board and advisor to Messrs. Skinner and Pessina. As Lead Independent Director, Mr. Foote’s responsibilities include:

●	Presiding at all meetings of the independent directors and all meetings of the Board at which the Chairman of the Board is not present;
●	Encouraging and facilitating the active participation of all directors;
●	Serving as a communication facilitator between the Chief Executive Officer and other members of senior management, on the one hand, and the independent and non-management directors, on the other hand (without inhibiting direct communication between senior management and other directors), and between individual directors and the Board, including by:
●	providing the Chief Executive Officer and other members of senior management with feedback as determined in executive sessions;
●	being available to discuss with independent and non-management directors any concerns they may have and, as appropriate, relaying those concerns to the full Board and/or the Chief Executive Officer or other members of senior management; and
●	being a sounding board and advisor to the Chief Executive Officer and/or other members of senior management regarding his concerns and those of the independent directors;
●	Approving, in consultation with the Chairman of the Board and other members of senior management to the extent practicable, the information to be provided to the Board in preparation for and at Board meetings, and consulting with directors as to their information needs;
●	Approving Board meeting agendas after conferring with the Chairman of the Board, as appropriate, including adding agenda items in his discretion;
●	Approving Board meeting schedules to help ensure that there is sufficient time for discussion of all agenda items;
●	Calling meetings of the independent directors in his sole discretion, as and when required;
●	Leading the Board’s annual evaluation of the Chairman of the Board and Chief Executive Officer;
●	Making himself available to advise the Committee chairs in fulfilling their designated roles and responsibilities to the Board;
●	Upon the reasonable request of a major stockholder, making himself available for consultation and direct communication with such stockholder where appropriate; and
●	Performing such other functions as the Board or other directors may request.

22     Walgreens Boots Alliance

Governance

Why our Board Leadership Structure is Effective:

Executive Chairman	Executive Vice Chairman and Chief Executive Officer	Lead Independent Director
Role
Organizes and directs the work of the Board, providing robust leadership, direction and strategic vision for the Company	Leads our business and operations; Executes the strategy developed with the Board and manages the operations of the Company	Ensures strong leadership and independent oversight of executive management
Key Responsibilities and Duties
●Chairing Board meetings
●Chairing annual and special stockholder meetings
●Setting agendas for Board meetings, subject to approval by Lead Independent Director
●Guiding discussions at Board meetings
●Fostering open and collegial discussion among all Board members
●Ensuring that the Board receives accurate, timely, relevant and clear information
●Working closely with the Chief Executive Officer to provide strategic operational and governance advice
●Acting as a source of institutional knowledge

●Providing significant input to the Board into the development of Company strategy
●Setting and leading the execution of the Company’s strategy
●Managing the day-to-day business and operations of the Company and serving as a nexus between management and the Board
●Managing the Company’s senior leadership
●Representing the face of the Company to stakeholders
●Providing regular updates and information to the Board on all key issues and business developments and status of operations

●Presiding at all meetings of the independent directors
●Presiding at all meetings of the Board at which the Chairman of the Board is not present
●Encouraging and facilitating active participation of all directors
●Serving as a communication facilitator between the Chief Executive Officer and other members of senior management, on the one hand, and the independent and non-management directors, on the other hand (without inhibiting direct communication between senior management and other directors)
●Serving as Chair of the Nominating and Governance Committee

Why our Leaders are Ideally Suited for their Roles:

James A. Skinner Executive Chairman	Stefano Pessina Executive Vice Chairman and Chief Executive Officer	William C. Foote Lead Independent Director
●Institutional knowledge of Walgreens and deep understanding of the Company’s business
●Proven ability to successfully lead the Board through periods of significant change
●Substantial experience with respect to corporate governance matters
●Significant experience leading a global public company based in the United States
●Extensive operational leadership in large, complex organizations

●Substantial international business experience and business acumen and valued strategic, financial and operational insights
●Institutional knowledge of Alliance Boots and deep understanding of the Company’s business and its European heritage
●Extensive operational leadership in healthcare and pharmacy
●Proven success in leading a multinational healthcare business

●Independence and gravitas enabling strong oversight of executive leadership
●Institutional knowledge of Walgreens and deep understanding of the Company’s business
●Strong working relationship with fellow directors
●Substantial experience with respect to corporate governance matters

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Governance

Director Independence

Under the Corporate Governance Guidelines, the Board must consist of at least two-thirds of independent directors. In making independence determinations, the Board will consider all relevant facts and circumstances and observe all applicable requirements, including the relevant listing standards established by Nasdaq.

To be considered “independent” for these purposes, (a) the director must meet the bright-line independence standards under Nasdaq listing standards, and (b) the Board must affirmatively determine that the director otherwise has no material relationship with the Company, either as a director, officer, employee, stockholder or partner of an organization that has a relationship with the Company. In each case, the Board shall broadly consider all relevant facts and circumstances.

To aid in the director independence assessment process, the Board has adopted categorical standards that identify categories of relationships that the Board has determined would not affect a director’s independence. These categorical standards, which are part of the Corporate Governance Guidelines, stipulate that the following will not be considered material relationships that would impair a director’s independence:

Immaterial Sales/Purchases

At the time of the independence determination, the director is an executive officer or employee, or an immediate family member of such director is an executive officer, of another organization that does business with us and the sales by that organization to us, or purchases by that organization from us, in any single fiscal year during the evaluation period, are less than the greater of (i) $200,000 or (ii) 3% of the annual revenues of that organization. For the avoidance of doubt, payments arising solely from investments in our securities are not included in received payments for this purpose.

Immaterial Indebtedness

At the time of the independence determination, the director is an executive officer or employee, or an immediate family member of such director is an executive officer, of another organization that is indebted to us, or to which we are indebted, and the total amount of either entity’s indebtedness to the other at the end of the last completed fiscal year is less than 5% of the other entity’s total consolidated assets.

Immaterial Position

At the time of the independence determination, the director serves as a director or trustee, but not an executive officer, or an immediate family member of such director is a director, trustee or employee (but not an executive officer) of any other organization (other than our independent auditors) that does business with, or receives donations from, us.

Immaterial Charitable Donations

At the time of the independence determination, the director serves as an executive officer of a charitable organization, and our discretionary charitable contributions to the organization are less than the greater of (i) $200,000 or (ii) 3% of that organization’s annual consolidated gross revenues during its last completed fiscal year. Our automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose.

The Board, through the Nominating and Governance Committee, annually reviews all relevant relationships of each director to determine whether such director meets the categorical standards described above. Where an organization does not publish its financial information, the Board will make a good faith determination of whether the amounts exceed any of the thresholds set forth above. The Board may determine that a director who has a relationship that exceeds the limits described in the categorical standards (to the extent that any such relationship would not constitute a bar to independence under Nasdaq listing standards) is nonetheless independent.

Independence Determination

As a result of its annual review, the Board has affirmatively determined that the following director nominees are independent: José E. Almeida, Janice M. Babiak, David J. Brailer, William C. Foote, Ginger L. Graham, John A. Lederer, Dominic P. Murphy, and Nancy M. Schlichting, along with Leonard D. Schaeffer, who served as a director during fiscal 2019.

James A. Skinner, the Executive Chairman of the Board, has served in an executive capacity since January 2015 and therefore is not an independent director. Stefano Pessina, the Executive Vice Chairman of the Board and our Chief Executive Officer, is also not an independent director.

The Board has determined that each member of the Audit Committee, the Compensation and Leadership Performance Committee, and the Nominating and Governance Committee is independent as defined in our independence standards, the applicable rules of the Securities and Exchange Commission (the “SEC”), and Nasdaq listing standards. All members of the Finance Committee of the Board are also independent.

24     Walgreens Boots Alliance

Governance

The following information summarizes the relationships that were considered in connection with the independence determinations:

●	with respect to Mr. Almeida, the Board examined the Company’s relationship with Baxter International Inc., of which Mr. Almeida is the Chairman and Chief Executive Officer;
●

with respect to Ms. Babiak, the Board examined the Company’s relationship with the Institute of Chartered Accountants in England and Wales, of which Ms. Babiak was a Council Member until June 2019 when she termed out;

●	with respect to Mr. Brailer, the Board examined the Company’s relationship with Health Evolution Partners, of which Dr. Brailer is the Chairman; and
●	with respect to Mr. Lederer, the Board examined the Company’s relationship with Staples, Inc., of which Mr. Lederer is the Executive Chairman.

The Board determined that these relationships were not material and did not impact the applicable director’s independence since: (i) the amounts involved did not exceed the categorical standards adopted by the Board; and (ii) the payments made and received were for various products and services in the ordinary course of business.

In determining Mr. Murphy’s independence, the Board considered that: (i) Mr. Murphy previously served as a Partner at KKR, which was a significant investor in Alliance Boots and was a party to Walgreen Co.’s acquisition of Alliance Boots; (ii) on August 1, 2016, KKR and its affiliates no longer met the beneficial ownership thresholds under the Shareholders’ Agreement entitling them to designate a nominee for election to the Board, and consequently this right terminated, and on November 1, 2016, KKR sold the remaining shares of our common stock that it acquired as part of the Alliance Boots transactions; and (iii) on June 30, 2017, Mr. Murphy resigned as a Partner of KKR and no longer has any right to control or direct the affairs of KKR, including with respect to its investment decisions and management of its portfolio companies, and the Board has determined that there are no continuing relationships that would interfere with Mr. Murphy’s exercise of independent judgment as an independent director under Nasdaq listing standards.

Related Party Transactions

The Board has adopted a written policy for the review of certain related party transactions, including those that are required to be disclosed in this Proxy Statement. For purposes of this policy, a “related party transaction” includes, subject to certain exceptions, a transaction (or series of transactions) in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will exceed, or may be reasonably expected to exceed, $120,000 in any fiscal year, and (iii) any related person has or will have a direct or indirect material interest. The policy defines a “related person” to include: any of our directors, director nominees or executive officers; a holder of more than 5% of our common stock; and immediate family members of any of the foregoing.

Pursuant to this policy, all such related party transactions must be reviewed and approved or ratified by the Nominating and Governance Committee. In the event that a member of the Nominating and Governance Committee has an interest in a related party transaction, the transaction must be approved or ratified by the disinterested members of the Nominating and Governance Committee. In deciding whether to approve or ratify a related party transaction, the Nominating and Governance Committee considers, among other factors:

●	The purpose of, and the potential benefits to the Company of, the transaction;
●	The extent of the related party’s interest in the transaction;
●	Whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
●	Whether the transaction would impair the independence of a Non-Employee Director; and
●

Whether the transaction would present an improper conflict of interest for any of our directors, director nominees or executive officers, taking into account the size of the transaction, the overall financial position of the applicable related person, the direct or indirect nature of the applicable related person’s interest in the transaction and the ongoing nature of any proposed relationship.

Shareholders’ Agreement

Pursuant to the Shareholders’ Agreement, for so long as the SP Investors meet certain common stock beneficial ownership thresholds, and subject to certain other conditions, the SP Investors are entitled to designate a nominee for election to the Board. Mr. Pessina is the current designee of the SP Investors.

The Shareholders’ Agreement also includes, among other things, registration rights, standstill provisions and restrictions on the SP Investors’ ability to dispose of shares of our common stock or to acquire additional shares of our common stock.

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Governance

Transactions with Alliance Healthcare Italia S.p.A. and its Affiliates

From time to time, we or our subsidiaries have entered into, or may be deemed to have entered into by virtue of our acquisition of Alliance Boots, certain equity-related transactions and agreements with affiliates of Stefano Pessina, our Executive Vice Chairman and Chief Executive Officer, a director of the Company, and an indirect holder of more than 5% of our common stock. Alliance Healthcare Italia SpA (“AHI”) is an entity indirectly controlled by Mr. Pessina (via Alliance Santé Participations S.A. (“ASP”)), in which the Company has an indirect 9% interest (held via Alliance Boots Holdings Limited (“AB Holdings”)). ASP and AB Holdings are the two shareholders of Sprint Lux Holdco 3 S.à.r.l. (“Sprint Lux”), the entity that directly owns AHI, and in such capacity ASP and AB Holdings are parties to a shareholders’ agreement. The shareholders’ agreement has a fifty-year term, ending in 2068, and provides, among other things, that AB Holdings will not compete, and will cause its affiliates (including the Company) not to compete, with AHI in Italy, the Vatican City State and the Republic of San Marino for the duration of, and for the 24 months following termination of, the shareholders’ agreement. For the same duration, ASP will cause Sprint Lux and its subsidiaries, including AHI, to not compete with AB Holdings or any of its affiliates (including the Company) in any territory in which they are active in the health and beauty retail market or the pharmaceutical wholesale market as of the date of the shareholders' agreement. If ASP proposes to sell all, but not less than all, of its shares of Sprint Lux or a substantial amount of the assets of Sprint Lux or its subsidiaries, including AHI, to a third party, ASP must first permit AB Holdings to make an offer for such shares or assets. If ASP does not accept AB Holdings' offer, ASP may sell the shares or assets to a third party, but only on terms no less favorable to ASP than those offered by AB Holdings. AB Holdings is entitled to sell its shares of Sprint Lux on the same terms as any sale of the shares of Sprint Lux by ASP (a so-called tag-along right). In addition, after complying with the right of first offer provision described above, ASP is entitled to cause AB Holdings to sell all, but not less than all, of its shares of Sprint Lux on the same terms as any sale of the shares of Sprint Lux by ASP (a so-called drag-along right). The shareholders agreement also provides that any transaction between Sprint Lux or any of its subsidiaries, including AHI, on the one hand, and either ASP (or any of its affiliates, including Mr. Pessina) or AB Holdings (or any of its affiliates, including the Company), on the other hand, shall be on arms-length terms.

On January 1, 2015, WBAD Holdings Limited (“WBAD Holdings”), our wholly-owned subsidiary, transferred 320 common shares of Walgreens Boots Alliance Development GmbH (“WBAD”), our global sourcing enterprise, to a subsidiary of AHI, Alliance Healthcare Italia Distribuzione S.p.A. (“AHID”), in exchange for 32,000 Swiss francs. WBAD Holdings retained the remainder of the equity interests in WBAD, which consist of 6,000 preferred shares. In August 2018, all of the preferred shares of WBAD were transferred to our wholly-owned subsidiary, WBAD Holdings 2 Limited (“WBAD Holdings 2”). As the holder of common shares, AHID is only entitled to its pro rata share (approximately 5%) of any dividends paid by WBAD in excess of $3 billion per annum. Upon the liquidation of WBAD, AHID is entitled to receive its pro rata share (approximately 5%) of 10% of the net proceeds of such liquidation (or approximately 0.5%). Under certain circumstances, AHID has the right to put, and WBAD Holdings 2 has the right to call, the common shares of WBAD held by AHID for a purchase price of $100,000.

Certain of our executive officers or other employees may provide services to AHI and its affiliates and AHI and its affiliates may provide services to us and our subsidiaries. Furthermore, we and our subsidiaries may sell products to AHI and its affiliates, and AHI and its affiliates may sell products to us and our subsidiaries. These services and products are procured pursuant to written agreements between the relevant parties.

Pursuant to license agreements entered into between affiliates of Alliance Boots and AHI prior to the 100% acquisition of Alliance Boots by Walgreen Co. in December 2014, AHI was granted the exclusive right to use certain Boots-related trademarks and other intellectual property in the promotion, advertisement and sale of certain products in Italy, the Vatican City State and the Republic of San Marino for a period of 99 years, in accordance with the terms of such license agreements and a store operations agreement entered into in fiscal 2018. These agreements provide that the parties will review the royalty rates for such licenses every five years, with the first such review in December 2019.

In 2018, following partial de-regulation of the Italian pharmacy market, the management services agreement pursuant to which services are provided to AHI by certain of our subsidiaries was amended to allow, among other things, additional retail advisory and related services to be provided to AHI to facilitate AHI’s intention to conduct a trial of Boots-branded stores in Italy and to assist with the possible roll out of further Boots branded stores (subject to the success of the pilot stores). Further, a distribution agreement was entered into between a subsidiary of the Company and AHI, which replaced previous distribution agreements between the parties and which allows AHI to purchase products for sale in Boots branded stores in Italy.

In fiscal 2019, pursuant to the agreements described above, the Company and its subsidiaries provided products and services valued at $3.5 million to AHI and its affiliates, of which payment of $1.5 million remained due at the end of fiscal 2019, which amount was subsequently paid.

26     Walgreens Boots Alliance

Governance

In fiscal 2019, AHI and its affiliates provided services and products valued at $7.4 million to subsidiaries of the Company, of which payment of $1.0 million remained due at the end of fiscal 2019, which amount was subsequently paid in part.

Other Relationships and Transactions

Mr. Pessina and Ms. Barra are partners and share a private residence. As noted in “Executive Compensation—Compensation Discussion and Analysis” below, Ms. Barra reports to James A. Skinner, the Executive Chairman of the Board, and Mr. Skinner is the only member of management who makes recommendations concerning Ms. Barra’s compensation to the Compensation and Leadership Performance Committee. For a description of Ms. Barra’s fiscal 2019 compensation and benefits, see “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Executive Compensation Tables and Supporting Information” below.

Mr. Pessina has two children employed by the Company in non-executive officer capacities. Jacopo Pessina serves as Director, M&A and Healthcare Innovation—International and Elena Pessina serves as Head of International Coordination, Agency Operations. Each received total compensation in fiscal 2019 of more than $120,000, and the compensation of each is comparable to other Company employees at a similar level.

Board Meetings and Attendance

During fiscal 2019, the Board held 10 meetings. In fiscal 2019, all directors attended more than 90% of the total number of Board and applicable Committee meetings held during the period that such director served, with most directors having attended all such meetings.

We encourage our directors to attend each annual meeting of stockholders. All of our directors attended the 2019 Annual Meeting, other than one director who did not attend due to health reasons.

Our independent directors hold regularly-scheduled executive sessions without our management present. These executive sessions of independent directors are chaired by our Lead Independent Director. The independent directors met in executive session at each of the regularly-scheduled quarterly Board meetings held in fiscal 2019.

Beyond the Boardroom

To gain a deeper understanding of the Company’s operations, culture and opportunities, directors regularly meet outside quarterly Board and Committee meetings, which demonstrates our directors’ commitment to their roles with the Company.

Beyond the Boardroom in Fiscal 2019 Including quarterly Board and Committee meetings, directors met ten times in fiscal 2019.

Examples of Matters Reviewed and Discussed ✓Strategic progress and developments ✓Key project updates ✓Investor feedback ✓Director training on key compliance matters ✓Legal/regulatory updates	Examples of Additional Meetings ✓Annual multi-day strategy session ✓Additional telephonic meetings ✓Store visits in the United States and Europe

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Governance

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation and Leadership Performance Committee, the Finance Committee, and the Nominating and Governance Committee. The Charter for each of our standing committees is available on our website at https://investor.walgreensbootsalliance.com/corporate-governance.cfm.

Audit Committee Number of Meetings in fiscal 2019: 8 Committee Members: Janice M. Babiak (Chair) David J. Brailer Ginger L. Graham Nancy M. Schlichting

Key Responsibilities:

●Selecting our independent registered public accounting firm and reviewing its performance;
●Reviewing and discussing with our management and independent registered public accounting firm our financial statements;
●Reviewing and discussing certain matters with the independent registered public accounting firm and the Company’s General Auditor, including any major issues regarding the adequacy of the Company’s internal controls;
●Reviewing our enterprise risk assessment and key enterprise risks, including major financial risks as well as information security and technology risks (including cybersecurity);
●Reviewing the overall adequacy and effectiveness of our legal and compliance programs; and
●Reviewing the responsibilities, budget, and staffing of our internal audit function.

Financial Expertise, Independence, and Financial Literacy
The Board has determined that each member of the Audit Committee satisfies the criteria adopted by the SEC to serve as an “audit committee financial expert.”

In addition, the Board has determined that each member of the Audit Committee is an independent director pursuant to the requirements under the Corporate Governance Guidelines, the Exchange Act and Nasdaq listing standards and meets the financial literacy requirements of Nasdaq.

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Governance

Compensation and Leadership Performance Committee Number of Meetings in fiscal 2019: 4 Current Committee Members: José E. Almeida William C. Foote John A. Lederer Nancy M. Schlichting (Chair)

Key Responsibilities:

●Reviewing and approving our executive compensation philosophy, strategy, principles, and levels;
●Developing market-comparable total compensation that enables us to attract and retain talented executives and reward outstanding performance in a manner designed to lead to long-term enhancement of stockholder value;
●Evaluating our Chief Executive Officer’s performance and reviewing and approving his or her total compensation;
●Reviewing and approving the evaluation process and compensation structure for our senior executives other than the Chief Executive Officer;
●Administering our executive compensation program, including base salaries; cash and equity plans used to provide short-term and long-term incentive awards; and certain executive deferred compensation plans and perquisites; and
●Overseeing talent development, diversity and inclusion and executive succession planning.

The Compensation and Leadership Performance Committee may also delegate to one or more subcommittees such duties as it deems necessary and appropriate.

Independence
The Board has determined that each member of the Compensation and Leadership Performance Committee is independent under the Corporate Governance Guidelines and the Nasdaq listing standards for directors and compensation committee members.

The Board has also determined that each member of the Compensation and Leadership Performance Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) and a “non-employee director” for purposes of Section 16 of the Exchange Act.

Charter
In July 2019, the Compensation and Leadership Performance Committee approved and recommended to the Board a revised charter with expanded responsibilities and a change of the Committee name to the “Compensation and Leadership Performance Committee” to reflect the expanded responsibilities. The expanded responsibilities reflect the Compensation and Leadership Performance Committee’s dedication to broader oversight of leadership performance, including areas of diversity and inclusion, management development and talent recruitment, retention and engagement.

Talent Development and Human Capital Management

The Board is actively engaged in overseeing the Company’s talent development and human capital management strategies designed to attract, develop and retain business leaders who can drive financial and strategic growth objectives and build long-term stockholder value. The Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Compensation and Leadership Performance Committee has primary responsibility for succession planning for the CEO and oversight of succession planning for other executive officer positions.

Independent Compensation Advisor

The Compensation and Leadership Performance Committee is supported in its work by our independent compensation consultant, Mercer LLC (“Mercer”). Mercer provides the Compensation and Leadership Performance Committee with information regarding market compensation and practices, assists the Compensation and Leadership Performance Committee in the review and evaluation of such compensation and practices, and advises the Compensation and Leadership Performance Committee on executive compensation decisions. Mercer also assists the Compensation and Leadership Performance Committee in the review and evaluation of our Non-Employee Director compensation program. Beginning in January 2016, the Compensation and Leadership Performance Committee also engaged Mercer to serve as the executive compensation consultant to the Company.

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Governance

For fiscal 2019, Mercer’s aggregate fees for executive and Non-Employee Director compensation consulting services were approximately $719,000, of which $555,000 relates to executive and Board compensation matters, $108,000 relates to non-executive compensation consulting and $56,000 relates to miscellaneous compensation surveys.

Mercer is a wholly owned subsidiary of Marsh & McLennan Companies (“MMC”). In fiscal 2019, MMC and its affiliates (excluding Mercer) provided certain services to us and our affiliates unrelated to executive and Non-Employee Director compensation, primarily insurance brokerage and other professional services. For these services, MMC and its affiliates received compensation totaling approximately $4.5 million, excluding insurance premiums that are paid through MMC to insurance carriers on behalf of us and our affiliates. These non-compensation-related services were recommended by management, and the services and fees are not subject to the Compensation and Leadership Performance Committee’s or the Board’s review or approval. The Mercer consultants providing services to the Compensation and Leadership Performance Committee and the Company do not market or sell to us, nor do they receive incentive or other compensation based on, these non-compensation-related services.

The Compensation and Leadership Performance Committee considered the independence of Mercer under applicable SEC rules and regulations and Nasdaq listing standards. Based on its review, the Compensation and Leadership Performance Committee determined that the services provided by MMC and its affiliates and the engagement of Mercer did not raise any conflict of interest or other issues that would adversely impact Mercer’s independence.

Compensation and Leadership Performance Committee Interlocks and Insider Participation

José E. Almeida, William C. Foote, John A. Lederer and Nancy M. Schlichting served on the Compensation and Leadership Performance Committee during fiscal 2019. No such person is now, or was during fiscal 2019, an officer or employee of the Company. No such person had any relationship with us or any of our subsidiaries during fiscal 2019 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related parties. None of our executive officers currently serves, or served during fiscal 2019, on the board of directors or compensation committee of another entity at any time during which an executive officer of such other entity served on the Board or the Compensation and Leadership Performance Committee.

Finance Committee

Number of Meetings in fiscal 2019: 6

Current Committee Members:▲
Janice M. Babiak
David J. Brailer (Chair)
John A. Lederer
Dominic P. Murphy

▲Leonard D. Schaeffer served as a member of the Finance Committee until his resignation on September 30, 2019.

Key Responsibilities:

●Reviewing our dividend policy and other financial and investment policies;
●Reviewing our capital structure and financing requirements;
●Reviewing the principal terms and conditions of significant proposed borrowings and issuances of debt or equity securities by us;
●Reviewing our plans for capital expenditures and significant capital investments; and
●Reviewing our strategies and plans for significant mergers, acquisitions, divestitures, joint ventures, and investments in third party securities.

Independence
The Board has determined that each member of the Finance Committee is independent under the Corporate Governance Guidelines and the Nasdaq listing standards.

30     Walgreens Boots Alliance

Governance

Nominating and Governance Committee

Number of Meetings in fiscal 2019: 5

Committee Members:▲
José E. Almeida
William C. Foote (Chair)
Ginger L. Graham
Dominic P. Murphy*

*As of January 25, 2019
▲Leonard D. Schaeffer served as a member of the Nominating and Governance Committee until his resignation on September 30, 2019.

Key Responsibilities:

●Establishing and reviewing criteria to be used by the Board for selecting new directors;
●Recommending candidates for election to the Board;
●Overseeing succession planning for Board and Committee membership;
●Making recommendations to the Board regarding the Corporate Governance Guidelines and other significant governance policies;
●Overseeing the annual Board evaluation and director peer review process; and
●Reviewing our policies and activities regarding Corporate Social Responsibility (including with respect to sustainability and the environment), charitable donations and political contributions.

Independence
The Board has determined that each member of the Nominating and Governance Committee is independent under the Corporate Governance Guidelines and the Nasdaq listing standards.

Board Responsibilities

Board Oversight Responsibilities

Strategy

As set forth in our Corporate Governance Guidelines, oversight of our business strategy is a key responsibility of the Board. Throughout the year, the Board and its Committees provide oversight and guidance to management regarding our strategy, operating plans and overall performance. While elements of strategy are embedded in every regularly-scheduled meeting of the Board, the Board also dedicates at least one multi-day meeting each year to focus on our long-term business strategic planning. During fiscal 2019, the Company’s business strategy was consistently discussed during executive sessions, as well as during meetings of the Board with management in attendance. In addition to long-term business strategic planning, the Board focused on, among other things, the Company’s four strategic priorities, including digitalization, transforming and restructuring the Company’s retail offering, creating neighborhood health destinations and the execution of the Company’s transformational cost management program.

The Board fulfills its oversight role with respect to strategy, as well as operating plans and business performance, by, among other things:

●	Selecting, evaluating, compensating and, as appropriate, replacing the Chief Executive Officer, and planning for his or her succession;
●	Providing advice and counsel to the Chief Executive Officer, including on the selection, evaluation and development of members of the Company’s senior management team;
●	Overseeing the conduct of the Company’s business and strategic plans to evaluate whether the business is being properly managed;
●	Reviewing and approving the Company’s financial objectives and major corporate plans and actions; and
●	Overseeing the Company’s risk management policies and processes designed to promote ethical conduct and legal compliance and the Company’s compliance with applicable laws and regulations.

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Governance

The Board, primarily through the Finance Committee, also dedicates significant focus to reviewing our capital allocation strategy. Our current Board-approved capital allocation policy, which was approved and announced in fiscal 2014 and is reviewed on an annual basis, is designed to ensure a balanced and disciplined approach to deploying capital intended to drive business growth and generate strong returns, while returning cash to stockholders through dividends and share repurchases over the long-term.

Further, the Board, through the Compensation and Leadership Performance Committee, oversees the Company’s strategies and programs for leadership development, which is critical to ensuring that the Company has a talent pipeline for executive roles, including those executives who are tasked with executing our strategy.

While the Board and its Committees oversee elements of our strategic planning, our management is charged with executing the business strategy. To monitor our performance against our strategic goals, the Board receives regular updates and actively engages in dialogue with our executive management team. Directors may also periodically visit certain of our stores and other locations to see our strategy execution first hand.

The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term stockholder value in a sustainable manner, with a focus on assessing both potential opportunities available to us and risks that we might encounter.

Risk Management

We face a broad array of risks, including market, operational, strategic, legal, regulatory, reputational and financial risks. Our management is responsible for establishing and maintaining systems to manage these risks. The Board exercises oversight over the elements and dimensions of major risks that we face. The Board administers its risk oversight function as a whole and through its Committees.

We have established a global enterprise risk management (“ERM”) program, which is led by our Global Chief Compliance and Ethics Officer. Our Governance, Risk and Compliance Committee, which is comprised of key members of senior management, oversees and monitors the activities of our ERM program and reviews, on a regular basis, the top current and emerging enterprise risks we face, and relevant risk mitigation activities. Since the strategic combination of Walgreens and Alliance Boots in 2014, the Company has enhanced the overall ERM program and expanded its scope. Currently, in addition to the executive-level WBA Governance, Risk and Compliance (“GRC”) Committee, the Company has established division-level GRC committees at each of its three divisions. In addition, risk assessments are created by each business unit and consolidated into division and WBA-level risk assessments and mitigation plans. Our ERM leader meets regularly with senior members of the Company’s global leadership team, other of the Company’s oversight and support functions and specific risk owners to ensure the latest insights and mitigation are incorporated into the Company’s risk register and map.

This global ERM approach helps the Board and its Committees receive relevant information about risks and understand our risk management process, the participants in the process, and key information gathered through the process.

The purpose of the ERM process is to identify risks that could affect us and the achievement of our objectives; to understand, assess, and prioritize those risks; to communicate identified events and risks quickly and effectively to necessary parties across the Company; and to facilitate the implementation of risk management strategies and processes across the Company.

32     Walgreens Boots Alliance

Governance

The Board uses the processes described below to help assess and monitor the risks we face. The Board’s oversight of risk occurs as an integral and continuous part of the Board’s oversight of our business and seeks to ensure that management has processes in place to appropriately manage risk. The Board actively engages with senior management to understand and oversee the various risks we face.

Board of Directors ●Formal review of Global Enterprise Risk Management Program ●Receives regular reports from Committees

Audit Committee

●Reviews our policies and processes with respect to enterprise risk assessment and risk management
●Regularly reviews, discusses and addresses the key risks identified in the ERM process with management and their potential impact on us
●Periodically reviews the steps management has taken to monitor and control such risk exposures, including the risk assessment and risk management policies
●Regularly conducts reviews of the efficacy of our information security and technology risks (including cybersecurity) and related policies and procedures
●Regularly reviews and discusses with management major financial risks
●Regularly reviews and discusses with management legal and compliance matters, including related risks

Compensation and Leadership Performance Committee

●Reviews risks associated with the design and implementation of our compensation plans and arrangements
●Regularly reviews and discusses with management executive succession and leadership performance matters, including related risks

Finance Committee

●Oversees key aspects of our financial risk management activities, including with respect to capital structure and financing, capital expenditures and investments, and M&A
●Regularly reviews financial policy risk and our capital priorities

Nominating and Governance Committee

●Reviews risks related to our governance structures and processes
●Regularly discusses Board composition and director succession planning, including related risks
● Regularly reviews and discusses with management the Company’s management of risks related to sustainability and the environment

Spotlight: Leadership
Performance

In July 2019, the Compensation and Leadership Performance Committee’s responsibilities were expanded to reflect its dedication to broader oversight of leadership performance, as reflected in its new name. The Committee’s risk oversight responsibilities now explicitly include risks related to diversity and inclusion, management development and talent recruitment, retention and engagement.

Stockholder Engagement

We value an open dialogue with our stockholders, and we believe that regular communication with our stockholders and other stakeholders is a critical part of enabling our long-term success.

The Board believes that, in most circumstances, our Chief Executive Officer and other authorized members of our senior management are best positioned to speak on behalf of the Company with our stockholders. However, the Board or its Committees regularly receive reports on our stockholder engagement activities, and are provided with the opportunity to discuss and ask questions about significant stockholder feedback we receive.

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Governance

Stockholder Engagement and Company Responses

During fiscal 2019, members of our management team met with many of our stockholders. In addition, in advance of the Annual Meeting, we conducted formal outreach relating to governance matters as described below.

Engage
●Outreach to 30 of our largest stockholders representing over 44% of our outstanding stock (as of August 31, 2019, when excluding shares held by affiliates of Stefano Pessina, our Executive Vice Chairman and Chief Executive Officer).

Report
●Formal report to Board, through the Nominating and Governance Committee, on stockholder feedback annually. Stockholder feedback shared with Board, through the Nominating and Governance Committee, informally as engagements occur.
●Feedback from engagement included inquiries relating to:
●Strategy and risk management;
●Our response to the U.S. opioid crisis; and
●Board leadership structure and Board and management succession planning.

Analyze	●Board considered stockholder feedback in its continuous review of best practices, governance enhancements and compensation program design.

Respond
●We first published our Board Report on Oversight of Risks Related to Opioids in June 2019 that was subsequently revised to include disclosures as a result of stockholder engagement.
●We revised our clawback policy to provide that we will publicly disclose enforcement against any of our executive officers, unless the Board or the Compensation and Leadership Performance Committee concludes that legal or privacy concerns would prevent such disclosure.
●We amended the charter and renamed our Compensation and Leadership Performance Committee to reflect the Committee’s dedication to broader oversight of leadership performance, including areas of diversity and inclusion, management development and talent recruitment, retention and engagement.
●We enhanced our disclosure regarding our Board leadership structure and our Board’s role in the oversight of risk management and strategy in this Proxy Statement.

The Board and its Committees also regularly consider stockholder perspectives, among other considerations, when making decisions related to their specific duties and responsibilities. Finally, the Corporate Governance Guidelines state that, from time to time, upon the reasonable request of one of our major stockholders, the Lead Independent Director will make himself available for consultation and direct communication with such stockholder where appropriate.

34     Walgreens Boots Alliance

Governance

Sustainability and Corporate Citizenship

Our Company’s purpose is to help people across the world lead healthier and happier lives. To achieve this purpose, we commit to deliver value to all our stakeholders across the globe and to be a responsible and engaged corporate citizen. Our commitment to CSR is embedded in our drive to operate both a sustainable and profitable enterprise for the long-term. Advancing our environmental, social, and governance performance through our CSR initiatives builds trust in our businesses and in our brands, helping us to drive our financial performance and to achieve our vision of being the first choice for pharmacy, wellbeing, and beauty—caring for people and communities around the world.

Our global CSR strategies are aligned with the United Nations Sustainable Development Goals. Our 12 CSR goals described in our 2018 CSR Report (defined below), which we developed in part through conversations with our stockholders and other stakeholders, represent the areas where we, given our businesses, scale, and global reach, can have the most impact.

Community
●Support the health, wellbeing and vitality of the communities we serve
●Enable young people to achieve their potential wherever they are in the world
●Develop and mobilize our resources and partnerships in the fight against cancer

Environment
●Reduce our energy consumption and emissions on a comparable basis(1) as defined by the Greenhouse Gas Protocol
●Reduce the waste we create, on a comparable basis(1), and contribute to the drive for increasingly circular economies through increased re-use and recycling
●Develop plans to help achieve zero net deforestation by 2020, collaborating with other organizations in a global initiative

Marketplace
●Create a global process that enables transparency of ingredients and their traceability for the exclusive consumer retail product brands that we sell
●Continue to drive ethical sourcing practices across our supply chain, protecting human rights, supporting diverse suppliers and engaging with suppliers around environmental issues
●Work collaboratively with a global network of key external organizations engaging in issues that carry the greatest social relevance to the markets and in the communities we serve

Workplace
●Proactively support the personal health and wellbeing of our employees
●Deliver our commitment to equal opportunities for everyone across our employment practices, policies and procedures
●Continuously improve our robust approach to health and safety, actively caring for our employees and customers, throughout the Company

(1)	Excludes the impact of acquisitions, disposals and any significant changes in existing operations.

2020 Proxy Statement     35

Governance

We are proud of the impact our CSR activities have on people in our communities and around the world. The Company has touched millions of lives through our healthcare-centered CSR initiatives, such as helping to provide lifesaving immunizations and life-changing vitamins to communities across the globe. We have reduced our carbon footprint through energy efficiency initiatives, implemented responsible sourcing programs for our owned product brands and expanded a model program for training and hiring people with disabilities.

Our CSR initiatives and accomplishments are detailed in our annual CSR reports, most recently published in January 2019 (the “2018 CSR Report”). The report highlights priority CSR issues based on consultation with stakeholders to determine where we have the greatest economic, environmental and social impacts. Evolution in our CSR strategy will continue to be guided by periodic CSR materiality assessments that will enable us to focus on those issues and opportunities on which we can make the greatest positive impact. In keeping with this continual evolution, a set of refreshed CSR commitments will be included in our next annual CSR report published in January 2020 under the following key areas: Healthy Communities; Healthy Planet; Sustainable Marketplace; and Inclusive Workplace.

Our CSR Committee plays a leading role in providing the appropriate oversight and governance of our CSR program, which is critical to its success. The CSR Committee is chaired by our Co-Chief Operating Officer and includes senior executives from our key business functions as well as from our Legal, Human Resources, Marketing and Communications functions. Among other obligations, the CSR Committee is charged with selecting our CSR goals and monitoring our progress towards achieving those goals.

At the Board level, the Nominating and Governance Committee has primary oversight responsibility for the Company’s CSR initiatives and risks, reviewing at least annually our policies and activities regarding sustainability and CSR and assessing our management of risks with respect thereto. Additionally, the Audit Committee regularly reviews and discusses the key risks identified in the ERM process with management, their potential impact on us and our operations, and our risk mitigation strategies. These risks may include risks related to climate change, sustainability, and other CSR-related matters.

To learn more about our sustainability and CSR efforts, please view our 2018 CSR Report and other information on our website at https://www.walgreensbootsalliance.com/corporate-social-responsibility-report.

Social Responsibility Spotlight: Combatting the U.S. Opioid Crisis

Opioid abuse is devastating families and entire communities, and the numbers continue to rise. The Company dispenses controlled substances, including prescription opioids, to patients in the United States through its retail pharmacies, specialty pharmacies and mail services. All of the controlled substances dispensed by the Company to its patients are distributed from pharmaceutical manufacturers to the Company’s pharmacies through third-party wholesalers. Given this scale of operations and reach in local communities, the Company can have a significant impact on reducing the abuse of prescription opioids. From social media campaigns to supporting the availability of overdose antidotes, the Company is using that market reach to help prevent and mitigate the harmful effects of prescription opioid abuse.

The Company recognizes prescription drug abuse as a significant source of concern for its stakeholders as well as an enterprise risk that requires monitoring, management and mitigation. During fiscal 2019, the Company continued to expand its ongoing multimillion dollar effort in the United States to help combat prescription opioid abuse and overdose-related deaths. This effort includes:

Safe Medication Disposal Program

The Company has installed nearly 1,500 safe medication disposal kiosks at its retail pharmacies in 46 U.S. States and the District of Columbia. Since the launch of the program in 2016, the Company collected and safely disposed of more than 885 tons of unwanted prescriptions.

Social Media and Youth Outreach

The Company’s #ItEndsWithUs opioid awareness campaign and the Company’s sponsorship of WE Day events reached thousands of young people with information about the risks of opioids.

Availability of Overdose Antidote

The Company continues to work with regulators in the United States to make naloxone, a lifesaving opioid overdose antidote, available nationwide without requiring a patient specific prescription.

Steel Time-Delay Safes To deter opioid theft and diversion, the Company is investing over $20 million to install reinforced steel time-delay safes in all of our pharmacies in the United States.

36     Walgreens Boots Alliance

Governance

The Board of Directors published its first Board Report on Oversight of Risk Related to Opioids in fiscal 2019. This report describes the Company’s efforts to combat prescription opioid medication abuse, the governance of those efforts, the measures put in place to mitigate the risk to the Company arising out of prescription opioid abuse, and the Board’s oversight of these issues. We are proud of our efforts to combat this devastating problem and the focus that our Board, management and employees have placed on it, and we are pleased to be able to report on those efforts.

We encourage you to read the full Board report to learn more about the Company’s efforts to combat prescription opioid abuse and review our webpage devoted to our efforts to combat the U.S. opioid epidemic (https://www.walgreensbootsalliance.com/corporate-social-responsibility-report/opioid-epidemic).

The Board supports and oversees the Company’s efforts to combat opioid abuse in multiple ways, including through Board and Committee oversight. In particular, the Audit Committee reviews the Company’s analysis, monitoring, management and mitigation of risks associated with prescription opioid abuse. This includes regular reports and/or executive sessions with the Company’s Global Chief Compliance and Ethics Officer and other key management. Additionally, as part of the Nominating and Governance Committee’s CSR and political advocacy oversight, the Nominating and Governance Committee reviews risks related to the ways in which we are working to address the opioid epidemic in the United States as well as policy matters aimed at addressing the U.S. opioid crisis.

Public Policy Engagement

Responsible corporate citizenship includes exercising our responsibility to actively participate in the political process. Primarily through Walgreens, we engage in the political and policymaking processes in the United States, at the federal, state, and local levels, to participate in democratic self-government and to have a voice in public policy debates that have a direct impact on us. We support candidates whose policies and goals are consistent with our purpose to help people across the world lead healthier and happier lives, and that are aligned with the interests of our businesses, customers, communities, and stockholders. Policies on which we focused in fiscal 2019 included reimbursement for pharmacist-delivered clinical services, the expansion of the role of pharmacists in the healthcare delivery system, retail business regulation, and taxation.

We work to advance this agenda in part through: (1) supporting a government relations program that aims to educate elected officials and regulatory agencies on key public policy issues; (2) our membership in trade associations; and (3) contributing to candidates, parties, and political organizations, both directly from corporate funds and through the Walgreen Co. Political Action Committee. All of our political and advocacy activities are intended to focus on promoting our business and strategic interests without regard to the personal political preferences or affiliations of any of our directors, officers, or employees. Walgreens Government Relations organization is responsible for the day-to-day implementation of our political advocacy and contributions. Walgreens Government Relations department relies on inside and outside legal counsel, when appropriate, to help ensure our compliance with laws applicable to these activities.

The Nominating and Governance Committee is responsible for the oversight of policies and activities regarding political advocacy and contributions. At least annually, the Nominating and Governance Committee receives a report regarding these activities from senior management in Walgreens Government Relations organization.

Code of Conduct and Business Ethics

We have adopted a Code of Conduct and Business Ethics that applies to all of our employees, officers and directors that the Board, through the Nominating and Governance Committee, reviews annually. We have also adopted a Code of Ethics for CEO and Financial Executives that applies to and has been signed by our Chief Executive Officer, Global Chief Financial Officer and Global Controller and Chief Accounting Officer. These can be found at https://investor.walgreensbootsalliance.com/corporate-governance.cfm.

We intend to promptly disclose on our website, in accordance with applicable rules, any required disclosure of changes to or waivers, if any, of our Code of Conduct and Business Ethics or our Code of Ethics for CEO and Financial Executives.

Our employees, partners, suppliers, and customers can ask questions about our Code of Conduct and Business Ethics or our Code of Ethics for CEO and Financial Executives, or report suspected violations of these codes, our policies or the law, through one of the confidential reporting telephone lines or website addresses listed in our Code of Conduct and Business Ethics or by e-mailing wbacompliance@wba.com.

2020 Proxy Statement     37

Governance

Board Operation and Processes

Director Orientation and Continuing Education

The Corporate Governance Guidelines state that the Board shall maintain an orientation process for new directors. As part of this process, each new director receives a series of in-person briefings provided by our corporate officers on our business operations; significant financial, accounting and risk management matters; corporate governance; and key policies and practices. The new director also receives briefings on the responsibilities, duties, and activities of the Committees on which the director will initially serve. Finally, the new director has the opportunity to visit and learn more about each of our divisions and select cross-divisional functions, both within and outside of the United States, where he or she receives additional in-person briefings from divisional and cross-functional leadership. The Nominating and Governance Committee develops and oversees this orientation program with the assistance of our management.

Our directors are encouraged to participate in director continuing education programs sponsored by third-party organizations. Our executive management team also periodically provides materials and briefing sessions on subjects that assist directors in fulfilling their duties. Directors are encouraged to visit our facilities and operations and to directly communicate and interact with our employees, which allows them to gain a first-hand view of our business.

Board Evaluation and Director Peer Review Process

The Board recognizes that a robust evaluation process is an essential component of strong corporate governance practices and promoting Board effectiveness. The Nominating and Governance Committee oversees an annual evaluation process led by the Lead Independent Director (who also serves as Chair of the Nominating and Governance Committee).

The Nominating and Governance Committee reviews the format of the Board evaluation and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate.

Each director completes an annual self-evaluation of the Board and the Committees on which he or she serves. These self-evaluations are designed to help assess the skills, qualifications, and experience represented on the Board and its Committees, and to determine whether the Board and its Committees are functioning effectively.

The results of this annual self-evaluation are discussed by the full Board and each Committee, as applicable, and changes to the Board’s and its Committees’ practices are implemented as appropriate.

The Lead Independent Director also conducts a confidential director peer review process. As part of this process, the Lead Independent Director speaks with each other director individually to obtain insights regarding the contributions of other directors (and the Executive Chairman of the Board may speak with each other director regarding the contributions of the Lead Independent Director), and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, Committee and individual director effectiveness.

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Governance

Communication with the Board

Stockholders and other interested parties may communicate with the Board or individual directors. Communications with the Board or individual directors should be in writing, in the English language, and should be delivered by one of the following methods:

By courier or mail, addressed to: Walgreens Boots Alliance, Inc. 108 Wilmot Road, MS #1858 Deerfield, Illinois 60015 Attention: Corporate Secretary	By e-mail, to: WBABoard@wba.com

Our Corporate Secretary reviews all communications sent to the Board. All such communications will be forwarded to the Board or the appropriate Committee or member thereof (or an individual director), except for those items that our Corporate Secretary deems, in his discretion, to be unrelated to a director’s duties and responsibilities as a director. Communications addressed to the Board may, at our discretion, be shared with members of our management.

Further information regarding the submission of comments or complaints relating to accounting, internal accounting controls, or auditing matters can be found in our Audit Committee Complaint Procedures, which is available at https://investor. walgreensbootsalliance.com/corporate-governance.cfm.

Director Compensation

Each Non-Employee Director receives compensation for his or her service to the Board. Mr. Pessina, our Executive Vice Chairman and Chief Executive Officer, and Mr. Skinner, our Executive Chairman, are employees of the Company and therefore do not receive any additional compensation for their service to the Board. Information about their compensation can be found in “Executive Compensation—Compensation Discussion and Analysis—VI. CEO and Executive Chairman Compensation” and “Executive Compensation—Executive Compensation Tables and Supporting Information” below.

Pursuant to its charter, the Compensation and Leadership Performance Committee is charged with reviewing annually all elements of Non-Employee Director compensation and recommending to the Board any changes. In consultation with Mercer, the Board approves any changes to the form and amount of Non-Employee Director compensation after reviewing the Compensation and Leadership Performance Committee’s recommendations.

Cash Retainers

In fiscal 2019, each Non-Employee Director received a $100,000 annual cash retainer. Also in fiscal 2019, the Lead Independent Director received an additional annual cash retainer of $40,000, the Chair of the Audit Committee received an additional annual cash retainer of $25,000, and the Chairs of the other standing Board Committees received an additional annual cash retainer of $20,000. All cash retainers were paid in quarterly installments. The cash retainer amounts did not increase as compared to fiscal 2018.

Equity-Based Awards

A substantial portion of each Non-Employee Director’s annual compensation is in the form of equity, which the Board believes helps align his or her compensation with the interests of our stockholders. Under the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), each Non-Employee Director is granted fully-vested shares of our common stock annually, on a date determined by the Board (currently November 1), for his or her service during the prior twelve months.

In fiscal 2019, each Non-Employee Director received a grant of our common stock with a market value of $200,000 as of the grant date (November 1, 2018). This grant was made under the Omnibus Incentive Plan for service as a director from November 1, 2017 through October 31, 2018. The equity-based retainer did not increase as compared to fiscal 2018.

2020 Proxy Statement     39

Governance

Deferral Opportunities

Under the Omnibus Incentive Plan, the following deferral opportunities are available as elected by the Non-Employee Directors:

●	All cash retainer payments may be deferred into a deferred cash compensation account or awarded in the form of deferred stock units (“DSUs”); and
●	The annual stock grant may be awarded in the form of DSUs.

All amounts deferred into the deferred cash compensation account accrue interest at a monthly compounding rate equal to 120% of the applicable federal midterm rate. The Omnibus Incentive Plan provides Non-Employee Directors with election options relating to the timing and form of payment of account balances following termination of his or her service as a director, subject to certain restrictions. DSUs accrue dividend equivalents, which are then subsequently credited as additional DSUs.

Other Director Compensation Matters

A Non-Employee Director who joins the Board during a fiscal year receives pro-rated amounts for all elements of his or her compensation for such fiscal year. A Non-Employee Director who leaves the Board during a fiscal year is entitled to retain any portion of his or her cash retainer already received for his or her service during such fiscal year, but is not entitled to receive a pro-rated equity award on the following November 1 for such pro-rated service.

All directors are reimbursed for expenses incurred in connection with meetings of the Board and its Committees. On a very limited basis, we may determine that it is appropriate for a Non-Employee Director to be accompanied by his or her spouse or partner in connection with these meetings and/or at other events related to such Non-Employee Director’s service on the Board and its Committees. In these circumstances, we also reimburse the spouse’s or partner’s travel expenses. In addition, in accordance with the Corporate Governance Guidelines, directors are reimbursed for reasonable expenses related to continuing education programs. In addition to the amounts reported, directors are eligible to receive the same discount on merchandise purchased from us as we make available to employees generally.

Non-Employee Director Stock Ownership Guidelines

We have adopted stock ownership guidelines for Non-Employee Directors. Under these guidelines, each Non-Employee Director is expected to accumulate shares of our common stock equal to the lesser of (a) 20,000 shares of our common stock and (b) the number of shares valued at three times (3x) such director’s total annual cash and equity compensation for Board service. Each Non-Employee Director is required to satisfy the stock ownership guidelines applicable to him or her within five years after first becoming subject to the guidelines. We consider DSUs as shares owned for purposes of compliance with these guidelines.

As of the Record Date, each Non-Employee Director had either met these guidelines or was within the five-year transition period. The stock ownership guidelines applicable to Messrs. Pessina and Skinner are described further in “Executive Compensation—Compensation Discussion and Analysis—IX. Executive Compensation Corporate Governance —B. Stock Ownership Guidelines” below.

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Governance

2019 Non-Employee Director Compensation

The following table shows information regarding the compensation earned or paid during fiscal 2019 to Non-Employee Directors who served on the Board during the year. As noted above, Messrs. Skinner and Pessina are employees of the Company and therefore did not receive any additional compensation for their service to the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
José E. Almeida	100,000	199,990	—	299,990
Janice M. Babiak	125,000	200,000	—	325,000
David J. Brailer	120,000	200,000	—	320,000
William C. Foote	160,000	200,000	—	360,000
Ginger L. Graham	100,000	200,000	—	300,000
John A. Lederer	100,000	200,000	—	300,000
Dominic P. Murphy	100,000	200,000	—	300,000
Leonard D. Schaeffer	100,000	200,000	—	300,000
Nancy M. Schlichting	120,000	199,990	—	319,990
(1)	Includes the annual retainer and other cash retainers outlined above (in all cases including deferred amounts). During fiscal 2019, the following directors deferred all of their retainers into DSUs: Dr. Brailer; Mr. Lederer; and Mr. Murphy.
(2)

Represents the grant date (November 1, 2018) fair value determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of the stock grant under the Omnibus Incentive Plan to each Non-Employee Director (including any deferred amounts). The number of shares granted was calculated by dividing $200,000 by $79.90, the closing stock price on November 1, 2018. All stock awards are fully vested at the grant date.

The table below shows DSUs issued under the Omnibus Incentive Plan and the former Walgreen Co. Nonemployee Director Stock Plan held as of August 31, 2019 by each Non-Employee Director who served during the fiscal year. The aggregate number of DSUs accumulated in each director’s account relate to deferrals of cash retainer payments and stock awards, including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs.

Name	DSUs
José E. Almeida	—
Janice M. Babiak	19,574
David J. Brailer	36,403
William C. Foote	55,768
Ginger L. Graham	30,764
John A. Lederer	15,432
Dominic P. Murphy	24,775
Leonard D. Schaeffer	9,143
Nancy M. Schlichting	58,541
(3)	The presentation of “All Other Compensation” for fiscal 2019 has been adjusted as compared to prior years to exclude dividends credited to DSUs as the value of such dividends are reflected in the grant date fair value of the DSUs.

2020 Non-Employee Director Annual Compensation Review

The Compensation and Leadership Performance Committee conducted its annual review of our Non-Employee Director compensation program in July 2019. Following that review, the Compensation and Leadership Performance Committee, in consultation with Mercer, did not recommend any changes in the compensation program for Non-Employee Directors for fiscal 2020.

2020 Proxy Statement     41

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of the Record Date, concerning the ownership of our common stock by each person who is known to us to beneficially own more than 5% of our common stock, by each director and director nominee, by each NEO (as defined below), and by all current directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Under these rules, the same shares may be beneficially owned by more than one person if there is shared power to vote and/or shared power to direct the disposition of the shares. Except as otherwise noted, to our knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge.

Name*	Shares of Common Stock Owned(1)	Options Currently Exercisable or Exercisable Within 60 Days	Total Shares of Common Stock Beneficially Owned(1)	Percent of Class
The Vanguard Group(2)	71,462,079	—	71,462,079	8.05%
BlackRock, Inc.(3)	53,681,897	—	53,681,897	6.05%
José E. Almeida(4)	7,480	—	7,480	**
Janice M. Babiak(4)	1,200	—	1,200	**
Ornella Barra(1)(5)	1,770,739	377,271	2,148,010	**
David J. Brailer(4)	5,167	—	5,167	**
William C. Foote(4)	8,207	—	8,207	**
Alexander W. Gourlay(1)	762,340	377,271	1,139,611	**
Ginger L. Graham(4)	2,150	—	2,150	**
James Kehoe(1)	16,676	34,532	51,208	**
John A. Lederer(4)	50,000	—	50,000	**
Dominic P. Murphy(4)	798	—	798	**
Stefano Pessina(1)(6)	144,971,528	1,141,762	146,113,290	16.50%
Nancy M. Schlichting(4)	9,194	—	9,194	**
James A. Skinner(1)(4)	147,058	—	147,058	**
All current directors and executive officers as a group (16 individuals)(1)(4)(7)	147,822,680	2,350,777	150,173,457	16.91%
*	Unless otherwise indicated, the business address of each of the identified individuals is c/o Walgreens Boots Alliance, Inc., 108 Wilmot Road, Deerfield, IL 60015.
**	Less than 1% of the Company’s outstanding common stock.

42     Walgreens Boots Alliance

Security Ownership of Certain Beneficial Owners and Management

(1)	Does not include shares underlying restricted stock units (“RSUs”) and RSUs credited as dividends on RSUs issued under equity incentive plans that do not vest within 60 days of the Record Date. The table below presents such unvested RSUs separately and, in total with beneficially owned stock, as of the Record Date for each NEO then serving and executive officers as a group. Except as set forth in the table below, none of the directors has any RSUs.

Name	Restricted Stock Units	Shares of Common Stock Beneficially Owned	Total
Ornella Barra	21,694	2,148,010	2,169,704
Alexander W. Gourlay	21,694	1,139,611	1,161,305
James Kehoe	71,508	51,208	122,716
Stefano Pessina	77,136	146,113,290	146,190,426
James A. Skinner	374,919	147,058	521,977
All current executive officers as a group (8 individuals)	592,600	150,089,261	150,681,861
(2)	Represents shares beneficially owned as of December 31, 2018, based on a Schedule 13G/A filed on February 11, 2019 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has sole voting power with respect to 947,976 shares, shared voting power with respect to 201,682 shares, sole dispositive power with respect to 70,334,070 shares, and shared dispositive power with respect to 1,128,009 shares.
(3)	Represents shares beneficially owned as of December 31, 2018, based on a Schedule 13G/A filed on February 6, 2019 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055, and indicates that it has sole voting power with respect to 44,704,725 shares and sole dispositive power with respect to 53,681,897 shares.
(4)	Does not include DSUs issued under the Omnibus Incentive Plan and the former Walgreen Co. Nonemployee Director Stock Plan. The table below shows DSUs (including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs) held separately, and in total with beneficially owned stock, as of the Record Date by (a) each Non-Employee Director who held DSUs and (b) Mr. Skinner, who was a Non-Employee Director until his appointment as Executive Chairman in January 2015. Please note that the ownership of these DSUs by our directors is also reflected above in the section entitled “Director Compensation”.

Name	Deferred Stock Units	Shares of Common Stock Beneficially Owned	Total
José E. Almeida	—	7,480	7,480
Janice M. Babiak	23,220	1,200	24,420
David J. Brailer	40,738	5,167	45,905
William C. Foote	59,712	8,207	67,919
Ginger L. Graham	34,503	2,150	36,653
John A. Lederer	19,503	50,000	69,503
Dominic P. Murphy	28,923	798	29,721
Nancy M. Schlichting	59,023	9,194	68,217
James A. Skinner	82,336	147,058	229,394
(5)	1,718,000 shares beneficially owned by Ms. Barra are held of record by OLB Holdings Ltd., which is wholly owned by Ms. Barra.
(6)	Based on a Schedule 13D/A jointly filed with the SEC on November 4, 2019 by Alliance Santé Participations S.A. (“ASP”), NEWCIP S.A. (“NEWCIP”), and Stefano Pessina and a Form 4 filed with the SEC by Mr. Pessina on November 4, 2019. Such filings indicate that ASP has sole voting power and sole dispositive power with respect to the 144,788,821 shares that it holds directly and of record, that NEWCIP is the sole shareholder of ASP, and that Mr. Pessina holds 100% voting control over NEWCIP. Accordingly, each of NEWCIP and Mr. Pessina may be deemed to be the beneficial owner of the 144,788,821 shares held directly and of record by ASP. In the Schedule 13D/A, each of ASP and NEWCIP’s address is listed as 14, avenue du X Septembre, L-2550, Luxembourg, Grand Duchy of Luxembourg.
(7)	Does not include an aggregate of 250 shares held by family members of current executive officers or directors, the beneficial ownership of which has been disclaimed by such executive officers or directors.

As a result of being beneficial owners of more than 5% of our common stock, The Vanguard Group and BlackRock, Inc. are currently considered “related persons” under our Related Party Transactions Policy described under the caption entitled “Related Party Transactions” of this Proxy Statement.

2020 Proxy Statement     43

Security Ownership of Certain Beneficial Owners and Management

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any known late filings or failures to file. Based on a review of Section 16 reports filed electronically with the Commission during our most recent fiscal year and the written representations from our executive officers and directors, we believe that, during fiscal 2019, all such required reports were filed in a timely manner and disclosed all required transactions, except that amendments to timely filed Section 16 reports were filed by Alexander W. Gourlay, James Kehoe, Ornella Barra and Kathleen Wilson-Thompson on August 23, 2019 to correct the number of options granted to these reporting persons on November 1, 2018 and to update the related vesting schedules, which were reported incorrectly in the original reports due to an administrative error.

44     Walgreens Boots Alliance

Proposal 2:
Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2020

What am I voting on? Stockholders are being asked to ratify the appointment of Deloitte to serve as our independent registered public accounting firm for fiscal 2020.

What is the Audit Committee and Board’s voting recommendation?

Vote FOR

The Board and the Audit Committee recommend a vote “FOR” Proposal 2. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

What is the required vote?

Approval of Proposal 2 requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote on Proposal 2.

The Audit Committee has the sole responsibility to hire, evaluate and, if appropriate, replace our independent registered public accounting firm. The Audit Committee has re-appointed Deloitte to serve as our independent registered public accounting firm and as auditors of our consolidated financial statements for fiscal 2020. Deloitte has served as our independent registered public accounting firm since 2002.

The Audit Committee annually evaluates the performance of our independent registered public accounting firm and the senior audit engagement team, and determines whether to re-engage the current firm or consider other audit firms. Further information regarding the factors considered in this evaluation are described in “Audit Committee Report” below.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal 2020. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Deloitte are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. In addition, it has established a policy concerning the pre-approval of services performed by our independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to our entering into a contract with the independent registered public accounting firm for such services.

2020 Proxy Statement     45

Proposal 2

The Audit Committee has approved in advance certain permitted services, the scope of which is consistent with auditor independence. These services are: (i) audits or reviews of subsidiaries that are filed with government and regulatory bodies and similar reports; (ii) services associated with SEC registration statements, other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters or consents), and assistance in responding to SEC comment letters; (iii) consultations with management as to the accounting or disclosure of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”) or other regulatory or standard-setting bodies; (iv) audits of employee benefit and pension plans; and (v) annual revenue certifications prepared for regulatory or commercial purposes.

If the project is in a permitted category, then it is considered pre-approved by the Audit Committee. All other services require specific pre-approval by the Audit Committee. Such engagements with total fees up to $500,000 require the approval of the Audit Committee Chair. Such engagements with total fees greater than $500,000 require the approval of the full Audit Committee. On a quarterly basis, the Audit Committee reviews a summary listing of service fees and a description of the nature of the engagement.

All audit, audit-related, and tax services performed by Deloitte for the Company and its consolidated subsidiaries in fiscal 2019 were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that such provision of non-audit services during fiscal 2019 was compatible with maintaining auditor independence.

Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided by Deloitte for fiscal 2019 and 2018.

	2019 ($ in thousands)	2018 ($ in thousands)
Audit Fees(1)	12,835	11,659
Audit-Related Fees(2)	599	411
Tax Fees:(3)
Compliance(4)	2,301	7,317
Planning and Advice(5)	5,803	5,819
All Other Fees(6)	576	121
Total:	22,114	25,327
(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees relate to professional services rendered in connection with assistance with tax return preparation, tax audits, tax compliance, and tax consulting and planning services. Total tax fees were $8,104,000 in fiscal 2019 and $13,136,000 in fiscal 2018. The fees in fiscal 2018 were higher than previous years as a result of U.S. tax reform and are not expected to continue at this level in future years.
(4)	Includes assistance with tax return preparation and related compliance matters, including accounting methods and tax credits.
(5)	Includes tax planning advice and assistance with tax audits.
(6)	All other fees relate to professional services not included in the categories above, including those related to strategic advisory services.

46     Walgreens Boots Alliance

Audit Committee Report

The following Audit Committee Report shall not be deemed to be incorporated by reference into any filing we may make under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

The Audit Committee is comprised of the four members named below. The Board has determined that each member satisfies the independence, financial literacy and other requirements in the Nasdaq listing standards and applicable securities laws. Each member is also an “audit committee financial expert” as defined by the SEC. As described above under “Governance—Board Committees,” the Audit Committee operates under a written charter adopted by the Board.

The purpose of the Audit Committee includes assisting the Board in the oversight and monitoring of the Company’s:

●	financial statements and other financial information;
●	independent registered public accounting firm;
●	internal audit department;
●	compliance department;
●	systems of internal controls (including those specific to technology and cybersecurity) and accounting policies established by the Company’s management and the Board; and
●	enterprise risk management.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. Deloitte has been the independent registered public accounting firm of the Company (including its predecessor Walgreens) since May 2002.

When conducting its latest review of Deloitte, the Audit Committee actively engaged with Deloitte’s engagement partners and senior leadership where appropriate and considered, among other factors:

●	the professional qualifications of Deloitte and that of the lead audit partner and other key engagement partners relative to the current and ongoing needs of the Company;
●	Deloitte’s historical and recent performance on the Company’s audits, including the extent and quality of Deloitte’s communications with the Audit Committee related thereto;
●	the appropriateness of Deloitte’s fees relative to both efficiency and audit quality;
●	Deloitte’s independence policies and processes for maintaining its independence;
●

Deloitte’s tenure as the Company’s independent registered public accounting firm and the potential for higher quality audit work and operational efficiencies given its depth of understanding of the Company’s businesses, operations and systems, accounting policies and practices, and internal controls;

●	Deloitte’s capability, expertise, and efficiency in handling the breadth and complexity of the Company’s operations across the globe;
●

Deloitte’s demonstrated professional integrity and objectivity, which is furthered by the Audit Committee-led process to rotate and select the lead audit partner and other key engagement partners at least every five years or as otherwise required by applicable law or regulation, and which was done most recently in fiscal 2016; and

●	the relative costs, benefits, challenges, overall advisability and potential impact of selecting a different independent public accounting firm.

Deloitte provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed and confirmed with Deloitte its independence.

As a result of this evaluation, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2020, subject to stockholder ratification.

2020 Proxy Statement     47

Audit Committee Report

In addition to its appointment, the Audit Committee is directly responsible for the oversight, compensation (including negotiation of audit fees), and retention of the Company’s independent registered public accounting firm. The Audit Committee regularly monitors the audit, audit-related, tax, and other non-audit services provided by the Company’s independent registered public accounting firm, specifically considering any potential challenges to auditor independence in the short-term and long-term. The applicable Company policy requires the Audit Committee to approve, in advance, certain audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm in excess of certain amounts. Changes in audit and other permissible fees between years generally reflect significant acquisitions and divestitures, macro-economic factors, changes in systems and business prospects, or other factors that create efficiencies or disruptions for the Company.

The Company’s management is responsible for the Company’s internal control over financial reporting, the financial reporting process, and the preparation of the Company’s financial statements. Deloitte is responsible for performing an independent audit of the Company’s financial statements and of the effectiveness of the Company’s internal control over financial reporting, in accordance with auditing standards promulgated by the PCAOB, and expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the U.S. and the Company’s effectiveness of internal control over financial reporting. The Audit Committee does not itself prepare the Company’s financial statements or perform audits, and its members are not auditors or certifiers of such financial statements.

In performing its monitoring and oversight function, the Audit Committee has established procedures to receive and track the handling of complaints regarding accounting, internal control, and auditing matters. The Audit Committee regularly meets with the Company’s management, including its General Auditor, and has regular private sessions with the General Auditor without other members of management present. The Audit Committee also regularly meets with Deloitte, with and without members of the Company’s management present.

The Audit Committee reviewed and discussed the Company’s financial statements with management, including its General Auditor, as well as with Deloitte. The Audit Committee discussed with Deloitte the quality of the Company’s accounting principles; the reasonableness of its critical accounting estimates and judgments; and the disclosures in its financial statements, including disclosures relating to significant accounting policies. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also discussed with Deloitte significant disputes with management, if any. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Company’s management, including its General Auditor, as well as by Deloitte.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019.

Audit Committee

Janice M. Babiak, Chair
David J. Brailer
Ginger L. Graham
Nancy M. Schlichting

48     Walgreens Boots Alliance

Proposal 3:
Advisory Vote to Approve Named Executive Officer Compensation

What am I voting on?
Stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as described in the “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Executive Compensation Tables and Supporting Information” sections of this Proxy Statement.

What is the Board’s voting recommendation?

Vote FOR The Board recommends a vote “FOR” Proposal 3. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

What is the required vote?
Approval of Proposal 3 requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter. If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote on Proposal 3.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Executive Compensation Tables and Supporting Information” sections of this Proxy Statement (a “say-on-pay proposal”).

Our executive compensation program incorporates policies and practices designed to be aligned with our long-term goals and strategies and promote responsible pay and governance practices. We believe our executive compensation program appropriately rewards performance and is aligned with the long-term interests of our stockholders. We encourage our stockholders to read the “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Executive Compensation Tables and Supporting Information” sections of this Proxy Statement, which describes the details of our executive compensation program and many of the decisions made by the Compensation and Leadership Performance Committee in fiscal 2019 with respect thereto.

We value the feedback provided by our stockholders, who overwhelmingly supported our executive compensation program at the 2019 Annual Meeting with approximately 94% of votes cast in favor of the say-on-pay proposal. We have had discussions with many of our institutional stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and the Compensation and Leadership Performance Committee and the Board take into account the views of our stockholders regarding the design and effectiveness of our executive compensation program.

Our stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material).

As an advisory vote, this Proposal 3 is not binding on us or on the Compensation and Leadership Performance Committee or the Board. However, the Compensation and Leadership Performance Committee and the Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

We currently include say-on-pay proposals in our proxy materials on an annual basis, and it is expected that the next vote on a say-on-pay proposal will occur at our 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

2020 Proxy Statement     49

Executive Compensation

Compensation Discussion and Analysis

This “Compensation Discussion and Analysis” section describes the material elements of our executive compensation program, practices and processes, focusing in particular on the executive pay decisions for our NEOs in fiscal 2019:

Stefano Pessina	Executive Vice Chairman and Chief Executive Officer
James Kehoe	Executive Vice President and Global Chief Financial Officer
Ornella Barra	Co-Chief Operating Officer
Alexander W. Gourlay	Co-Chief Operating Officer
James A. Skinner	Executive Chairman

This section is organized as follows:

50     Walgreens Boots Alliance

Executive Compensation

I. Executive Summary

A. Our Company

We are a global leader in retail and wholesale pharmacy, touching millions of lives every day through dispensing and distributing medicines, and through our convenient retail locations, digital platforms and health and beauty products, with sales of $136.9 billion in the fiscal year ended August 31, 2019. We have more than 100 years of trusted healthcare heritage and innovation in community pharmacy and pharmaceutical wholesaling. We are focused on creating a neighborhood health destination and a more modern pharmacy.

We are the largest retail pharmacy, health and daily living destination across the United States and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 440,000* people. Including equity method investments, the Company has more than 18,750* stores in 11* countries, and one of the largest global pharmaceutical wholesale and distribution networks, with over 400* distribution centers delivering to more than 240,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, we are one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products. Our size, scale and expertise will help us to expand the supply of, and address the rising cost of, prescription drugs in the United States and worldwide.

We are proud to be a force for good through our contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace.

*	As of August 31, 2019, using publicly available information for AmerisourceBergen.
**	For 12 months ending August 31, 2019, using publicly available information for AmerisourceBergen.

B. Components of our 2019 Executive Compensation Program

The Compensation and Leadership Performance Committee oversees our executive compensation program, which includes several elements designed to support our compensation objectives and reward specific aspects of our financial performance that the Board believes are critical to driving long-term stockholder value in a sustainable manner. The Compensation and Leadership Performance Committee is dedicated to ensuring that a substantial portion of executive compensation is “at-risk” and variable, with nearly 100% of the total direct compensation paid to Messrs. Pessina and Skinner, and approximately 80% of the total direct compensation paid to the other NEOs, tied to Company and individual performance.

At the 2019 Annual Meeting, our say-on-pay proposal received the support of approximately 94% of the votes cast. The Board and the Compensation and Leadership Performance Committee considered this vote as demonstrating strong support for our executive compensation program as currently designed. In addition, our say-on-pay proposal received the support of approximately 93% and 95% of the votes cast at our 2018 and 2017 annual meetings of stockholders, respectively. The key components of our fiscal 2019 executive compensation program and how each supports our compensation objectives are listed below. Our executive compensation program design is substantially consistent with our fiscal 2018 executive compensation program design.

Annual Compensation

Compensation Element	Description	Primary Objectives
Base Salary (for NEOs other than Messrs. Pessina and Skinner)	●Annual fixed cash compensation
●Provides a form of fixed compensation determined based on individual performance, level of responsibility, experience, internal equity, and competitive pay levels
●Supports the attraction and retention of talented executives

Annual Cash Incentive Payments (for NEOs other than Messrs. Pessina and Skinner)	●Annual cash incentive based on Company and individual performance
●Links annual cash compensation to attainment of key short-term performance goals:
●by the Company, as measured by adjusted operating income performance against an annual target; and
●by the individual, as measured by achievement of specific strategic goals and an assessment of individual performance

2020 Proxy Statement     51

Executive Compensation

Long-Term Incentive Compensation

Compensation Element	Description	Primary Objectives
Performance Shares (70% for NEOs other than Mr. Skinner)	●Long-term incentive award with payout tied to achievement of Company performance over a three-year period ●Performance target established on the grant date ●Payable in common stock
●Links long-term incentive compensation to our adjusted earnings per share performance over a three-year performance period as well as changes in share price on an absolute basis
●Increases executive stock ownership
●Facilitates retention and aligns our executives’ interests with those of our stockholders

Stock Options (30% for NEOs other than Mr. Skinner)
●Provides opportunity to purchase stock at the grant date fair market value over a ten-year period from the grant date (subject to applicable vesting conditions)
●Results in value only if stock price increases
●Links realized compensation over long-term appreciation in stock price ●Increases executive stock ownership ●Facilitates retention and aligns our executives’ interests with those of our stockholders
RSUs (100% for Mr. Skinner)	●Performance target established on the grant date ●Payable in common stock
●Increases executive stock ownership
●Aligns interests with those of our stockholders by focusing executive on long-term objectives over a multi-year vesting period, with the value of the award fluctuating based on stock price performance

As noted elsewhere in this “Compensation Discussion and Analysis” section, neither Stefano Pessina, our Executive Vice Chairman and Chief Executive Officer, nor James A. Skinner, our Executive Chairman, participates in our general executive compensation program. In fiscal 2019, Mr. Pessina received substantially all of his compensation in the form of performance shares and stock options, and Mr. Skinner received substantially all of his compensation in the form of RSUs. Neither receives a base salary nor participates in the annual cash incentive program. Consequently, nearly 100% of the total direct compensation awarded to them is “at-risk” and tied exclusively to Company performance and/or changes in our stock price. For more information regarding Messrs. Pessina and Skinner’s at-risk compensation, see “—VI. CEO and Executive Chairman Compensation” below.

C. Compensation Program Best Practices

The Compensation and Leadership Performance Committee has adopted a number of commonly-viewed best practices that are consistent with our compensation philosophy and which it believes serve the long-term interests of our stockholders. These include the following:

We DO Have This Practice	We DO NOT Have This Practice
●Incentive award goals that are objective and tied to key Company performance metrics
●A majority of compensation delivered as at-risk compensation in the form of equity-based awards that are tied to stockholder return
●Stock ownership guidelines
●Policies prohibiting hedging/short sales of stock by directors, executives and senior employees
●Clawback policy
●Double-trigger change in control severance for participating NEOs
●Performance share awards have a three-year performance period to promote retention
●Market comparison of executive compensation against a relevant peer group

●Multi-year guarantees for salary increases, non-performance based bonuses, or equity compensation
●Change in control excise tax gross-ups for NEOs
●Repricing of options without stockholder approval
●Excessive perquisites
●Excessive severance and/or change in control provisions
●Payout of dividends or dividend equivalents on unearned or unvested equity
●Excessive pension or defined benefit supplemental executive retirement plan (SERP)
●A high percentage of fixed compensation

52     Walgreens Boots Alliance

Executive Compensation

II. Executive Compensation Philosophy and Process

A. Compensation Philosophy

The Compensation and Leadership Performance Committee is responsible for establishing, implementing and monitoring our executive compensation philosophy and objectives. The Compensation and Leadership Performance Committee typically reviews the philosophy on a quarterly basis to ensure it reflects the views of the members, best practices at peer companies and the goals of the Company.

The Compensation and Leadership Performance Committee’s focus is to provide a competitive compensation package that enables us to:

●Attract and retain talented executives;
●Reward Company and individual performance; and
●Link the interest of our senior executives to the interests of our stockholders.

Our executive compensation program is designed to:

●Be competitive with the pay practices of other companies of comparable size, scope and industry;
●Attract and retain executives who can contribute to our future success as a global organization; and
●Create a strong linkage between pay and performance through the use of variable performance-based short-term and long-term incentive awards, such that executives will receive higher compensation in more successful periods for the Company and lower compensation during less successful periods.

The Compensation and Leadership Performance Committee believes that it has designed and implemented an executive compensation program that appropriately balances our short-term and long-term strategic objectives and otherwise links executive compensation with stockholder value, with 100% of the total direct compensation paid to Messrs. Pessina and Skinner in fiscal 2019, and approximately 80% of the total direct compensation paid to the other NEOs in fiscal 2019, tied to Company performance.

Our executive compensation program, as described for Ms. Barra and Messrs. Kehoe and Gourlay, generally has broader eligibility and, in most cases, applies to our executives outside of those NEOs.

Target Pay Mix

Stefano Pessina (CEO) and James Skinner (Executive Chairman)

All Other NEOs

*	Information in graphics based on total direct compensation (i.e., annual base salary, target annual cash incentive and target long-term incentive compensation) and excludes other elements of compensation, including perquisites.

B. Compensation Decision-Making

The Compensation and Leadership Performance Committee is responsible for overseeing our executive compensation program, which includes our annual cash incentive and long-term equity compensation programs as well as our retirement and other benefit programs and practices. The Compensation and Leadership Performance Committee considers all elements of the program in total, as well as individual performance, Company-wide performance and internal equity and market compensation considerations, when making executive compensation-related decisions.

2020 Proxy Statement     53

Executive Compensation

Our Executive Chairman, Mr. Skinner, and our Executive Vice Chairman and Chief Executive Officer, Mr. Pessina, review annually the performance and pay level of each of our “senior executives” (i.e., certain Senior Vice President level executives and above), develop recommendations concerning the compensation of each senior executive, and present those recommendations to the Compensation and Leadership Performance Committee. Neither Mr. Skinner nor Mr. Pessina makes any recommendations concerning his own compensation. In addition, only Mr. Skinner (and not Mr. Pessina) makes recommendations concerning the compensation of Ms. Barra.

Based on these recommendations, the Compensation and Leadership Performance Committee, with the assistance of our management team and Mercer, our independent compensation consultant, establishes target pay levels for the NEOs and other senior executives. The Compensation and Leadership Performance Committee carefully considers historical and current market practices, internal equity issues, and established market trends and attempts, to the extent practicable, to mitigate the effect of short-term market fluctuations in setting senior executive compensation levels.

The Compensation and Leadership Performance Committee, in consultation with Mercer, also considers the compensation levels and the mix of compensation in our peer group.

The composition of our peer group is reviewed annually by the Compensation and Leadership Performance Committee, in consultation with Mercer, and is updated as appropriate. In evaluating companies for inclusion in our peer group, the Compensation and Leadership Performance Committee considers, among other factors, revenue size, industry and the peer groups of our closest competitors. The Compensation and Leadership Performance Committee believes that our peer group appropriately reflects the industries and markets in which we compete for executive talent, and it includes companies in both the retail and healthcare industries. The Compensation and Leadership Performance Committee also considers companies of similar global size, while balancing the need to have a peer group comprised of a sufficiently large number of companies so as to be able to derive meaningful insights and observations.

Set forth below is our fiscal 2019 peer group, which was the same peer group used for fiscal 2018 compensation decisions:

Abbott Laboratories	Express Scripts	PepsiCo
Aetna	Humana	Pfizer
Anthem	Johnson & Johnson	Procter & Gamble
Cardinal Health	Kroger	Target
Cigna	McDonald’s	United Health
Coca-Cola	McKesson	Wal-Mart
Costco	Medtronic
CVS Health	Mondelez

The Compensation and Leadership Performance Committee has made no changes to the peer group for fiscal 2020.

For the respective companies’ most recently completed fiscal year for which data was available prior to the setting of fiscal 2019 compensation in October 2018, we are at the 70th percentile of our peer group in terms of revenue reported and the 42nd percentile of our peer group in terms of market value. After the review of peer group data, the Compensation and Leadership Performance Committee establishes any base salary adjustments, annual cash incentive awards and long-term incentive awards (as applicable) for the NEOs and our other senior executives.

In each case, the Compensation and Leadership Performance Committee generally targets total direct compensation at rates that result in median market levels when compared to our peer group. The actual positioning of target total direct compensation relative to the median varies based on each senior executive’s experience and skill set, and generally results in senior executives who are new to their role being placed lower in the range and those with more experience being placed higher in the range.

The target total direct compensation can also be differentiated from the peer group median for, among other reasons, an individual’s performance or other contributions to our long-term performance.

54     Walgreens Boots Alliance

Executive Compensation

C. Role of the Compensation Consultant

As noted above, the Compensation and Leadership Performance Committee has engaged Mercer as its independent compensation consultant. Among other matters, the Compensation and Leadership Performance Committee uses Mercer to provide information regarding market compensation practices and trends and to advise the Compensation and Leadership Performance Committee on executive compensation decisions, particularly with respect to our Chief Executive Officer, Executive Chairman, and Non-Employee Directors. A representative of Mercer meets regularly with the Compensation and Leadership Performance Committee and, as needed, has access to the Compensation and Leadership Performance Committee and its chair during and between regularly-scheduled meetings.

Beginning in January 2016, we also engaged Mercer to serve as the executive compensation consultant to our management team. The Compensation and Leadership Performance Committee has reviewed and considered the relevant factors specified under SEC and Nasdaq rules regarding our relationship with Mercer and, based upon this review, has concluded that the advice it receives from Mercer is and was objective and is and was not influenced by any relationships Mercer or its affiliates may otherwise have with our management team, the Board, the Company or its subsidiaries. See “Governance—Board Committees—Independent Compensation Advisor” above for more information regarding our relationship with Mercer and its affiliates.

III. Target Setting for Incentive Compensation

The Compensation and Leadership Performance Committee set the short-term and long-term performance targets for our fiscal 2019 executive compensation program in October 2018. The Compensation and Leadership Performance Committee believes that the performance targets it established were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if we successfully executed our operating plan for fiscal 2019 and the fiscal 2019-2021 performance period, therefore promoting demonstrable value creation for our stockholders.

A. 2019 Annual Cash Incentive Target

The Compensation and Leadership Performance Committee approved the use of adjusted operating income as the sole, absolute metric for measuring Company-wide performance for purposes of payment of annual cash incentive awards for fiscal 2019. This metric was also used for the same purpose in fiscal 2018, promoting consistency year-over-year. The Compensation and Leadership Performance Committee regularly reviews the selection of this metric (along with the use of cumulative adjusted EPS (as defined and discussed below) for the fiscal 2019-2021 performance period as the sole, absolute metric for measuring Company-wide performance for purposes of the performance share awards) and considers whether to incorporate other metrics, including other financial, non-financial, or relative metrics, into its short- and long-term incentive compensation programs.

Adjusted operating income is a non-GAAP financial measure that refers to our operating income, calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), as adjusted to reflect certain specified adjustments approved by the Compensation and Leadership Performance Committee. Such adjustments are made in accordance with the Walgreens Boots Alliance, Inc. Management Incentive Plan (the “MIP”), the plan under which annual cash incentive awards are paid to our executives. The Compensation and Leadership Performance Committee reserves the right to make these adjustments to help ensure that certain items that are non-operating or otherwise out of management’s control do not impact payouts in either a positive or negative manner.

The Compensation and Leadership Performance Committee considered a variety of key financial metrics for incentive purposes and determined that its use of the adjusted operating income metric is appropriate because it reflects our overall operating performance and ability to manage costs and operate efficiently. Adjusted operating income is also a key metric currently used by our senior executives to assess Company profitability and make decisions regarding the allocation of resources.

The Compensation and Leadership Performance Committee believes that a sole, absolute metric provides simplicity and allows management to focus on driving underlying performance against a metric that we believe is strongly correlated with the ability of our management to drive stockholder value in any given year. For the NEOs (other than Messrs. Pessina and Skinner, who do not receive annual cash incentives) and other corporate-level executives, these results are based on our consolidated performance, with no award tied to specific business unit performance. The Compensation and Leadership Performance Committee believes this reinforces the need for collaboration among those executives.

2020 Proxy Statement     55

Executive Compensation

For fiscal 2019, the adjusted operating income target was set at $8,109 million, which represented an increase over our fiscal 2018 results on an actual and constant currency basis. The target was set in relation to our Board approved fiscal 2019 budget and was approved by the Compensation and Leadership Performance Committee in October 2018, so that results could range between 50% (threshold) and 200% (maximum) of the target award opportunity established for each participant based on a performance curve of 95% of performance goal to 110% of performance goal. The failure to achieve the threshold performance level would result in the forfeiture of the entire opportunity. As noted above, the Compensation and Leadership Performance Committee believed that the target it established was rigorous yet achievable in light of our internal budget as well as the macroeconomic and industry environments at the time. Given that fiscal 2019 consolidated Company performance did not meet the established threshold performance levels, no annual cash incentive awards were paid to our NEOs with respect to fiscal 2019.

The Compensation and Leadership Performance Committee has approved the use of an individual performance factor, based on such individual’s performance during the prior year, which could result in an incremental increase or decrease in the annual cash incentive paid to such individual. The use of this factor allows such individual’s manager to differentiate payouts based on a qualitative assessment of performance against broader Company performance goals and objectives.

B. 2019 Long-Term Incentive Compensation Target

The Compensation and Leadership Performance Committee approved the use of cumulative adjusted earnings per share (“cumulative adjusted EPS”) for the fiscal 2019-2021 performance period as the sole, absolute metric for measuring Company-wide performance for purposes of the performance share awards. This metric was also used for the same purpose in fiscal 2018, promoting consistency year-over-year.

Cumulative adjusted EPS is a non-GAAP financial measure that refers to our GAAP diluted net earnings per share, as adjusted to reflect certain specified adjustments approved by the Compensation and Leadership Performance Committee in accordance with the Omnibus Incentive Plan, cumulated over the three-year performance period. As with adjusted operating income, the Compensation and Leadership Performance Committee reserves the right to adjust our GAAP earnings per share to help ensure that certain items that are non-operating or otherwise out of management’s control do not impact payouts in either a positive or negative manner.

The Compensation and Leadership Performance Committee believes that its use of the cumulative adjusted EPS metric is appropriate because it believes the metric correlates to stockholder value creation over a longer-term performance period and is a key indicator of our long-term profitability. For the NEOs (other than Mr. Skinner, who receives RSUs) and other corporate-level executives, results will be based on our consolidated performance, with no award tied to specific business unit results, which the Compensation and Leadership Performance Committee believes reinforces the need for collaboration among those executives.

We do not publicly disclose our specific long-term incentive compensation target due to the potential for competitive harm. The fiscal 2019-2021 target was set in relation to our Board approved three-year financial plan for the period and was approved by the Compensation and Leadership Performance Committee in October 2018. The Compensation and Leadership Performance Committee believed that the target it established was rigorous yet achievable in light of our internal forecast as well as the macroeconomic and industry environments at the time.

If, during the three-year performance period, we fail to meet the threshold performance goals set by the Compensation and Leadership Performance Committee, then all performance shares subject to that award will be forfeited. Consequently, there is a risk that performance shares will be earned at less than 100% of the target amount or not at all. The following table illustrates the range of performance shares that can be earned under these awards depending on our performance during the fiscal 2019-2021 performance period:

Cumulative Adjusted EPS Performance Measure	Company Performance (as a % of target)	Performance Shares Earned* (as a % of target grant)
Below Threshold	<95%	0%
Threshold	95%	50%
Target	100%	100%
Maximum	≥110%	150%
*	Performance between threshold and target, or between target and maximum, will earn performance shares on a straight line interpolated basis between 50% and 100% or between 100% and 150%, respectively.

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IV. Annual Compensation

A. 2019 Base Salary Decisions

Neither Mr. Pessina nor Mr. Skinner received a base salary in fiscal 2019. For the other NEOs and our other senior executives, base salary is a key component of compensation, both on its own and because annual incentive awards are calculated based on salary.

In October 2018, the Compensation and Leadership Performance Committee completed its annual review of market data and individual performance in connection with its consideration of fiscal 2019 base salary adjustments for the NEOs (other than Messrs. Pessina and Skinner). At the conclusion of the review, the Compensation and Leadership Performance Committee approved the following base salary increases for these NEOs for fiscal 2019 based on their position to market and to bring those individuals closer to median pay for their respective roles:

Name	2019 Annual Base Salary*	% Increase from 2018**
Ornella Barra	$999,183	8.5%
Alexander W. Gourlay	$999,184	7.9%
James Kehoe	$922,500	2.5%
*	Amounts for Ms. Barra and Mr. Gourlay were determined and paid in British Pounds Sterling and converted to U.S. dollars at an exchange rate of approximately £1=$1.2822 (the average exchange rate during fiscal 2019 used by the Compensation and Leadership Performance Committee for purposes of executive compensation decisions).
**	Percentage increase for Ms. Barra and Mr. Gourlay were calculated on a constant currency basis.

B. 2019 Annual Cash Incentive Payments

For fiscal 2019, substantially all of our senior executives (including Ms. Barra and Messrs. Kehoe and Gourlay) were eligible to receive an annual cash incentive payment through the MIP. The MIP rewards executives for achieving key financial and non-financial goals at both the Company and individual levels and is intended to align our senior executives’ interests directly with our financial goals and leadership behaviors. For fiscal 2019, the target cash incentive opportunity for each of the NEOs who participated in the MIP (Ms. Barra and Messrs. Kehoe and Gourlay) was 125% of her or his base salary, which remained unchanged from fiscal 2018. The target opportunity was determined by the Compensation and Leadership Performance Committee in consultation with Mercer and took into consideration, among other factors, market practice for each such NEO’s specific role.

As noted elsewhere in this “Compensation Discussion and Analysis” section, during fiscal 2019, neither Mr. Pessina nor Mr. Skinner was eligible to receive cash incentive payments under the MIP in fiscal 2019. For the other senior executives (including the other NEOs), annual cash incentive payments were calculated as follows:

Base Salary	x	Target Short-Term Incentive Opportunity %	x	Company Performance Against Annual Goals	=	Preliminary Cash Incentive Award Amount
Determined by reviewing: ●Internal and market-based peer group benchmarks ●Individual performance		Established using: ●Market-based peer group benchmarks ●Internal calibration		Adjusted Operating Income		▼
Individual Performance Adjustment
▼
Final Cash Incentive Award Amount

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Company Performance. As described further in “—III. Target Setting for Incentive Compensation—A. 2019 Annual Cash Incentive Target” above, the Compensation and Leadership Performance Committee approved the use of adjusted operating income as the sole, absolute metric for measuring Company performance for purposes of payment of annual cash incentive awards in fiscal 2019.

The Compensation and Leadership Performance Committee retains the right under the MIP to adjust the results of adjusted operating income to exclude charges or items, such as those resulting from unusual or unpredictable events, from the measurement of performance.

For fiscal 2019, the Compensation and Leadership Performance Committee used the same adjustments for purposes of reconciling adjusted operating income (which is a non-GAAP financial measure) to our operating income as determined in accordance with GAAP as those we disclosed in our full year fiscal 2019 earnings release and related presentation on October 28, 2019. These consisted of adjustments to exclude acquisition-related amortization and impairment, costs related to the transformational cost management program, certain legal and regulatory accruals and settlements, acquisition-related costs, adjustments to our equity earnings in AmerisourceBergen, costs related to our store optimization program and the LIFO (last-in, first-out) inventory provision. Additionally, the Compensation and Leadership Performance Committee adjusted for the effect of foreign currency rate fluctuations on adjusted operating income by translating current period adjusted operating income results for entities reporting in currencies other than U.S. dollars using the same exchange rates used for the Board-approved budget for fiscal 2019, from which the adjusted operating income target for fiscal 2019 was derived.

The Compensation and Leadership Performance Committee’s approach to making these adjustments was unchanged from fiscal 2018.

For fiscal 2019, the adjusted operating income target was set at $8,109 million, and the payout could range from 0% to 200% of target opportunity based on actual results. Upon completion of its review, the Compensation and Leadership Performance Committee did not approve a payout under the MIP for our NEOs, as the actual results for fiscal 2019 did not meet the performance threshold.

Individual Performance. In order to improve our ability to link pay and performance for our senior executives, including each of the NEOs who participated in the MIP (Ms. Barra and Messrs. Kehoe and Gourlay), the Compensation and Leadership Performance Committee authorized Mr. Skinner (with respect to Ms. Barra) and Mr. Pessina (with respect to all other senior executives, including Messrs. Kehoe and Gourlay) to recommend to the Compensation and Leadership Performance Committee, for its consideration and approval, adjustments to cash incentive award payments of up to 120% of the formula-driven MIP payout levels (subject to an aggregate maximum of 200% of target) or down to 0% of target. However, since the threshold adjusted operating income goal was not achieved, no individual performance adjustment applied for fiscal 2019.

V. Long-Term Incentive Compensation

The Company maintains a long-term incentive compensation program that is intended to further align our executives’ interests with those of our stockholders. Long-term incentive compensation is granted annually under the Omnibus Incentive Plan.

A. 2019 Grants of Long-Term, Performance-Based Incentives

In fiscal 2019, the Compensation and Leadership Performance Committee granted long-term incentive compensation to substantially all of our senior executives, including our NEOs (other than Mr. Skinner), in two forms of equity: performance shares (70% of award value) and non-qualified stock options (30% of award value), reflecting a change from the prior year in which performance shares and non-qualified stock options each represented 50% of the award value. In addition, beginning in fiscal 2019, the long-term incentive awards include retirement vesting provisions, with all unvested stock options vesting in full upon retirement and remaining exercisable during the entire term and performance shares vesting pro-rata based on service during the vesting period. Both the change in equity mix and the addition of retirement vesting provisions were made to further align the Company’s long-term incentive compensation program with the competitive market.

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In fiscal 2019, the Compensation and Leadership Performance Committee approved a fixed dollar target amount for each long-term incentive award. This fixed dollar target amount was determined based on a review of market data for each NEO’s position and was set at $4.5 million for Ms. Barra and Mr. Gourlay, compared to $4.0 million for these NEOs in fiscal 2018, and was set at $3.5 million for Mr. Kehoe. Mr. Kehoe was hired in June 2018, and his first annual long-term incentive awards were made in fiscal 2019.

After approval of the fixed dollar target amount and consistent with prior years, the number of shares subject to each award type was then determined based on the average closing price of a share of our common stock over the last 30 days of fiscal 2018 so as to diminish the impact of short-term fluctuations, positive or negative, in our stock price on the number of shares subject to each award. Consequently, the grant date fair value calculated for accounting purposes and reported in the “2019 Summary Compensation Table” may differ from the target amount approved by the Compensation and Leadership Performance Committee due to the time difference between the average share price used to determine the number of shares subject to the awards and the share price on the grant date.

While we describe the fiscal 2019 performance-based compensation in this “V. Long-Term Incentive Compensation” section as it applies to Ms. Barra and Messrs. Kehoe and Gourlay, the description is also generally applicable to Mr. Pessina’s performance-based compensation. It is not, however, applicable to the at-risk compensation awarded to Mr. Skinner in fiscal 2019. For more information regarding Messrs. Pessina and Skinner’s compensation, see “—VI. CEO and Executive Chairman Compensation” below.

B. 2019 Performance Share Award Grants

In October 2018, the Compensation and Leadership Performance Committee granted 70% of the target dollar amount of the fiscal 2019 total long-term, performance-based incentive award for eligible senior executives in the form of performance shares, an increase of 20 percentage points from the prior year to reflect a more market competitive mix and to increase the proportion of performance shares for eligible senior executives. Performance shares are a form of equity compensation tied to the achievement of a specific performance goal or goals that are linked to our long-term performance. Each performance share represents the right to receive, if and to the extent the designated performance goal within the performance period is satisfied, a share of our common stock following completion of the three-year performance period.

For the fiscal 2019 performance share awards, the Compensation and Leadership Performance Committee decided that the sole performance metric would be cumulative adjusted EPS over the fiscal 2019-2021 performance period. The payout can range from 0% to 150% of target for the fiscal 2019-2021 performance period based on actual results. See “—III. Target Setting for Incentive Compensation—B. 2019 Long-Term Incentive Compensation Target” above for more information regarding the performance goal.

The table below shows information regarding the performance shares granted to each of our NEOs (other than Mr. Pessina) who received performance share awards in fiscal 2019.

Name	Total Target Performance Share Award	Number of Performance Shares	Aggregate Grant Date Fair Value of Performance Share Award*
Ornella Barra	$3,150,000	46,316	$3,700,648
Alexander W. Gourlay	$3,150,000	46,316	$3,700,648
James Kehoe	$2,450,000	36,024	$2,878,318
*	Calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. This value is greater than the target economic value approved by the Compensation and Leadership Performance Committee due to the difference in the average share price used to determine the number of shares ($68.01) and the stock price on the date of grant ($79.90).

A description of Mr. Pessina’s fiscal 2019 performance share award is set forth in “—VI. CEO and Executive Chairman Compensation—A. 2019 CEO Compensation” below. Mr. Skinner did not receive performance share awards in fiscal 2019.

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C. 2019 Stock Option Grants

In October 2018, the Compensation and Leadership Performance Committee granted the remaining 30% of the target dollar amount of the fiscal 2019 total long-term, performance-based incentive award for eligible senior executives in the form of stock options, a decrease of 20 percentage points from fiscal 2018.

For fiscal 2019, the terms of the NEO stock option grants were as follows:

●All stock options granted are non-qualified stock options;
●Stock options vest in one-third annual increments commencing on the one-year anniversary of the grant, and expire 10 years after the grant date (with special rules covering the various types of termination of employment that might occur during the vesting period or thereafter);
●Stock options do not receive dividends; and
●Stock options include change in control provision providing that eligible employees who have a qualifying termination of employment within one year following a change in control have the full remaining 10-year term to exercise stock options that vest prior to or upon such qualifying termination.

Stock options are granted at an exercise price of no less than fair market value of a share of our common stock on the grant date. Accordingly, stock options only provide value to the recipients if our share price increases following the grant date, and provide no realizable value to recipients if our share price does not increase.

As part of its efforts to further increase the role of individual performance in compensation decisions, the Compensation and Leadership Performance Committee applied an individual performance factor, based on such individual’s performance during the prior year, which could result in an incremental increase or decrease in the target economic value of the stock options granted to such individual.

At the end of fiscal 2018, each of Messrs. Pessina and Skinner conducted an evaluation of the contribution of each member of his respective management team in the areas of strategy, leadership and operating performance as it relates to our long-term goals. Based in part on their assessment of each such executive’s contribution, for fiscal 2019, Mr. Pessina (with respect to Messrs. Kehoe and Gourlay) and Mr. Skinner (with respect to Ms. Barra) recommended to the Compensation and Leadership Performance Committee individual increases of 20% over the target number of stock options granted in November 2018. These adjustments were reviewed and approved by the Compensation and Leadership Performance Committee and were made, in part, to recognize the future potential of each of these senior executives.

The table below shows information regarding the stock options granted to each of our NEOs (other than Mr. Pessina) who received stock options in fiscal 2019. We used a Black-Scholes valuation model, based on the average closing price of a share of our common stock over the last 30 trading days of fiscal 2018, to determine the number of shares subject to the stock options granted.

Name	Total Target Dollar Value of Stock Option Award	Individual Performance Adjustment	Aggregate Grant Date Fair Value of Stock Option Award*	Number of Stock Options
Ornella Barra	$1,350,000	120%	$2,014,662	133,333
Alexander W. Gourlay	$1,350,000	120%	$2,014,662	133,333
James Kehoe	$1,050,000	120%	$1,566,937	103,702
*	This value is greater than the target economic value approved by the Compensation and Leadership Performance Committee due to the difference in the average share price used to determine the number of shares subject to the stock options granted ($68.01) and the stock price on the date of grant ($79.90).

A description of Mr. Pessina’s fiscal 2019 stock option award is set forth in “—VI. CEO and Executive Chairman Compensation—A. 2019 CEO Compensation” below. Mr. Skinner did not receive stock option awards in fiscal 2019.

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D. Payout of 2017-2019 Long-Term Incentive Awards

In October 2016, performance shares were granted to our then-serving senior executives for the fiscal 2017-2019 performance period. The performance shares had a performance period of September 1, 2016 through August 31, 2019 and were contingent on the Company achieving its three-year cumulative adjusted EPS goals. The goals were designed to be challenging but achievable for the three-year performance period.

The following chart sets forth the financial performance measure, performance period, the performance goals and corresponding payouts as a percentage of the target performance share opportunity for the fiscal 2017-2019 performance share cycle:

Performance Measure	Performance Level	Fiscal 2017-2019 Goal	Performance (as a % of Target)	% of Performance Shares Earned*
Cumulative Adjusted EPS	Below Threshold:	<$16.04	<95%	0% of target grant
	Threshold:	$16.04	95%	50% of target grant
	Target:	$16.88	100%	100% of target grant
	Maximum:	$18.57	110%	150% of target grant
*	Performance between threshold and target, or between target and maximum, will earn performance shares on a straight line interpolated basis between 50% and 100% or between 100% and 150%, respectively.

In October 2019, the Compensation and Leadership Performance Committee determined that the three-year cumulative adjusted EPS goal for the fiscal 2017-2019 performance period was exceeded at $17.11. The Compensation and Leadership Performance Committee used the same adjustments to earnings per share as those we disclosed in our full fiscal year 2017, 2018 and 2019 earnings releases and related presentations, including such adjustments as costs related to the transformational cost management program, certain legal and regulatory accruals and settlements, acquisition-related costs and impairment, LIFO inventory provision, acquisition-related amortization and adjustments to equity earnings in AmerisourceBergen. As a result, the Compensation and Leadership Performance Committee determined that the fiscal 2017-2019 performance shares had been earned at 106.8% of target and approved the resulting performance share vesting levels for the NEOs who had received such performance shares, as follows: Mr. Pessina, 92,102 shares; Ms. Barra, 26,314 shares; and Mr. Gourlay, 26,314 shares.

VI. CEO and Executive Chairman Compensation

As noted elsewhere in this “Compensation Discussion and Analysis” section, unlike the other NEOs, substantially all of the compensation paid to Messrs. Pessina and Skinner in fiscal 2019 is in the form of equity-based awards, which is designed to align their compensation with stockholder value. Neither Mr. Pessina nor Mr. Skinner received a base salary in fiscal 2019 or was eligible to receive a cash incentive award for fiscal 2019.

A. 2019 CEO Compensation

Mr. Pessina is, through an affiliated entity, our largest stockholder. Consequently, the Compensation and Leadership Performance Committee believes (after consultation with Mercer) that providing Mr. Pessina with substantially all of his compensation in the form of equity-based awards, using the same equal split of performance shares and stock options as provided to our other senior executives, is appropriate and consistent with current market practice for similarly-situated executives, and closely aligns his compensation with the interests of our stockholders.

For fiscal 2019, in consideration of his service as our Executive Vice Chairman and Chief Executive Officer, the Compensation and Leadership Performance Committee awarded Mr. Pessina a combination of performance shares and stock options equal in total economic value to $16 million. The year-over-year increase in the value of Mr. Pessina’s fiscal 2019 equity award was in recognition of Mr. Pessina’s importance to the Company and his strong performance in fiscal 2018, as well as the Compensation and Leadership Performance Committee’s desire to better align the value of his compensation to the peer group median for Chief Executive Officers.

The number of performance shares and stock options granted to Mr. Pessina was determined using the same methodology used for other senior executives as described in “—V. Long-Term Incentive Compensation” above.

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The performance shares awarded to Mr. Pessina are subject to the terms and conditions described in “—V. Long-Term Incentive Compensation—B. 2019 Performance Share Award Grants” above, including the three-year performance period. The stock options awarded to Mr. Pessina will vest in one-third increments on each of the first, second and third anniversaries of the grant date and are otherwise subject to the terms and conditions described in “—V. Long-Term Incentive Compensation—C. 2019 Stock Option Grants” above. The performance shares and stock options are subject to forfeiture in certain circumstances, or full or pro-rated accelerated vesting in certain circumstances, including if Mr. Pessina ceases to serve on the Board (subject to certain exceptions). For a discussion of the circumstances related to forfeiture or to full or pro-rated accelerated vesting of Mr. Pessina’s outstanding awards, see “—Executive Compensation Tables and Supporting Information—2019 Potential Payments Upon Termination or Change in Control” below.

Name	Total Dollar Value of Awards	Aggregate Target Award of Performance Shares	Aggregate Grant Date Fair Value of Performance Share Award*	Number of Performance Shares	Aggregate Target Award of Stock Options	Aggregate Grant Date Fair Value of Stock Option Award*	Number of Stock Options
Stefano Pessina	$16,000,000	$11,200,000	$13,158,012	164,681	$4,800,000	$5,969,372	395,061
*	With respect to the performance shares, aggregate grant date fair value is calculated based on the probable satisfaction of the performance conditions for such award as of the date of grant. The grant date fair value for the performance shares and stock options is greater than the target economic value approved by the Compensation and Leadership Performance Committee due to the difference in the average share price used to determine the number of shares ($68.01) and the stock price on the date of grant ($79.90).

B. 2019 Executive Chairman Compensation

Similarly, the Compensation and Leadership Performance Committee believes (after consultation with Mercer) that providing Mr. Skinner with substantially all of his compensation in the form of time-based RSUs is appropriate, and closely aligns his compensation with the interests of our stockholders. The Compensation and Leadership Performance Committee also believes (after consultation with Mercer) that the amount of Mr. Skinner’s compensation package is consistent with current market practice for the compensation of executive chairs. The fiscal 2019 RSUs also included an adjusted operating income performance goal originally designed to comply with the legacy performance-based compensation rules under Section 162(m) of the Code prior to U.S. tax reform.

For fiscal 2019, in consideration of his service as our Executive Chairman, the Compensation and Leadership Performance Committee granted Mr. Skinner an RSU award equal in total economic value to $8 million. The year-over-year increase in the value of Mr. Skinner’s fiscal 2019 equity award was to better align the value of his compensation to market competitive levels of pay for Executive Chairman roles. The number of RSUs granted was determined by dividing the grant value by the average closing price for our common stock over the last 30 trading days of fiscal 2018, which was $68.01. Given the satisfaction of the adjusted operating income performance criteria for such award as determined by the Compensation and Leadership Performance Committee on October 28, 2019, this award will vest on the third anniversary of the grant date and is subject to forfeiture or full or pro-rated accelerated vesting in certain circumstances, including if Mr. Skinner ceases to serve on the Board (subject to certain exceptions). For a discussion of the circumstances related to forfeiture or to full or pro-rated accelerated vesting of Mr. Skinner’s outstanding awards, see “—Executive Compensation Tables and Supporting Information—2019 Potential Payments Upon Termination or Change in Control” below.

Name	Total Dollar Value of RSU Award	Number of RSUs	Aggregate Grant Date Fair Value of RSU Award*
James A. Skinner	$8,000,000	117,629	$9,398,557
*	This value is greater than the target economic value approved by the Compensation and Leadership Performance Committee due to the difference in the average share price used to determine the number of shares ($68.01) and the stock price on the date of grant ($79.90).

VII. Executive Compensation Program Updates

As noted in “—I. Executive Summary—B. Components of our 2019 Executive Compensation Program” above, at the 2019 Annual Meeting, our say-on-pay proposal received the support of approximately 94% of the votes cast, and received the support of approximately 93% and 95% of the votes cast at our 2018 and 2017 annual meetings of stockholders, respectively. The Board and the Compensation and Leadership Performance Committee considered these votes, as well as feedback received during individual meetings with stockholders, as demonstrating strong support for our executive compensation program as currently designed.

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While the Compensation and Leadership Performance Committee retained the core structure of our executive compensation program from fiscal 2019, the Compensation and Leadership Performance Committee did approve revisions to the mix of forms of equity used in the long-term incentive compensation program in order to further align the Company’s long-term incentive design with market practices and our business objectives, while continuing to align our leaders’ interest with those of the stockholders. The total economic value of the fiscal 2020 awards to the NEOs (other than Mr. Skinner) will be provided 25% in stock options, 25% in RSUs and 50% in performance shares (compared to 30% stock options and 70% performance shares for fiscal 2019).

For purposes of determining annual cash payouts under the MIP and performance share awards for those granted in fiscal 2020, the performance curve was amended by the Compensation and Leadership Performance Committee in July 2019. The amendment to the performance curve changed the Company performance target from a range of 95% to 110% to a range of 90% to 110%. These changes are intended to align our programs more closely to the market and to our business objectives. As noted above, RSUs were awarded in November 2019 as part of the annual long-term incentive compensation program for fiscal 2020. The RSUs will vest in one-third annual increments commencing on the one-year anniversary of the grant (with special rules covering the various types of termination of employment that might occur during the vesting period) and dividends thereunder will be credited as additional RSUs, subject to the same vesting and forfeiture provisions applicable to the underlying restricted stock unit award. The vesting terms of the stock options granted in 2020 will remain unchanged. This change in mix of long-term incentive vehicles is intended to align our executive compensation program more closely to the market, which has trended away from stock options in favor of providing a larger portion of stock-based awards in the form of performance-based equity awards and RSUs, while continuing to align our leaders’ interests with those of our stockholders.

In addition, for eligible employees who retire from the Company after age 55 with at least 10 years of service, the retirement provisions for long-term incentive compensation program awards beginning with the fiscal 2020 grants will include a provision requiring approval of retirement status by the Compensation and Leadership Performance Committee (such approval requirement was previously only in effect for Mr. Pessina’s fiscal 2019 stock option award).

In connection with the annual long-term incentive awards for fiscal 2020, on October 22, 2019, the Compensation and Leadership Performance Committee approved an increase in the annual equity grant value for Mr. Kehoe, from $3.5 million to $4.5 million. This increase was made to align his equity grant values with those of our Co-COOs, similar to the approach taken for George Fairweather, who served as the Company’s Global Chief Financial Officer prior to Mr. Kehoe. We believe aligning the compensation of Mr. Kehoe, Ms. Barra and Mr. Gourlay further strengthens the team approach to the leadership of the Company.

Transformational Cost Management Program Awards

On December 9, 2019, the Compensation and Leadership Performance Committee approved special awards under the Omnibus Incentive Plan for roles that are key to the success of the transformational cost management program initiatives for the Company, which program is expected to deliver in excess of $1.8 billion of annual cost savings by fiscal 2022. These special awards are intended to provide an incentive to certain individuals, including Ms. Barra and Messrs. Gourlay and Kehoe, to drive the performance and success of our transformational cost management program over a multi-year period. The program was also offered to certain high performing operational leaders who have critical roles in driving improved performance through this change, and driving delivery of our transformational cost management targets. The special awards to Ms. Barra and Messrs. Gourlay and Kehoe were granted on December 10, 2019 in the form of restricted stock units that vest ½ on September 1, 2020 and ½ on September 1, 2021, to align with key milestones in the transformational cost management program. There is no acceleration of vesting, except in the event of a termination of employment within one year following a qualifying change in control. Upon vesting, the units will be converted to shares of common stock. Dividends will be reinvested as additional units subject to the same vesting conditions as the underlying units. The number of restricted stock units granted to Ms. Barra and Messrs. Gourlay and Kehoe are equal to $1.5 million each, divided by the closing price per share of the Company’s common stock on the grant date.

VIII. Retirement and Other Benefits

A. Retirement Plans and Programs

U.S. Plans. The primary retirement program applicable to our U.S. employees is a tax-qualified 401(k) Profit Sharing Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan designed to accumulate retirement funds for participating employees, including participating executive officers of the Company, via individual contributions and employer matching contributions. The retirement benefits available for the Company’s executive officers under the tax-qualified 401(k) Plan are the same as those available for other eligible employees.

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The Company also has a non-qualified supplemental retirement plan, the Walgreens Boots Alliance, Inc. Executive Retirement Savings Plan (“Executive Deferred Plan”). The Executive Deferred Plan replaces the contributions the Company is unable to provide under the 401(k) Plan as a result of various tax law limitations that restrict contributions made for highly-compensated participants under the 401(k) Plan. The amounts credited to the Executive Deferred Plan are unfunded, unsecured promises to pay a benefit in the future. The Executive Deferred Plan includes two features. First, participants receive company contribution credits equal to the matching contributions that cannot be made to the 401(k) Plan due to the tax law limitations described above (“Company Contributions”). Second, participants may also elect to defer, on a pre-tax basis, up to (i) 50% of their annual base salary and/or (ii) 85% of their annual bonus (“Participant Contributions”). A participant’s account under the Executive Deferred Plan is credited with investment gains and/or losses based on the investment fund elections that apply to such participant under the 401(k) Plan. Executive Deferred Plan accounts are paid following termination of employment. Company Contribution accounts are paid in a lump sum or installments, depending on the size of the account balance and the participant’s age at the time of employment termination. Participant Contribution accounts are paid in a lump sum or installments over a selected number of years, based on the participant’s advance election at the time of deferral.

Mr. Kehoe is the only NEO who currently participates in these plans.

UK Plans. Mr. Gourlay has accrued benefits in the Boots Pension Plan, which covers certain employees in the United Kingdom, as well as in two smaller defined benefits plans, the Boots Supplementary Pension Plan and the Boots Additional Pension Arrangement. The Boots Pension Plan is a funded final salary defined benefit plan providing a retirement pension and a dependent’s pension on the death of the participant. The Boots Pension Plan was closed to future accruals effective June 30, 2010, with benefits calculated by reference to pensionable salaries as of that date. The plan is subject to an actuarial funding valuation on a triennial basis. The Boots Supplementary Pension Plan and the Boots Additional Pension Arrangement were also closed to future accruals effective June 30, 2010.

In lieu of further participation in any defined contribution plan, Ms. Barra and Mr. Gourlay receive a pension supplement of 40% of base salary, consistent with relevant market practice at the time of implementation.

B. Perquisites

We provide our NEOs and other senior executives with perquisites and other personal benefits that we believe are non-excessive and competitive with those offered by companies comparable to us. In April 2019, in consultation with Mercer, the Compensation and Leadership Performance Committee conducted a review of these perquisites and other personal benefits and determined that they remained generally consistent with relevant market practice.

Aircraft Usage. Pursuant to our guidelines for aircraft usage, we permit the personal use of our aircraft by each of Messrs. Pessina and Skinner. We also allow the partner or spouse of each, as applicable, to accompany him on such personal trips (in addition to accompanying him on business trips). In limited circumstances, pre-approved personal use of our aircraft by other senior executives is also permitted.

The Compensation and Leadership Performance Committee has authorized each of Mr. Pessina and Mr. Skinner, during the time he serves as Chief Executive Officer and Executive Chairman, respectively, to use our aircraft without requiring reimbursement for up to 20 flight hours per year for personal travel. During fiscal 2019, Mr. Pessina did not exceed that limit and Mr. Skinner did not utilize the Company’s aircraft for personal travel. Apart from the allocated hours, and from time to time, Mr. Pessina and Ms. Barra may charter our aircraft for his or her personal use. In such cases, they do so through a third-party chartering service on an arm’s-length basis, and in doing so indirectly pay us market rates for his or her personal use of such aircraft.

Each of Mr. Pessina and Mr. Skinner, to the extent his use of our aircraft for personal travel exceeds the number of hours per year allowed by the Compensation and Leadership Performance Committee without reimbursement, and our other senior executives who use our aircraft for personal travel, are required to reimburse us, pursuant to an aircraft time-sharing agreement consistent with Federal Aviation Administration regulations, an amount intended to approximate our incremental cost of such travel. To the extent either Mr. Pessina’s or Mr. Skinner’s use of our aircraft for personal travel without the need to reimburse us constitutes taxable income to him under applicable tax laws, then he pays the taxes on such income without gross-ups.

Relocation and Related Benefits. Executive officers are eligible for certain relocation and related benefits if they are assigned to work in a country that is not their “home country” (as defined in the applicable policy). In addition, Mr. Kehoe received relocation payments and benefits in connection with his initial hiring, the value and description of which is included in the “All Other Compensation” column of the “2019 Summary Compensation Table” under “—Executive Compensation Tables and Supporting Information” below. In addition to certain other benefits described in the paragraph below, Mr. Gourlay is entitled to a company car; payment of certain costs associated with his life, and other insurance policies (including,

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in some cases, coverage for his spouse and dependent children); long-term disability coverage; and a guaranteed death-in-service benefit of five times base salary. If Mr. Gourlay declines a particular benefit (other than the death-in-service benefit), then he may receive a cash payment in lieu thereof. Mr. Gourlay also receives certain tax equalization benefits and tax assistance (as described further below in “—C. Employment Arrangements”) consistent with his expatriate assignment.

Other. We provide limited additional perquisites and other personal benefits to our NEOs and other senior executives, including an annual medical examination, limited reimbursement of health club dues, long-term disability and personal accident insurance, preferred flight status within certain airline programs, and tax preparation services for executives with tax obligations in multiple countries. The perquisites and other benefits we provided to our NEOs during fiscal 2019 are further quantified in the footnotes in the “2019 Summary Compensation Table” under “—Executive Compensation Tables and Supporting Information” below.

C. Employment Arrangements

We generally execute an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target, long-term incentive award target and perquisites. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance and Change in Control Plan, will apply as applicable.

Under certain circumstances, the Company recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable.

James Kehoe. In part to compensate Mr. Kehoe for compensation foregone at his prior employer, Mr. Kehoe’s 2018 offer of employment provided for a $2.5 million cash sign-on bonus, which was payable as to 50% within 30 calendar days of the first day of his employment and as to the remaining 50% within 30 calendar days of the first anniversary of his employment, as further described under “2019 Summary Compensation Table” under “—Executive Compensation Tables and Supporting Information” below. Each installment of the cash sign-on bonus is subject to a one-year clawback, such that the installment must be repaid in full by Mr. Kehoe if he resigns or is terminated for cause during the one-year period following the date such installment became payable. In addition, Mr. Kehoe was awarded a one-time restricted stock unit grant with a grant date value of $4.5 million, which award vests in one-third increments on each of the first, second, and third anniversaries of the grant date.

Ornella Barra and Alexander W. Gourlay.

Ms. Barra and Mr. Gourlay, each of whom was employed by Alliance Boots or its subsidiaries prior to the closing of Walgreen Co.’s acquisition of the remaining 55% interest of Alliance Boots on December 31, 2014 (the “Second Step Transaction”), have employment agreements from such time that continue to be in effect until terminated. Formal employment agreements are a competitive market practice in the United Kingdom, where Mr. Gourlay was a resident when he entered into his employment agreement; and in Monaco, where Ms. Barra was a resident when she entered into her employment agreement.

Benefits provided to Ms. Barra pursuant to her agreement are described above in “—B. Perquisites” and in the “2019 Summary Compensation Table” under “—Executive Compensation Tables and Supporting Information” below. Ms. Barra’s agreement provides for a 12-month notice period prior to termination of employment by either Ms. Barra or us, subject to certain exceptions set forth in the agreement. We also provide, at our expense, annual tax advice from external tax advisors relating to U.S. and UK tax returns in relation to Ms. Barra’s employment with us.

In September 2013, Walgreens entered into a Secondment Agreement (the “Secondment Agreement”) with Alliance Boots Management Services Limited, an affiliate of Alliance Boots, pursuant to which Alliance Boots may second certain of its employees to Walgreens for particular assignments. Since 2013, Mr. Gourlay has been seconded to Walgreens pursuant to the Secondment Agreement and an assignment letter, which was most recently extended in October 2019.

Benefits provided to Mr. Gourlay pursuant to his employment agreement are described above in “—B. Perquisites” and in the “2019 Summary Compensation Table” under “—Executive Compensation Tables and Supporting Information” below, and include cost of living and housing allowances, expenses associated with annual tax advice from external tax advisors related to Mr. Gourlay’s employment with us, tax equalization benefits, and reimbursement of the difference between his real estate liability in the United States and his liability in the United Kingdom. Mr. Gourlay’s agreement provides for a 12-month notice period prior to termination of employment by either Mr. Gourlay or us, subject to certain exceptions set forth in the agreement, and also provides for the payment of redundancy payments in certain circumstances.

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D. Severance and Change in Control Plan

We maintain the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan (the “CIC Plan”), which was amended and restated effective August 6, 2019 to (1) conform the CIC Plan’s eligibility and benefit level provisions to the current Company organizational and leadership structure, (2) refine the approach to adjusting CIC Plan benefits in situations where the excise tax imposed by Section 4999 of the Code may apply, and (3) make certain other administrative and technical updates. With regard to (2) above, if the payments and benefits to a participant under the CIC Plan would subject the participant to an excise tax, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the participant receiving a higher net after-tax amount. Prior to this change, the CIC Plan provided for the reduction in CIC Plan benefits to the extent necessary to avoid triggering this excise tax. The CIC Plan provides eligible executives certain severance benefits (a) upon an involuntary termination by us at any time (other than for cause or upon death or disability, as those terms are defined in the CIC Plan) or (b) within one year following a “change in control,” upon an involuntary termination not for cause, death or disability, or upon a voluntary termination for “good reason” (as those terms are defined in the CIC Plan).

The CIC Plan contains a double-trigger feature with respect to a change in control, meaning that the CIC Plan requires both a change in control and a qualifying termination of employment within one year following the change in control in order to receive severance benefits.

None of the NEOs except Mr. Kehoe is currently eligible for benefits under the CIC Plan, as (1) Mr. Pessina does not receive any salary or annual incentive payments and therefore would receive no severance benefits under the CIC Plan, (2) Mr. Skinner, as Executive Chairman, is not currently eligible for participation in the CIC Plan, and (3) the other NEOs (except Mr. Kehoe) would receive benefits pursuant to their individual employment agreements in lieu of benefits under the CIC Plan.

Mr. Kehoe’s benefits under the CIC Plan and the other NEOs’ benefits under their individual employment arrangements are described under “—Executive Compensation Tables and Supporting Information—2019 Potential Payments upon Termination or Change in Control.”

IX. Executive Compensation Corporate Governance

A. Compensation Risk Oversight

In 2016, the Compensation and Leadership Performance Committee retained Mercer to conduct a risk review of our compensation programs and assess whether any of our incentive compensation plans, either individually or in the aggregate, would encourage our executives or employees to undertake unnecessary or inappropriate risks that were reasonably likely to have a material adverse impact on us. The Compensation and Leadership Performance Committee reviewed this external risk assessment of our variable pay plans and considered several factors, including the type of plan; the number of participants in each plan; the participants’ levels within the organization; the target and maximum payout potential; and performance criteria under each plan; and risk mitigating controls in place for each plan.

As part of these assessments, our management and the Compensation and Leadership Performance Committee, as well as Mercer, evaluated those plans that were identified as having the potential to deliver a significant amount of compensation, which included the short-term and long-term incentive programs described elsewhere in this “Compensation Discussion and Analysis” section.

The Compensation and Leadership Performance Committee thereafter concluded that it was not reasonably likely that risks arising from our compensation policies and practices would have a material adverse effect on us due to a variety of factors. In reaching this conclusion, the Compensation and Leadership Performance Committee considered the following:

●	Our compensation programs are designed to provide a mix of both fixed and variable incentive compensation;
●	Our compensation programs are balanced between a variety of different measures, and both short-term and long-term incentives are designed to reward execution of our short-term and long-term corporate strategies;
●	We allocate compensation among base salary, annual cash incentives, and long-term incentives, such as stock options and performance shares, that include both time of service and performance-based criteria;
●	The annual cash incentive component involves cash-based plan awards that are payable if, and only to the extent that, pre-established Company-wide financial and individual performance objectives are achieved;

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●	Long-term incentive compensation includes components that are paid based on results averaged out over a number of years and that vest over an extended period;
●	Executives are required to own a specified level of shares in order to comply with the stock ownership guidelines described in “—B. Stock Ownership Guidelines” below, which encourages focusing on enhancing long-term stockholder value in a sustainable manner;
●	As described below under “—C. Compensation Recovery (Clawback) Policy,” we have adopted a clawback policy applicable to all officers that is designed to allow us to recover incentive compensation paid if there is a restatement of financial results or misconduct, including fraud;
●	As described below under “—D. Anti-Hedging and Anti-Pledging Policies,” we have a policy that prohibits directors, executives and senior employees from participating in transactions designed to hedge or speculate on any change in our stock price ensuring that, as designed, directors, executives and senior employees bear the full risk of their ownership of our securities and have the same objectives as the Company’s other stockholders; and
●	We have incentive programs that provide the Compensation and Leadership Performance Committee with discretion to make downward adjustments to certain payments or awards under the component programs.

In light of the absence of any significant changes in our executive compensation program between fiscal 2017 and fiscal 2019, the Compensation and Leadership Performance Committee continues to believe that it is not reasonably likely that risks arising from our compensation policies and practices would have a material adverse effect on us, primarily for the same reasons set forth above.

B. Stock Ownership Guidelines

The Board first adopted executive stock ownership guidelines in 2008. Under the current guidelines, each senior executive has five years from the date of election or appointment to his or her position to achieve the lesser of the fixed or variable ownership level associated with his or her position. The minimum stock ownership guidelines for our Chief Executive Officer and other senior executives are as follows:

Executive Level	Fixed Number of Shares	Variable Number of Shares*
Executive Chairman	230,000	5x Salary
Chief Executive Officer	230,000	5x Salary
Chief Operating Officer	130,000	4x Salary
Executive Vice President	60,000	3x Salary
Senior Vice President	30,000	2x Salary
*	Variable number of shares equals stated salary multiple divided by share price as of the measurement date.

The following are included in determining stock ownership for purposes of these guidelines (to the extent applicable):

●	restricted stock and RSUs, discounted by an assumed tax rate of 35% and only up to 50% of the applicable ownership target;
●	shares held by minor dependents and spouses; and
●	shares owned outright, such as shares acquired upon the vesting of performance shares and the exercise of stock options.

The Compensation and Leadership Performance Committee reviewed our executives’ progress towards meeting these guidelines in October 2019. The Compensation and Leadership Performance Committee concluded that each of the NEOs has either met the stock ownership requirement applicable to him or her or is within the five-year transition period.

More information about the stock ownership guidelines applicable to Non-Employee Directors can be found in “Director Compensation—Non-Employee Director Stock Ownership Guidelines” above.

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C. Compensation Recovery (Clawback) Policy

The Board has adopted a compensation recovery, or “clawback,” policy for cash and equity incentive awards paid to executive officers. If there is a restatement of financial results or other misconduct (including fraud), then the policy allows the Compensation and Leadership Performance Committee to seek reimbursement of the incremental portion of awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results or in the absence of such misconduct. All forms of incentive compensation are subject to this policy. The Compensation and Leadership Performance Committee may look back over the three-year period prior to the restatement or other misconduct for the recoupment, and may also look to both current and former executive officers.

The policy provides the Compensation and Leadership Performance Committee with the discretion to recoup amounts of excess incentive compensation paid to an officer in conjunction with any materially incorrect results (even if not resulting in a restatement), or misconduct on the part of the executive officer, including fraud or other conduct that would lead to a “for cause” termination (as defined in the Company’s clawback policy).

In addition to this policy, our Chief Executive Officer and Global Chief Financial Officer are subject to any clawbacks that may be required under the Sarbanes-Oxley Act of 2002.

In fiscal 2019, in part based on feedback from our stockholders, we amended our clawback policy to require disclosure of any exercise of the clawback policy for any Section 16 officer, unless the Board or Compensation and Leadership Performance Committee concludes that legal or privacy concerns would prevent such disclosure.

D. Anti-Hedging and Anti-Pledging Policies

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our common stock and other securities and transaction in publicly-traded options relating to Company securities, as well as the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of our common stock or other securities. These policies prohibit our directors, officers and senior employees, including each of the NEOs, from hedging the risk of their ownership of our common stock through the use of financial mechanisms, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars and other derivative instruments.

This policy also prohibits our directors, officers and senior employees, including each of the NEOs, from pledging our common stock or other securities as collateral for a loan without the prior written approval of our Global Chief Administrative Officer and General Counsel and our Corporate Secretary where specified criteria are met.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be incorporated by reference into any filing we may make under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

The Compensation and Leadership Performance Committee reviews the Company’s Compensation Discussion and Analysis on behalf of the Board. The Compensation and Leadership Performance Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on this review and discussion, the Compensation and Leadership Performance Committee recommended to the Board that the Compensation Discussion and Analysis above be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019.

Compensation and Leadership Performance Committee

Nancy M. Schlichting, Chair
José E. Almeida
William C. Foote
John A. Lederer

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Executive Compensation Tables and Supporting Information

2019 Summary Compensation Table

The following table shows information regarding the compensation of each NEO for fiscal 2019, 2018 and 2017 (other than for Mr. Kehoe, who joined the Company in fiscal 2018). The values shown represent each NEO’s compensation during the fiscal year, including the grant date fair value of equity awards that were granted during a fiscal year that vest in a future year or years, subject to the terms and conditions of each award.

Certain amounts paid to or earned by certain NEOs were paid or accrued in British Pounds Sterling. In the tables below, amounts for fiscal 2019 (other than the pension value calculations, as noted in footnote 5 below) were converted to U.S. dollars at an exchange rate of approximately £1=$1.2822 (the average exchange rate during fiscal 2019 used by the Compensation and Leadership Performance Committee for purposes of executive compensation decisions).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Stefano Pessina Executive Vice Chairman and Chief Executive Officer	2019	—	—	13,158,012	5,969,372	—	—	28,818	19,156,202
	2018	—	—	6,229,183	7,202,212	—	—	71,545	13,502,940
	2017	—	—	7,111,185	7,361,500	—	—	52,965	14,525,650
James Kehoe Executive Vice President and Global Chief Financial Officer	2019	918,750	1,250,000	2,878,318	1,566,937	—	—	70,710	6,684,715
	2018	225,000	1,250,000	4,499,959	—	288,183	—	269,065	6,532,207

Ornella Barra Co-Chief Operating Officer	2019	986,173	—	3,700,648	2,014,662	—	—	433,059	7,134,542
	2018	964,803	—	1,661,111	2,304,691	1,293,687	—	423,927	6,648,219
	2017	891,406	—	2,031,732	2,523,924	1,564,418	1,269,875	397,571	8,678,926
Alexander W. Gourlay Co-Chief Operating Officer	2019	986,926	—	3,700,648	2,014,662	—	878,167	645,092	8,225,495
	2018	968,756	—	1,661,111	2,304,691	1,294,743	0	645,861	6,875,162
	2017	891,406	—	2,031,732	2,523,924	1,564,418	0	580,662	7,592,142
James A. Skinner(7) Executive Chairman	2019	—	—	9,398,557	—	—	—	—	9,398,557
	2018	—	—	6,229,183	—	—	—	—	6,229,183
	2017	—	—	7,111,185	—	—	—	—	7,111,185
(1)	This amount represents Mr. Kehoe’s $2,500,000 sign-on bonus, which was paid in two equal installments of $1,250,000 within 30 days following Mr. Kehoe’s first day of employment and within 30 days following the one-year anniversary of his first day of employment. The second installment of the bonus remains subject to a full repayment clawback requirement if Mr. Kehoe resigns or is terminated for cause during the one-year period following the date such installment became payable. For more information, see “—VIII. Retirement and Other Benefits—C. Employment Arrangements.”
(2)	Represents the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of RSUs (for Mr. Skinner) and performance shares (for all other NEOs) granted under the Omnibus Incentive Plan during the applicable fiscal year. These values do not represent amounts paid to or realized by the applicable NEO. The amounts included for the performance shares granted during fiscal 2019 are calculated based on the probable satisfaction of the performance conditions for such awards and the price of our common stock as of the date of grant. Assuming the highest level of performance is achieved for the performance shares granted during fiscal 2019, the maximum value at the grant date would be as follows: Mr. Pessina: $19,737,018; Ms. Barra: $5,550,972; Mr. Gourlay: $5,550,972; and Mr. Kehoe: $4,317,477. See “—Compensation Discussion and Analysis—V. Long-Term Incentive Compensation—B. 2019 Performance Share Award Grants” above for further information regarding these awards. For additional information regarding our stock compensation plans, see Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2019 (the “2019 Annual Report”). Stock awards that remained outstanding as of August 31, 2019 are reflected in the “2019 Outstanding Equity Awards at Fiscal Year-End” table below.
(3)	Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of stock options granted under the Omnibus Incentive Plan during the applicable fiscal year. These values do not represent amounts paid to or realized by the applicable NEO. See “—Compensation Discussion and Analysis” above for further information regarding these awards. The fair value of each option granted in fiscal 2019 was determined using the Black-Scholes option pricing model, with weighted-average assumptions of: risk-free interest rate

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(U.S. Treasury security rates for the expected term of the option), 3.00%; average expected life of options, 6.28 years; volatility (based on historical and implied volatility of the Company’s common stock), 24.31%; dividend yield (the Company’s cash dividend for the expected term),3.03%; and weighted average grant date fair value (granted at market price), $15.11. For additional information regarding our stock compensation plans, see Note 12 to the consolidated financial statements included in the 2019 Annual Report. Stock options that remained outstanding as of August 31, 2019 are reflected in the “2019 Outstanding Equity Awards at Fiscal Year-End” table below.
(4)	Includes the annual incentive compensation, if any, earned for each fiscal year (or portion thereof) pursuant to the MIP. As noted in “—Compensation Discussion and Analysis”, there were no payouts under the MIP for the NEOs with respect to fiscal 2019.
(5)	Reflects changes in pension value. For Mr. Gourlay, the fiscal 2019 amount represents the pension value in U.S. dollars as of the end of fiscal 2019, using the exchange rate at that time (£1=$1.2214), minus the pension value in U.S. dollars as of the end of fiscal 2018, using the exchange rate at that time (£1=$1.2968). The amount shown for each of fiscal 2017 and 2018 is zero, because there was a negative change in value in each of those years. Year-over-year changes in pension value are driven in large part due to changes in actuarial pension assumptions. See the “2019 Pension Benefits” table below and the “—Compensation Discussion and Analysis—VIII. Retirement and Other Benefits” section above for further information. Ms. Barra received a full distribution of her pension benefit in February 2017.
(6)	Detail of the amounts reported in the “All Other Compensation” column for fiscal 2019 is provided in the table below.

Item(A)	Stefano Pessina ($)	James Kehoe ($)	Ornella Barra ($)	Alexander W. Gourlay ($)	James A. Skinner ($)
Life Insurance	—	6,708	4,026	4,045	—
Expatriate Allowances(B)	—	—	—	223,839	—
Pension Supplements(C)	—	—	394,469	394,770	—
Executive Deferred Profit Sharing Plan	—	59,225	—	—	—
Perquisites and Personal Benefits(D)(E)	28,818	4,777	34,564	22,438	—
Total	28,818	70,710	433,059	645,092	—
(A)	The presentation of “All Other Compensation” has been refined as compared to prior years to exclude dividends and dividend equivalents credited to RSUs and, for Mr. Skinner, DSUs, as the value of such dividends and dividend equivalents would have been reflected in the grant date fair value of the RSUs and DSUs and reported in the year of grant with respect to such awards. Accordingly, prior year amounts included in the “2019 Summary Compensation Table” have been updated to exclude dividends and dividend equivalents previously included in such amounts.
(B)	For Mr. Gourlay, includes amounts paid pursuant to his secondment and assignment letter, including cost of living allowances ($27,465), tax equalization payments ($10,232), reimbursement of the difference between his real estate tax liability in the United Kingdom and his real estate tax liability in the United States ($170,884), and expenses associated with annual tax advice from external tax advisors relating to his remuneration. See “—Compensation Discussion and Analysis—VIII. Retirement and Other Benefits—C. Employment Arrangements” above. These allowances were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or the executive, as applicable.
(C)	Consists of a cash payment in lieu of participation in a defined contribution plan.
(D)	For Mr. Gourlay, includes a car allowance (or cash payment in lieu thereof).
For Mr. Kehoe, includes the Company’s incremental costs relating to long-term disability benefits, personal accident insurance benefits and an annual executive health screening.
For Ms. Barra, includes commuting costs of $27,256 and expenses associated with annual tax advice from external tax advisors.
The amount for Mr. Pessina reflects his personal use of the Company’s aircraft, using the exchange rate at that time (€1=$1.1333). The Company determines the amount associated with personal use of its aircraft by calculating the incremental cost to it by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs include: (1) landing, parking, passenger ground transportation, crew travel and flight planning services expenses; (2) supplies, catering and crew traveling expenses; (3) aircraft fuel and oil expenses; (4) maintenance, parts and external labor (inspections and repairs); and (5) any customs, foreign permit and similar fees. Fixed costs that do not vary based upon usage are not included in the calculation of direct operating cost.
(E)	As permitted by SEC rules, we do not report NEO perquisites and personal benefits that amount to less than $10,000 in the aggregate for fiscal 2019.
(7)	Mr. Skinner served as the non-executive Chairman of the Board until January 9, 2015. As a Non-Employee Director, he received compensation in accordance with our Non-Employee Director compensation program until he became the Executive Chairman of the Board. The “All Other Compensation” column for fiscal 2018 and 2017 has been restated to exclude $585,630 and $474,743, respectively, for dividends credited to RSUs and DSUs as the value of such dividends and dividend equivalents would have been reflected in the grant date fair value of the RSUs and DSUs and reported in the year of grant with respect to such awards.

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2019 Grants of Plan-Based Awards

The following table shows information regarding the incentive awards granted to the NEOs for fiscal 2019.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Award Type(1)	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stefano Pessina	SO	11/1/2018	10/23/2018								395,061	79.90	5,969,372
	PS	11/1/2018	10/23/2018				82,341	164,681	247,022				13,158,012
James Kehoe	SO	11/1/2018	10/23/2018								103,702	79.90	1,566,937
	PS	11/1/2018	10/23/2018				18,012	36,024	54,036				2,878,318
	MIP			574,219	1,148,438	2,296,875
Ornella Barra	SO	11/1/2018	10/23/2018								133,333	79.90	2,014,662
	PS	11/1/2018	10/23/2018				23,158	46,316	69,474				3,700,648
	MIP			616,358	1,232,716	2,465,432
Alexander W. Gourlay	SO	11/1/2018	10/23/2018								133,333	79.90	2,014,662
	PS	11/1/2018	10/23/2018				23,158	46,316	69,474				3,700,648
	MIP			616,829	1,233,658	2,467,315
James A. Skinner	RSU	11/1/2018	10/23/2018							117,629			9,398,557
(1)	Includes stock options (SO), performance shares (PS), and restricted stock units (RSU) issued under the Omnibus Incentive Plan and annual cash incentives payable under the MIP.
(2)	These amounts represent the threshold, target, and maximum annual incentives under the MIP for fiscal 2019. The related performance targets and results are described above in “—Compensation Discussion and Analysis.” For the MIP, the threshold award was set at 50% of the target award, and the maximum award was set at 200% of the target award. As noted in “—Compensation Discussion and Analysis”, there were no payouts under the MIP for our NEOs in fiscal 2019.
(3)	These share numbers represent the threshold, target, and maximum performance share awards for the fiscal 2019—2021 performance period. The threshold award was set at 50% of the target performance share award, and the maximum award was set at 150% of the target performance share award. The performance share awards are subject to pro-rated or accelerated vesting in certain circumstances, including, as a result of retirement and, with respect to Mr. Pessina, if he ceases to serve on the Board in certain circumstances.
(4)	Represents the number of RSUs granted to Mr. Skinner in fiscal 2019. The RSUs granted to Mr. Skinner vest on the third anniversary of the grant date, subject to the satisfaction of performance criteria originally designed to comply with the legacy performance-based rules under Section 162(m) of the Code prior to U.S. tax reform and forfeiture in certain circumstances and full or pro-rated accelerated vesting in certain circumstances, including if Mr. Skinner ceases to serve on the Board in certain circumstances.
(5)	The stock option awards vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and the final third on the third anniversary of the grant date, subject to forfeiture in certain circumstances and full or pro-rated accelerated vesting in certain circumstances (including, as a result of retirement and, with respect to Mr. Pessina’s award, if he ceases to serve on the Board in certain circumstances). The stock options expire on the tenth anniversary of the grant date.
(6)	The exercise price for stock option awards is the per-share closing price of the Company’s common stock on the grant date.
(7)	The amounts included for the performance shares granted during fiscal 2019 are calculated based on the probable satisfaction of the performance conditions for such awards, and the price of our common stock as of the date of grant.

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2019 Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding the outstanding equity awards held by each of the NEOs as of August 31, 2019.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Awards That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Stefano Pessina	2/12/2016	263,273	—	77.08	2/12/2026
	11/1/2016	—	410,798	82.46	11/1/2026
	11/1/2017	168,068	336,642	67.01	11/1/2027
	11/1/2018	—	395,061	79.90	11/1/2028
	11/1/2016							92,102	4,714,701
	11/1/2017							92,959	4,758,571
	11/1/2018							164,681	8,430,020
James Kehoe	6/1/2018					49,449	2,531,279
	11/1/2018	—	103,702	79.90	11/1/2028
	11/1/2018							36,024	1,844,069
Ornella Barra	11/1/2015	84,466	—	84.68	11/1/2025
	11/1/2016	—	140,844	82.46	11/1/2026
	11/1/2017	53,781	107,725	67.01	11/1/2027
	11/1/2018	—	133,333	79.90	11/1/2028
	11/1/2016							26,314	1,347,014
	11/1/2017							24,789	1,268,949
	11/1/2018							46,316	2,370,916
Alexander W. Gourlay	11/1/2015	84,466	—	84.68	11/1/2025
	11/1/2016	—	140,844	82.46	11/1/2026
	11/1/2017	53,781	107,725	67.01	11/1/2027
	11/1/2018	—	133,333	79.90	11/1/2028
	11/1/2016							26,314	1,347,014
	11/1/2017							24,789	1,268,949
	11/1/2018							46,316	2,370,916
James A. Skinner	11/1/2016					92,587	4,739,514
	11/1/2017					97,976	5,015,369
	11/1/2018					121,055	6,196,814
	Various					81,663	4,180,348
(1)	For each of the stock option awards granted, one-third of the award vests on each of the first, second and third anniversary of the grant date, except for the options granted on November 1, 2016 and February 12, 2016, which vested on the third anniversary of the grant date. All stock options are subject to forfeiture in certain circumstances and full or pro-rated accelerated vesting in certain circumstances, including, upon retirement and, with respect to the awards to Mr. Pessina, if he ceases to serve on the Board in certain circumstances.
(2)	Includes the number and value of the unvested RSUs awarded under the Omnibus Incentive Plan as of, and includes dividend equivalents through, August 31, 2019. The RSUs granted to Mr. Kehoe on June 1, 2018 vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and the remainder on the third anniversary of the grant date. The RSUs granted to Mr. Skinner on November 1, 2016, November 1, 2017 and November 1, 2018 vest on the third anniversary of the grant date. All RSUs are subject to forfeiture in certain circumstances or full or pro-rated accelerated vesting in certain circumstances, including, with respect to the awards to Mr. Skinner, if he ceases to serve on the Board in certain circumstances. For Mr. Skinner, also includes 81,663 DSUs outstanding as of August 31, 2019. These DSUs will be settled in stock following Mr. Skinner’s termination of service as a director in accordance with the terms and conditions of the Omnibus Incentive Plan, subject to his election options relating to the timing and form of payment.

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(3)	Except as described below, represents the number and value of performance shares based on the target performance level. As described in the “—Compensation Discussion and Analysis” section, the performance shares granted in November 2017 and November 2018 vest, if at all, based on the Company’s cumulative adjusted EPS performance over the fiscal 2018-2020 performance period and the fiscal 2019-2021 performance period, respectively. In October 2019, the Compensation and Leadership Performance Committee certified the performance achievement and released the performance shares granted in November 2016 relating to the fiscal 2017-2019 performance period. With respect to the November 2016 performance shares, the number of units reported in this table represent the actual number of shares that vested, with the market value determined based on the August 30, 2019 closing stock price. The performance share awards are subject to pro-rated or accelerated vesting in certain circumstances, including upon retirement and, with respect to the awards to Mr. Pessina, if he ceases to serve on the Board in certain circumstances.

2019 Option Exercises and Stock Vested

The following table shows information regarding stock vested by each of the NEOs during fiscal 2019. No options were exercised during fiscal 2019.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Stefano Pessina(1)	—	—	90,605	7,000,164
James Kehoe(2)	—	—	24,466	1,207,135
Ornella Barra(1)	—	—	26,426	2,041,652
Alexander W. Gourlay(1)	—	—	26,426	2,041,652
James A. Skinner(3)	—	—	82,787	5,924,235
(1)	Award represents performance shares vested on August 31, 2018, with performance certified and performance shares released in October 2018.
(2)	Awards represent RSUs granted on June 1, 2018 including related dividend equivalents, which vest ratably over a three-year period.
(3)	Awards represent RSUs granted on February 12, 2016 including related dividend equivalents, which vest three years after grant (and upon certification of performance achievement).

2019 Pension Benefits

The following table shows information regarding the estimated present value of accumulated pension benefits for Mr. Gourlay.

In connection with the Second Step Transaction, the Company assumed certain of Alliance Boots’ defined benefit pension plans. The principal defined benefit pension plan is the Boots Pension Plan, which covers certain employees in the United Kingdom. The Boots Pension Plan is a funded final salary defined benefit plan providing a retirement pension and a dependent’s pension on the death of the participant. The Boots Pension Plan was closed to future accruals effective June 30, 2010, with benefits calculated by reference to pensionable salaries as of that date. The plan is subject to an actuarial funding valuation on a triennial basis.

The Company also assumed two smaller defined benefit plans in the United Kingdom, the Boots Supplementary Pension Plan and the Boots Additional Pension Arrangement, both of which were also closed to future accruals effective June 30, 2010. These plans were intended to supplement the benefits provided under the Boots Pension Plan for eligible senior employees of Alliance Boots.

Benefits under these plans are payable upon retirement (age 60 under all plans) or death or, in certain cases, upon early retirement. Participants in the Boots Pension Plan and Boots Supplementary Pension Plan have the option of receiving a portion of their pension as a tax-free cash sum upon retirement. Participants in the Boots Additional Pension Arrangement are paid their benefit as a single lump sum. Even though these plans are closed to future accruals, the present value of accumulated benefits can fluctuate significantly from year to year based on changes in the underlying actuarial pension assumptions. Other than Mr. Gourlay, no other NEO is currently a participant in these plans or any other defined benefit plan of the Company.

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Name	Plan Name	Number of Years of Service Credit (# of years)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Year ($)
Alexander W. Gourlay	Boots Pension Plan	25.5	4,767,124	—
	Boots Supplementary Pension Plan	5.7	127,026	—
	Boots Additional Pension Arrangement	1.7	5,143,315	—
(1)	These values were converted from British Pounds Sterling to U.S. dollars using the exchange rate (£1=$1.2214) as of August 31, 2019, the last day of our fiscal year. Prior to such conversion, these values in British Pounds Sterling were £3,903,000, £104,000, and £4,211,000, respectively.

2019 Nonqualified Deferred Compensation

The following table reflects fiscal 2019 contributions, earnings, withdrawals and end-of-year balances for participating NEOs under the Walgreens Boots Alliance, Inc. Executive Deferred Profit-Sharing Plan, which is referred to below as the “Executive Deferred Plan”. See “Compensation Discussion and Analysis” above for further information regarding the Executive Deferred Plan.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (8/31/19) ($)
James Kehoe	Executive	—	59,225	396	—	59,621
	Deferred
	Plan
(1)	The amount shown in this column reflects company contributions under the Executive Deferred Plan, which are also reported as “All Other Compensation” in the “2019 Summary Compensation Table” above.

2019 Potential Payments Upon Termination or Change in Control

The information below describes the compensation and benefits payable to each of the NEOs in the event of termination of his or her employment as of August 31, 2019. The actual amounts to be paid under any of the scenarios can only be determined at the time of such NEO’s separation from the Company. Furthermore, the Compensation and Leadership Performance Committee retains discretion to provide additional benefits to senior executives upon termination or resignation if it believes the circumstances so warrant.

Upon termination of employment for any reason, each NEO will be entitled to receive amounts earned during his or her employment. These amounts may include:

●	Any earned awards that are not yet paid, including unpaid approved awards under the MIP for the completed fiscal year and unpaid vested performance share awards under the Omnibus Incentive Plan for the completed fiscal year;
●	Vested stock options;
●	Accrued benefits under certain legacy Alliance Boots pension plans;
●	Earned but unused vacation pay and paid time off; and
●	Base salary earned through the date of termination.

Under the terms of certain of the Company’s compensation arrangements, if the payments and benefits to a participating NEO under such compensation arrangement would subject the NEO to the excise tax imposed by Section 4999 of the Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax or, if provided in the applicable compensation arrangements for an NEO, paid in full with the NEO responsible for any associated excise tax or reduced by the minimum amount necessary to avoid such excise tax, based on whether such payment or reduction would result in the NEO receiving a higher net after-tax amount. The amounts described in this section do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the applicable compensation arrangements.

Unless otherwise noted, the information below also does not include amounts earned for fiscal 2019 that are shown in the “2019 Summary Compensation Table” above.

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Mr. Pessina. Mr. Pessina’s sole compensation in fiscal 2017, 2018 and 2019 consisted of the performance share and stock option awards issued in fiscal 2017, 2018 and 2019, in each case as reflected in the “2019 Summary Compensation Table” and the “2019 Outstanding Equity Awards at Fiscal Year-End” table above. Upon termination of his employment as of August 31, 2019, the exclusive benefits provided to Mr. Pessina would be:

●	In the event of Mr. Pessina’s disability or death, he would receive full accelerated vesting of all of these performance share and stock option awards;
●	In the event Mr. Pessina’s employment is terminated within one year after a change in control of the Company (other than for cause), he would receive full accelerated vesting of the fiscal 2017, 2018 and 2019 stock option awards and the fiscal 2017 performance share awards, and pro-rated vesting of the fiscal 2018 and 2019 performance share awards; and
●	In the event Mr. Pessina resigns from the Board, he would receive full vesting of the fiscal 2017 and 2018 performance share awards, full vesting of the fiscal 2017, 2018 and 2019 stock option awards (subject to “retirement” approval by the Compensation and Leadership Performance Committee, in the case of the fiscal 2019 stock option award), and pro-rata vesting of the fiscal 2019 performance share award.

In each case except for termination following a change in control, the actual performance shares earned will be based on the Company’s performance and settled at the end of the performance period. In the event of termination within one year following a change in control, the pro-rated performance shares are payable at target and settled within 45 days of termination of service.

Mr. Pessina is also technically eligible to participate in the CIC Plan; however, because he has no annual salary and does not participate in the MIP, he would not be entitled to benefits under the plan in the event of termination of his employment upon a change in control of the Company.

Mr. Skinner. As Executive Chairman, Mr. Skinner’s sole compensation in fiscal 2017, 2018 and 2019 consisted of the RSU awards issued in those years, in each case as reflected in the “2019 Summary Compensation Table” and the “2019 Outstanding Equity Awards at Fiscal Year-End” table above. Mr. Skinner does not participate in any of the Company’s employee benefit plans, including the CIC Plan.

As a result, upon termination of his employment as of August 31, 2019 due to disability, death, retirement from the Board, or termination of employment within one year after a change in control of the Company (other than for cause), the exclusive benefit provided to Mr. Skinner would be full vesting of these RSU awards; provided, however, that the RSU award granted in November 2018 would vest on a pro-rated basis if retirement occurs within twelve months of the grant date, subject to satisfaction of the applicable performance conditions.

Mr. Kehoe. Mr. Kehoe is eligible to participate in the Company’s employment benefit plans, including the CIC Plan, under which he would receive severance benefits (a) of $4,151,250 in cash severance and $15,988 in subsidized COBRA premiums upon an involuntary termination by us at any time (other than for cause or upon death or disability, as those terms are defined in the CIC Plan) or (b) of $5,189,063 in cash severance and $15,988 in subsidized COBRA premiums upon an involuntary termination or a voluntary termination for “good reason” (as those terms are defined in the CIC Plan) within one year following a “change in control”. In addition, upon termination of his employment as of August 31, 2019 due to disability, death, or termination of employment within one year after a change in control of the Company (other than for cause), Mr. Kehoe’s new hire RSU award reflected in the “2019 Outstanding Equity Awards at Fiscal Year-End” table above would become fully vested. Under all other scenarios, these RSUs would be forfeited.

Other NEOs. Each of Ms. Barra and Mr. Gourlay has an employment agreement that sets forth potential payments to be made upon qualifying termination events. Because of the existence of these employment agreements, neither of these NEOs is eligible for benefits under the CIC Plan. Certain amounts described herein would be paid in British Pounds Sterling; amounts shown in U.S. dollars are based on the average exchange rate during fiscal 2019 used by the Compensation and Leadership Performance Committee for purposes of executive compensation decisions of £1=$1.2822.

Ms. Barra may be terminated for cause (as specified in her employment agreement) and would receive no payments. Termination by the Company not for cause or resignation by Ms. Barra requires twelve months’ notice; accordingly, Ms. Barra would be entitled to her base salary and all other compensation and benefits during this notice period; provided, however, that the Company may terminate Ms. Barra’s employment immediately and pay in monthly installments through the end of the notice period a total of £1,090,981 ($1,398,856), which represents base salary and cash payments in lieu of participation in a defined contribution plan (i.e., pension supplement). No additional payments would be made to Ms. Barra should her termination occur in connection with a change in control. In the event of a termination due to permanent disability or death as a result of an

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Executive Compensation

accident, Ms. Barra would receive three times her base salary pursuant to a personal accident insurance policy, which equals £2,337,816 ($2,997,548). Upon death while employed, a lump sum death benefit of £3,896,360 ($4,995,913) would be payable (pursuant to a life insurance policy paid for by the Company), which represents five times Ms. Barra’s base salary.

Mr. Gourlay may be terminated for cause (as specified in his employment agreement) or upon his 65th birthday and would receive no payments. Termination by the Company not for cause or resignation by Mr. Gourlay requires twelve months’ notice; accordingly, Mr. Gourlay would be entitled to his base salary and all other compensation and benefits during this notice period; provided, however, that the Company may terminate Mr. Gourlay’s employment immediately and pay his base salary in monthly installments through the earlier of the end of the notice period or until Mr. Gourlay were to find alternative employment. The maximum amount of base salary paid upon termination would be £779,273 ($999,184) for the full 12-month notice period, subject to reduction based on the actual remaining notice period at the time of employment termination and whether Mr. Gourlay obtains other employment prior to the end of such period. No additional payments would be made to Mr. Gourlay were his termination to occur in connection with a change in control. In the event of a termination due to permanent disability or death as a result of an accident, Mr. Gourlay would receive three times his base salary pursuant to a personal accident insurance policy, which equals £2,337,819 ($2,997,552). Upon death while employed, a lump sum death benefit of £3,896,365 ($4,995,919) would be payable (pursuant to a life insurance policy paid for by the Company), which represents five times Mr. Gourlay’s base salary.

The information above (and in the table below) does not include benefits to be paid to Mr. Gourlay pursuant to the Boots Pension Plan, Boots Supplementary Pension Plan, and Boots Additional Pension Arrangement, as these account balances are earned and payable, and the aggregate payment amounts will not vary based on the reason for termination of employment. The current actuarial value of accumulated benefits under these plans as of August 31, 2019 are included in “2019 Pension Benefits” above.

In addition to the benefits described above, each of Ms. Barra and Mr. Gourlay hold stock options issued in fiscal 2017, 2018 and 2019 and performance share awards issued in fiscal 2017, 2018 and 2019, and Mr. Kehoe holds stock options and performance shares issued in fiscal 2019, all as reflected in the “2019 Summary Compensation Table” and the “2019 Outstanding Equity Awards at Fiscal Year-End” table above. Upon termination of employment of any of these NEOs as of August 31, 2019, these equity awards would be forfeited, except in the following circumstances:

●	In the event of death while employed, or termination due to disability, then he or she receives the following benefits with respect to these equity awards:
●	Vesting of the stock options is accelerated, and the vested option remains exercisable until one year from the date of death or disability; and
●	Full vesting of performance shares, calculated based on performance through the end of the performance period, and distributed at the same time performance shares are distributed to other participants.
●	In the event of retirement (defined as age 55 or older with at least 10 years of service and subject to Compensation and Leadership Performance Committee approval with respect to fiscal 2019 awards), then he or she receives the following benefits with respect to these equity awards:
●	For fiscal 2017 and 2018 stock options, accelerated vesting of any stock options scheduled to vest within one year of the retirement date, and all vested stock options remain exercisable until one year from the retirement date;
●	For fiscal 2019 stock options, full accelerated vesting, and all vested stock options remain exercisable for the remainder of the 10-year term of such stock options;
●	For fiscal 2017 and 2018 performance shares, full vesting of any performance shares scheduled to vest within one year of the retirement date, which will settle based on actual Company performance at the end of the performance period; and
●	For fiscal 2019 performance shares, pro-rated vesting based on the portion of the performance period completed through the retirement date, and vested performance shares will settle based on actual Company performance at the end of the performance period.
●	In the event of involuntary termination without cause within one year following a change in control, then he or she receives the following benefits with respect to these equity awards:
●	Vesting of the stock options is accelerated, and the vested stock options remain exercisable until 90 days from the date of termination – or, in the case of the fiscal 2019 stock options, for the remainder of the 10-year term of such stock options; and
●	Pro-rated vesting of the target level of performance shares, with the value of such target performance shares distributed in cash following such termination of employment.

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Outstanding Equity Awards. The table below shows the value of the equity awards held by each of the NEOs under each of the scenarios listed. The amounts shown in the table assume that each such NEO’s last day worked was August 31, 2019. For termination following a change in control, it is assumed that the change in control and termination of employment occurred simultaneously as of August 30, 2019, the last business day of fiscal 2019.

	Stock Options ($)(1)	Performance Shares ($)(2)	Restricted Stock Units ($)(3)
Stefano Pessina
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Retirement from the Board	—	11,983,101	—
Other Voluntary Termination	—	—	—
Change in Control	—	10,396,911	—
Termination due to Disability	—	17,603,115	—
Termination due to Death	—	17,603,115	—
James A. Skinner
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Retirement from the Board	—	—	11,476,220
Other Voluntary Termination	—	—	—
Change in Control	—	—	15,951,697
Termination due to Disability	—	—	15,951,697
Termination due to Death	—	—	15,951,697
Ornella Barra and Alexander W. Gourlay
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Voluntary Termination/Retirement	—	3,320,525	—
Change in Control	—	2,897,542	—
Termination due to Disability	—	4,901,135	—
Termination due to Death	—	4,901,135	—
James Kehoe
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Voluntary Termination/Retirement	—	—	—
Change in Control	—	614,690	2,531,279
Termination due to Disability	—	1,844,069	2,531,279
Termination due to Death	—	1,844,069	2,531,279
(1)	The amounts shown in this column reflect the value of unvested stock options that become vested in full or in part upon the various termination of employment scenarios. All such stock options are included in the “2019 Outstanding Equity Awards at Fiscal Year-End” table above. For each applicable stock option, there is value included only if accelerated vesting of all or some portion of the award would occur and the applicable stock option exercise price is higher than the Company’s closing stock price on August 30, 2019 ($51.19). Because the exercise price for each of the outstanding options exceeded the Company’s closing stock price on August 30, 2019, no amounts are included in this table for outstanding stock option awards.
(2)	The amounts shown in this column reflect the value of performance shares at target performance for the fiscal 2017, 2018 and 2019 grants in each of the scenarios listed based on the extent to which such performance shares become vested as of termination of employment. All such performance shares are included in the “2019 Outstanding Equity Awards at Fiscal Year-End” table.
(3)	The amounts shown in this column reflect the value of RSUs granted in fiscal 2017, 2018, and 2019 in each of the scenarios listed based on the extent to which such RSUs become vested as of termination of employment. All such RSUs are included in the “2019 Outstanding Equity Awards at Fiscal Year-End” table.

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Executive Compensation

Other. In addition to the compensation and benefits described above, (1) if any NEO retires after reaching the age of 55 and achieves at least 10 years of service with the Company or its subsidiaries, (2) in the event of the death of an NEO while employed, or the termination of an NEO due to disability, or (3) in the case of Mr. Kehoe, as part of benefits under the Executive Severance and Change in Control Plan, such NEO would receive a pro-rated award under the MIP for the final partial year of participation, to the extent such NEO participates in the MIP. Because the MIP amounts are deemed earned as of the last day of the fiscal year, such amounts have been excluded from this section.

CEO Pay Ratio

As required by the SEC rules, we are providing the following information comparing the annual total compensation of our CEO and Executive Vice Chairman, Stefano Pessina, to the median of the annual total compensation of all of our employees other than our CEO. As permitted by SEC rules, we used the same median employee for our pay ratio calculation this year as we used for the calculation included in last year’s proxy. We believe it is reasonable to use the same median employee for purposes of the pay ratio calculation because there was no change in our employee population or in the median employee’s compensation arrangement or other material change that would significantly affect our pay ratio calculation. We identified our median employee for the fiscal 2018 pay ratio analysis using the methodology and the material assumptions, adjustments, and estimates described below.

Identification of Median Employee. The Company has a presence in 25 countries. In determining the median employee last year, we used our active employee population on June 1, 2018, consisting of 320,484 employees. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 2,403 employees in Germany. After taking into account the de minimis exemption, 222,235 employees in the United States and 95,846 employees located outside of the United States were considered for identifying the median employee. The total of these excluded employees represented less than 1% of our workforce.

To identify the median employee, we considered the total actual cash earnings (base salary, overtime, and bonus) for the period of June 1, 2017 through May 31, 2018 for all active employees including full-time, part-time, seasonal and employees on leave. As noted above, we are using the same median employee for the fiscal 2019 pay ratio calculation.

As disclosed in the “2019 Summary Compensation Table”, our CEO had total annual compensation of $19,156,202 and our median employee had compensation of $34,074, as calculated in accordance with the summary compensation table disclosure rules but including employer provided healthcare benefits. As a result, we estimate that the ratio of our CEO’s compensation to that of our median employee was 562 to 1.

78     Walgreens Boots Alliance

Equity Compensation Plan Information

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrants, and rights under our equity compensation plans as of August 31, 2019.

Name	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders(2)	17,117,726		$69.31	35,583,727
Equity compensation plans not approved by security holders(3)	223,034		$35.71	—
Total	17,340,760	(4)	$68.88	35,583,727
(1)	Weighted average exercise price of outstanding options only. RSUs and performance shares do not have an exercise price and, accordingly, are not included in this calculation.
(2)	We have two active equity incentive plans, both of which have been approved by our stockholders: the Omnibus Incentive Plan and the Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan (formerly known as the 1982 Employees Stock Purchase Plan) (the “ESPP”). As of August 31, 2019, we also had outstanding equity awards that may be settled for shares of our common stock under two other plans approved by our stockholders: the Walgreen Co. Executive Stock Option Plan (as assumed by Walgreens Boots Alliance, Inc.) (the “Former Option Plan”) and the Walgreen Co. Long-Term Performance Incentive Plan (as assumed by Walgreens Boots Alliance, Inc.) (the “Former Incentive Plan”).
The Omnibus Incentive Plan provides for incentive compensation to Non-Employee Directors and our officers and employees, and permits various stock-based awards. These include, but are not limited to, stock options, restricted stock, RSUs, performance shares, performance units and SARs. Pursuant to the Omnibus Incentive Plan, the number of authorized shares under the plan is reduced at two different rates depending on the type of award. Each share of common stock issuable upon the exercise of stock options or SARs reduces the number of shares available for future delivery under the Omnibus Incentive Plan by one share, while each share of common stock issued pursuant to “full value awards” reduces the number of shares available for future delivery by three shares. “Full value awards” are awards, other than stock options, SARs and awards where the participant has directly or indirectly paid the intrinsic value of the award, that are settled by the issuance of shares of common stock, including RSUs and performance shares. Awards that do not entitle the holder to receive or purchase shares, awards that are settled in cash, and awards that are granted in substitution for awards under a plan of an acquired entity are not counted against the aggregate number of shares available for issuance under the Omnibus Incentive Plan. As of August 31, 2019, 25,008,818 shares were available for future issuance under this plan.
The ESPP is a tax-qualified Code Section 423 stock purchase plan under which eligible employees are permitted to purchase shares of our common stock at a 10% discount. As of August 31, 2019, 10,574,909 shares were available for future issuance under this plan.
Former Plans: The Omnibus Incentive Plan consolidated into a single plan several previously existing equity compensation plans: the Former Option Plan, the Former Incentive Plan, the Walgreen Co. Broad Based Employee Stock Option Plan and the Walgreen Co. Nonemployee Director Stock Plan (collectively, the “Former Plans”). Following stockholder approval on January 9, 2013, the effective date of the Omnibus Incentive Plan, no further grants may be made under the Former Plans and shares that were available for issuance under the Former Plans and not subject to outstanding awards became available for issuance (in addition to newly authorized shares) under the Omnibus Incentive Plan. Pursuant to the Omnibus Incentive Plan, shares that are subject to outstanding awards under the Omnibus Incentive Plan, the Former Plans and the former Share Walgreens Walgreen Co. Stock Purchase/Option Plan (the “Former Share Walgreens Plan”) that subsequently are cancelled, forfeited, lapsed, or are otherwise terminated or settled without a distribution of shares become available for awards under the Omnibus Incentive Plan. The Former Option Plan was an incentive compensation plan that permitted the grant of incentive stock options and nonqualified stock options to eligible employees. The Former Incentive Plan was an incentive compensation plan that permitted the grant of restricted stock, RSUs, performance units and performance shares. For additional information about our equity compensation plans, see Notes 1 and 12 to the Consolidated Financial Statements included in the 2019 Annual Report.
(3)	We have equity awards that may be settled for shares of our common stock outstanding under the Former Share Walgreens Plan and under certain equity compensation plans and awards we assumed in connection with our acquisition of drugstore.com, inc. in June 2011 that were not approved by our stockholders. The Former Share Walgreens Plan expired on September 30, 2012. As a result, no further awards may be granted under that plan.

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Equity Compensation Plan Information

The Former Share Walgreens Plan was a stock purchase and stock option incentive compensation plan that allowed eligible non-executive employees to buy stock (up to a specified percentage of base annual salary) during specific periods. For each share of common stock an employee purchased through the plan, the employee received from one to three options to purchase additional shares at a fixed price. The determination of the number of options was a function of the degree to which we attained pre-established performance goals. For options granted on or after October 1, 2005, the option price is the closing price of a share of common stock on the grant date. With respect to shares issued or granted under the Former Share Walgreens Plan, the applicable holding periods have been met and all outstanding options are vested and exercisable. Unexercised options expire 10 years after the date of the grant, subject to earlier termination if the optionee’s employment ends. The outstanding options under this plan as of August 31, 2019 are reflected in the table.
The table does not include equity awards that we have assumed in connection with the acquisition of other companies. As of August 31, 2019, an additional 1,678 shares of our common stock were subject to outstanding stock options assumed in connection with acquisitions of other companies, including SARs with respect to an aggregate of 1,678 shares with a weighted-average exercise price of $26.35 per share. No additional awards may be granted under these plans.
(4)	Comprised of options to acquire 17,340,760 shares, 607,079 shares subject to outstanding RSU awards and 2,732,851 shares subject to outstanding performance share awards. The number of performance shares indicated reflects the target amount awarded for awards outstanding as of August 31, 2019; the actual number of shares issued will range between 0% and 150% of the target amount for awards granted in fiscal 2017, 2018 and 2019 based upon our performance relative to the applicable goals as determined by the Compensation and Leadership Performance Committee following the end of the applicable performance period.

80     Walgreens Boots Alliance

Proposals 4-6:

Stockholder Proposals

What am I voting on?
The following three proposals were submitted by stockholders.
What is the Board’s voting recommendation?

The Board recommends a vote “AGAINST” each of the following stockholder proposals. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

What is the required vote?

Approval of each of the following stockholder proposals requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on such proposal. If you elect to abstain from voting on any of the following stockholder proposals, the abstention will have the same effect as an “AGAINST” vote on such proposal.

The following three proposals were submitted by stockholders. If the stockholder proponent, or a representative who is qualified under state law, properly presents such proposal for a vote, then the proposal will be voted on at the Annual Meeting.

In accordance with federal securities regulations, we have included each stockholder proposal plus any supporting statement as submitted by the proponent. We accept no responsibility for the accuracy of any stockholder proposal or any supporting statement.

Proposal 4 – Stockholder Proposal Requesting an Independent Board Chairman

We have been advised that Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, who has indicated he is a beneficial owner of at least $2,000 in market value of our common stock, intends to submit the following proposal at the Annual Meeting.

Proposal 4 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary to require that the Chairman of the Board of Directors to be an independent member of the Board whenever possible. The Board would have the discretion to phase in this policy for the 2021 annual meeting or for the next Chief Executive Officer transition.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company changing course and naming an independent board chairman soon after opposing a shareholder proposal asking it to do so. Wells Fargo also changed course and named an independent board chairman.

Now is an ideal time to transition to an independent board chairman. Our stock price dropped $15 in a year. Plus our Lead Director, William Foote, had more than 22-years long tenure at Walgreens. Long-tenure can impair the independence of a director — and Mr. Foote received the highest number of against-votes at the 2019 annual meeting. Mr. Foote’s against-votes were 4-times higher than each of several other directors.

Plus Mr. Foote had an unwarranted greater influence on our company by chairing the Nomination Committee and having a seat on the Executive Pay Committee.

Adoption of this proposal is a low hanging fruit item that will cost our company virtually nothing — yet it can improve director independence and company performance.

Please vote yes:
Independent Board Chairman—Proposal 4

2020 Proxy Statement     81

Stockholder Proposals

The Board’s Statement in Opposition to Proposal 4

The Board has carefully considered this stockholder proposal and recommends that stockholders vote AGAINST the proposal for the following reasons:

The Company’s Board leadership structure should be tailored to the Company’s evolving needs and not limited to the stockholder proposal’s “one-size-fits-all” approach.

The Company’s directors have a fiduciary duty to regularly consider the most appropriate Board leadership structure in light of the Company’s specific and evolving circumstances. Accordingly, as discussed above under “Governance—Board Structure—Board Leadership Structure,” the Company’s by-laws provide the Board with the flexibility to select the most appropriate Board leadership structure. This flexibility benefits the Company and its stockholders because the Board is best positioned to evaluate the optimal leadership structure for the Company based upon the Company’s leadership team, strategy, challenges and opportunities over time. The Board believes that it should continue to determine on a case-by-case basis the most effective leadership structure for the Company, rather than take the stockholder proposal’s rigid, “one-size-fits-all” approach to Board leadership.

The Board’s current leadership structure provides effective, independent Board oversight.

Our current Board leadership structure is designed to meet the unique business needs of the Company and to build on the strengths of our Board. As described in more detail in “Governance—Board Structure—Board Leadership Structure,” the Board believes that its current leadership structure of a Lead Independent Director, an Executive Chairman and Executive Vice Chairman allows it to provide effective, independent oversight of the Company. The appointment of an executive chairman who is not the CEO is an accepted practice in the United Kingdom, with the election of a lead independent director being critical to help ensure robust independent leadership on the Board. Since the Chairman of the Board currently is not an independent director, the Corporate Governance Guidelines require the independent directors to select a Lead Independent Director and vest the Lead Independent Director with significant responsibilities.

The Board believes that this structure is optimal at this time because it allows our CEO to focus on leading our business and operations. At the same time, the Executive Chairman can focus on leadership of the Board, including calling and presiding over its meetings and preparing meeting agendas in collaboration with our CEO and the Lead Independent Director, while working collaboratively with senior management. Similarly, the Lead Independent Director can lead executive sessions of the independent directors, provide leadership for independent oversight of executive management, serve as a liaison and supplemental channel of communication between independent directors and the management directors, and serve as a sounding board and advisor to the management directors. Moreover, the independent directors of the Board meet regularly in executive sessions that are presided over by the Lead Independent Director with no members of management present. During these executive sessions, the independent directors discuss matters of concern as well as any matter they deem appropriate, including evaluation of the Board Chairman and CEO, Board meeting matters and Board effectiveness.

The Company’s corporate governance policies and practices promote effective, independent Board oversight.

In addition, the Board has adopted corporate governance policies and practices that promote a strong and effective Board that provides independent oversight. For example:

●	Directors are elected annually and by a majority of the votes cast in uncontested elections;
●	Stockholders have meaningful proxy access and special meeting rights and cumulative voting;
●	The Company’s Corporate Governance Guidelines require that the Board consist of a substantial majority (at least two-thirds) of independent directors. Currently, eight of the Company’s ten directors qualify as independent;
●	The Audit Committee, the Compensation and Leadership Performance Committee, the Nominating and Governance Committee and the Finance Committee are comprised entirely of independent directors. This vests the independent directors with oversight of critical matters, such as the integrity of the Company’s financial statements, the annual self-evaluation of the Board and its committees, and the compensation of executive officers;
●	The Company has demonstrated a strong commitment to Board refreshment and to having highly qualified, independent voices on the Board. Of the Board’s eight independent directors, four have joined the Board since January 1, 2012; and
●	The Nominating and Governance Committee annually evaluates each director and recommends to the Board whether each should be nominated for election to a one-year term.

The Board recommends that stockholders vote AGAINST Proposal 4. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

82     Walgreens Boots Alliance

Stockholder Proposals

Proposal 5 – Stockholder Proposal Regarding the Use of a Deferral Period for Certain Compensation of Senior Executives

We have been advised that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, along with co-filers, which has indicated it is a beneficial owner of at least $2,000 in market value of our common stock, intends to submit the following proposal at the Annual Meeting. We will promptly provide the name, address and share ownership information of the co-filers upon a stockholder’s request.

Proposal 5 – Deferral Period for Certain Compensation of Senior Executives

RESOLVED that shareholders of Walgreens Boots Alliance Inc. (“Walgreens”) urge the Compensation Committee (the “Committee”) to make the following changes to any annual cash incentive program (“Bonus Program”), as applicable to senior executives, in order to promote a longer-term perspective:

1.	An award to a senior executive under a Bonus Program (“Bonus”) that is based on one or more financial measurements (a “Financial Metric”) whose performance measurement period (“PMP”) is one year or shorter shall not be paid in full for a period (the “Deferral Period”) following the award; and
2.	The Committee shall develop a methodology for (a) determining the length of the Deferral Period and what proportion of a Bonus should be paid immediately, (b) adjusting the remainder of the Bonus over the Deferral Period in a manner that (i) allows accurate assessment of risks taken during the PMP that could have affected performance on the Financial Metric(s) and (ii) allows Walgreens to recoup Bonus compensation pursuant to its clawback policy; and (c) paying out the remainder of the Bonus at the end of the Deferral Period.

The changes should be implemented in a way that does not violate any existing contractual obligation or the terms of any compensation or benefit plan currently in effect.

SUPPORTING STATEMENT

As long-term shareholders, we support compensation policies that align senior executives’ incentives with the company’s long-term success. We are concerned that short-term incentive plans can encourage senior executives to take on excessive risk.

In our view, the opioid crisis reflects overly risky behavior by companies in the supply chain, including retailers such as Walgreens. That behavior has led to costly litigation, as well as civil and criminal enforcement actions, with potential financial and reputational consequences. Walgreens is a defendant in the multi-district opioid litigation in Ohio.

To foster a longer-term orientation, this proposal asks that the Committee develop a methodology for withholding some portion of Bonuses to allow adjustment of the unpaid portion during the Deferral Period both to allow more accurate assessment of the risks taken during the PMP and to facilitate recoupment pursuant to Walgreens’ clawback policy. The Committee would have discretion to set the terms and mechanics of this process.

Bonus deferral is widely used in the banking industry, where overly risky behavior generating short-term profits but longer-term losses was widely viewed as contributing to the financial crisis. In 2009, the Financial Stability Board (“FSB”), which coordinates national financial authorities in developing strong financial sector policies, adopted Principles for Sound Compensation Practices and implementation standards for those principles, including bonus deferral. Deferral is “particularly important” because it allows “late-arriving information about risk-taking and outcomes” to alter payouts and reduces the need to claw back compensation already paid out, which may “”fac[e] legal barriers,” in the event of misconduct. Banking supervisors in 16 jurisdictions, including the US, have requirements or expectations regarding bonus deferral. (https://www.fsb.org/wp-content/uploads/P170619-1.pdf)

We urge shareholders to vote FOR this proposal.

The Board’s Statement in Opposition to Proposal 5

The Board has carefully considered this stockholder proposal and recommends that stockholders vote AGAINST the proposal for the following reasons:

The Board is committed to developing an executive compensation program that is designed to align with and promote the Company’s objectives and the creation of long-term stockholder value through the design and monitoring of incentive compensation.

2020 Proxy Statement     83

Stockholder Proposals

The Company’s executive compensation program is designed to provide our senior executives with incentives to achieve the Company’s objectives, including creating long-term stockholder value. The incentive programs are intended to align with the Company’s overall financial goals and are monitored on an ongoing basis to evaluate alignment with our pay for performance philosophy. In addition, the Compensation and Leadership Performance Committee (which is composed entirely of independent directors) regularly reviews the Company’s executive compensation program and evaluates whether the current structure, including the proportion of short and long-term performance-based compensation, supports these goals. Consistent with our overall pay for performance philosophy, the Compensation and Leadership Performance Committee retains the discretion to make adjustments to the annual incentive goals that reflect significant changes to our Company goals or one-time matters that were unanticipated or unplanned at the time of setting the goals. This discretion is considered and exercised every year prior to the payment of any incentive compensation so that any unusual items, such as litigation proceeds and one-time costs from acquisitions, can be factored into the payout determinations, if appropriate. The Compensation and Leadership Performance Committee believes that this process aligns our incentive compensation programs with the interests of our stockholders.

In addition, the Compensation and Leadership Performance Committee regularly reviews the mix of pay provided to our senior executives. Consistent with our pay for performance philosophy, senior executives have a mix of pay that is heavily weighted in favor of long-term equity incentives, that vest over a three-year period and are tied to stockholder return. This is intended to promote the creation of long-term stockholder value. For example, in fiscal 2019, only 19% of our target compensation for NEOs (other than Mr. Skinner and Mr. Pessina) was in the form of cash compensation under our MIP (based on annual performance tied to adjusted operating income), while equity incentives, with three-year vesting schedules, make-up 65%. No compensation was paid to our NEOs under the MIP in fiscal 2019 as the Compensation and Leadership Performance Committee determined that performance targets were not met. Of these equity incentives, 70% were performance share awards tied to three year cumulative adjusted EPS and 30% were stock options, which only results in value to our executives if our stock price increases. The Board believes that these equity incentives help ensure that our executive compensation program does not inappropriately encourage a focus on short-term decision-making.

The Company maintains a meaningful clawback policy, as well as a robust compliance program, that reflect the Company’s commitment to long-term value creation for stakeholders.

The Board believes that the Company’s compensation policies and practices already promote long-term value creation. For example, the Board believes that the Company’s robust compensation recovery, or “clawback” policy, which is discussed in detail above under “Executive Compensation—Compensation Discussion and Analysis—IX. Executive Compensation Corporate Governance—C. Compensation Recovery (Clawback) Policy” reflects the Company’s strong commitment to long-term value creation. Relevant to this stockholder proposal, the clawback policy gives the Company broad rights to recoup all forms of incentive compensation from covered individuals who have engaged in misconduct, including fraud or other conduct that would lead to a “for cause” termination (as defined in the Company’s clawback policy). The Compensation and Leadership Performance Committee carefully reviews any alleged misconduct by a covered individual and evaluates whether action is appropriate under the Company’s clawback policy.

Based on market data provided by Mercer, we believe the clawback policy, which we enhanced in fiscal 2019 in part as a result of stockholder feedback, is broader than many other companies of our size, gives the Company the necessary ability to recover compensation both before it vests (in the case of equity) and after it is paid (in the case of cash and equity).

Additionally, in fiscal 2016, the Compensation and Leadership Performance Committee retained Mercer to conduct a risk review of our compensation program and assess whether any of our incentive compensation plans would encourage our executives or employees to undertake unnecessary or inappropriate risks. The Compensation and Leadership Performance Committee reviewed this external risk assessment of our variable pay plans and considered several factors. As part of these assessments, our management and the Compensation and Leadership Performance Committee, as well as Mercer, evaluated those plans that were identified as having the potential to deliver a significant amount of compensation, which included the short-term and long-term incentive programs described elsewhere in the section entitled “Compensation Discussion and Analysis.” At that time, the Compensation and Leadership Performance Committee concluded that it was not reasonably likely that risks arising from our compensation policies and practices would have a material adverse effect on the Company. In light of the absence of any significant changes in our executive compensation program between fiscal 2017 and fiscal 2019, the Compensation and Leadership Performance Committee continues to believe that it is not reasonably likely that risks arising from our compensation policies and practices would have a material adverse effect on the Company.

84     Walgreens Boots Alliance

Stockholder Proposals

Further, the Company maintains a robust compliance program that already includes a variety of accountability mechanisms. As set forth in our Code of Conduct and Business Ethics, the Company requires all of its officers, directors and employees to strictly adhere to all applicable laws and Company policies. In the event that an officer or employee engages in misconduct, they may be subject to discipline by the Company, including possible termination of employment. The Board believes that the Company’s current policies and procedures, including potential termination of employment and compensation recoupment in the case of serious violations, are effective in both promoting compliance and disciplining executive officers in the event of a failure to comply with legal and ethical standards.

The stockholder proposal fails to strike a reasonable balance between providing incentives based on desired management behavior and permitting executives to manage their own financial affairs.

Because equity compensation is by far the largest element of compensation for our executive officers, the payment of cash incentives in the form of annual incentive payments is critical to allow executives to adequately manage their own financial affairs in the short term. Further, the deferral requested in the stockholder proposal is not a market practice in many industries, including the industries in which the Company competes for senior leadership talent, and the Board believes that adding this off-market requirement to the Company’s compensation structure would put the Company at a significant disadvantage as it continuously looks to recruit new talent for senior roles.

The stockholder proposal would unduly restrict the Compensation and Leadership Performance Committee’s structuring of executive compensation

The Board believes that stockholders’ interests are best served by recognizing that the Compensation and Leadership Performance Committee, comprised of four independent, non-management directors, is in the best position to set the terms of executive compensation arrangements. Our stockholders have evidenced their overwhelming support of the Compensation and Leadership Performance Committee’s actions, with approximately 90% of shares present and entitled to vote casting votes in favor of our Company’s executive compensation at the last three annual meetings of stockholders. The Board believes that the Compensation and Leadership Performance Committee has properly designed the executive compensation program, which includes several elements designed to support our compensation objectives and reward specific aspects of our financial performance that the Board believes are critical to driving long-term stockholder value in a sustainable manner.

The Compensation and Leadership Performance Committee should continue to retain the flexibility to design and administer a competitive compensation program that reflects market conditions. Conversely, adopting the rigid policy advanced by the stockholder proposal would frustrate the discretion provided to the Compensation and Leadership Performance Committee to make decisions that it believes are consistent with our pay for performance philosophy, the Company’s objectives, and the long-term interests of our stockholders, and interfere with the objective of our compensation program.

The Board recommends that stockholders vote AGAINST Proposal 5. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

Proposal 6 – Stockholder Proposal Regarding the Ownership Threshold for Calling Special Meetings of Stockholders

We have been advised that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has indicated that he is a beneficial owner of at least $2,000 in market value of our common stock, intends to submit the following proposal at the Annual Meeting.

Proposal 6 – Special Shareholder Meeting Enhancement

Shareowners ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareowner meeting. The Board of Directors would continue to have its existing power to call a special meeting.

Special meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013. This proposal topic, sponsored by William Steiner, also won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes. This 78% support might have been even higher if more shareholders had access to independent proxy voting advice.

2020 Proxy Statement     85

Stockholder Proposals

Shareholders need to have the power to play a greater role in Walgreens due to the dismal performance of the Walgreens stock price. Walgreens stock has fallen from $84 in November 2018.

An April 2019 article in Crain’s Chicago Business said that Walgreens’ U.S. business is “under siege,” according to Evercore ISI analyst Ross Muken in a note to clients, with worse results than even pessimistic investors had imagined. “This is truly a terrible print, as most metrics missed materially.” Walgreens CEO Stefano Pessina called it “the most difficult quarter we have had since the formation of Walgreens Boots Alliance.” Walgreens stock was down 13% in one afternoon.

Walgreens is also one of the store chains named in what will be a major trial regarding corporate complicity in the opioid epidemic. Plaintiffs are seeking billions of dollars in restitution.

A 10% stock ownership threshold is important because the current 20% stock ownership threshold for shareholders to call a special meeting may be unreachable due to time constraints and the detailed technical requirements that can trip up half of shareholders who want a special shareholder meeting. Thus the 20% stock ownership threshold to call a special meeting can be a 40% stock ownership threshold to call a special meeting for all practical purposes.

Any claim that a shareholder right to call a special meeting can be costly – may be moot. When shareholders have a good reason to call a special meeting – our Board of Directors should be able to take positive responding action to make a special meeting unnecessary.

Please vote yes:
Special Shareholder Meeting Enhancement – Proposal 6

The Board’s Statement in Opposition to Proposal 6

The Board has carefully considered this stockholder proposal and recommends that stockholders vote AGAINST the proposal for the following reasons:

●	The Company currently provides stockholders with the rights to call a special meeting and act by written consent, the terms of which reflect current market practice.
●

The current ownership threshold of 20% to call a special meeting permits stockholders owning a reasonable minority of the Company’s outstanding shares of common stock to call special meetings while helping to avoid using corporate resources on business items that may not reflect the interests of the Company and its broader stockholder base and may not garner significant support.

●

The Company has corporate governance practices in place, including market-standard proxy access and cumulative voting, which protect stockholder rights and provide meaningful avenues for smaller stockholders to effectively voice their opinions without the expense and risk associated with a lower special meeting threshold.

●	The Company engages in robust stockholder engagement throughout the year in order to allow stockholders to easily provide feedback to management and the Board on an ongoing basis.

The Company permits stockholders holding in the aggregate 20% or more of its outstanding shares of common stock to call special meetings, with procedural safeguards designed to protect the best interests of the Company and all of its stockholders. The Board believes that the Company’s current threshold strikes the appropriate balance between providing stockholders with a meaningful right to call a special meeting when an urgent, extraordinary event arises, on the one hand, while preventing a small minority of stockholders—who may have narrow, short-term interests—from causing, to the detriment of the Company’s other stockholders, the Company to incur the unnecessary expense or disruption of a special meeting to pursue matters that are not widely viewed as requiring immediate attention, on the other hand. Moreover, as of October 2019, the current 20% ownership threshold is the same as, or more favorable to stockholders than, the special meeting rights at approximately 74.6% of the 307 S&P 500 companies surveyed by FactSet SharkRepellent.

The Company’s corporate governance policies and practices provide stockholders with numerous avenues to voice their opinions and encourage Board accountability and responsiveness to stockholder feedback. In addition to stockholders’ existing rights to call a special meeting, to act by written consent, to nominate a director via proxy access and to exercise cumulative voting rights, the Company has no supermajority voting provisions in its charter or by-laws and a majority vote standard is applicable in uncontested director elections. Furthermore, the Company has demonstrated an ongoing commitment to Board refreshment and to having highly qualified, independent voices on the Board. Of the Board’s eight independent directors, four have joined the Board since January 1, 2012.

86     Walgreens Boots Alliance

Stockholder Proposals

The Company’s strong corporate governance practices include a robust stockholder engagement program. Company leaders meet regularly with stockholders to discuss strategy, operational performance, and business practices. The Company also meets with stockholders throughout the year to share perspectives on corporate governance, executive compensation, and related matters. For additional information about the Company’s stockholder engagement program and actions it has taken in response to these discussions, please see “Governance—Board Responsibilities—Stockholder Engagement” above. As part of this engagement, the Company has heard from a number of its largest stockholders expressing their support for the Company’s special meeting threshold. However, the Company intends to continue monitoring developments on this topic as part of its consideration of broader governance issues, and it remains committed to fostering an open and honest dialogue with its stockholders regarding its corporate governance policies and practices.

The Board believes that the Company’s strong corporate governance practices, including the Company’s commitment to ongoing dialogue with its stockholders, provide stockholders with the significant ability to raise important matters with the Board and management in a manner tailored to the Company’s particular ownership composition without the potential expense and risk associated with a lower special meeting threshold.

The Board recommends that stockholders vote AGAINST Proposal 6. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

2020 Proxy Statement     87

Questions and Answers About the Proxy Materials and the Annual Meeting

Q:	If I received a Notice of Internet Availability, how may I receive proxy materials?
A:

We use the “e-proxy” rules of the SEC, which allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, we are mailing to most of our stockholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”), which contains instructions on how to access this Proxy Statement, the accompanying Notice of 2020 Annual Meeting of Stockholders, and the 2019 Annual Report online.

If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The Notice of Internet Availability also contains information about how stockholders may, if desired, request a printed copy of these proxy materials.

Stockholders who do not receive the Notice of Internet Availability will receive a printed copy of these proxy materials by mail unless they have previously requested electronic delivery. We are providing notice of the availability of those materials by e-mail to those stockholders who have previously elected to receive the proxy materials electronically. The e-mail contains a link to the website where those materials are available as well as a link to the proxy voting website.

Q:	How many shares are entitled to vote? How many votes per share may I cast?
A:

Stockholders of record of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 887,987,456 shares of our common stock were outstanding.

Our stockholders have cumulative voting rights in the election of directors (Proposal 1) and one vote per share on all other matters. Cumulative voting allows a stockholder to multiply the number of shares owned by the number of directors to be elected and to cast an equal number of votes for each of the 10 nominees to the Board, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most of our stockholders hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

●

Shares held of record: If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you received your proxy materials by mail, we have enclosed an accompanying proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the accompanying proxy card or Notice of Internet Availability, as described below under “How can I vote my shares without attending the Annual Meeting?” If you are a stockholder of record and choose to cumulate your votes in the election of directors, you must notify us in writing at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary prior to the Annual Meeting or, if you vote in person at the Annual Meeting, notify the chair of the Annual Meeting prior to the commencement of voting.

●

Shares owned beneficially: If your shares are held in a brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. Consequently, these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid legal proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has provided a voting instruction form for you to use to direct them regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them. If you hold shares through a broker, bank, or other nominee and choose to cumulate your votes in the election of directors, you should contact them.

88     Walgreens Boots Alliance

Questions and Answers About the Proxy Materials and the Annual Meeting

Q:	Can I attend the Annual Meeting? How do I pre-register?
A:	In addition to our personnel and guests, only the following persons may attend the Annual Meeting:
●	A Company stockholder as of the Record Date, or one named representative in lieu thereof; and
●	One guest of such stockholder or named representative.

Any stockholder, its named representative and/or guest who attends the Annual Meeting must be pre-registered and obtain an admission ticket in advance. Stockholders will need the 16-digit control number printed on the Notice of Internet Availability, voter instruction form or proxy card and, if applicable, will need to pre-register their named representative and any guest thereof. You should follow the instructions under “Additional Information—Attending the Annual Meeting” below to pre-register and obtain an admission ticket for yourself, your named representative, or any guest. Attendees must be pre-registered by no later than 11:59 p.m., Eastern Time, on Thursday, January 23, 2020.

For admission to the Annual Meeting, each attendee must present (i) a valid, government-issued photo identification and (ii) the above-referenced admission ticket in the attendee’s name. Whether or not you attend the Annual Meeting, the event will be made available via webcast on our website at https://investor.walgreensbootsalliance.com. Since seating will be limited, admission to the Annual Meeting will be on a first-come, first-served basis.

Q:	How can I vote my shares in person at the Annual Meeting?
A:

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance, as described below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted in person at the Annual Meeting by you only if you obtain a valid legal proxy from your broker, bank or other nominee giving you the right to vote your shares.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or by submitting a voting instruction form without attending the Annual Meeting.

Shares held of record: If you hold your shares directly as the stockholder of record and you received a printed copy of the proxy materials by mail, you may vote without attending the Annual Meeting by one of the following methods:

●	By Mail: Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided;
●	By Telephone: Call the toll-free telephone number set forth on the proxy card and follow the recorded instructions; or
●	By Internet: Go to https://www.proxyvote.com and follow the instructions on the website.
Please refer to the specific instructions set forth on the proxy card you received.

If you are a stockholder of record and you received a Notice of Internet Availability, you may vote without attending the Annual Meeting by accessing the secure Internet website registration page identified on the Notice of Internet Availability and following the instructions. Alternatively, you may vote by mail or telephone if you request a printed copy of the proxy materials by calling the toll-free telephone number set forth on the Notice of Internet Availability. Please refer to the specific instructions set forth in the Notice of Internet Availability you received.

Please note that the Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on January 29, 2020.

Shares held beneficially: If you hold your shares in street name through a brokerage account or by a broker, bank or other nominee, you should have received instructions on how to vote your shares or how to instruct your broker, bank or other nominee to vote your shares. Please follow their instructions carefully. If you give the broker voting instructions, your shares will be voted as you direct. Please note that brokers, banks and other nominees may not vote your shares on non-routine matters in the absence of specific instructions from you, so please provide your voting instructions so your vote can be counted.

If you hold your shares in street name through a brokerage account or by a broker, bank or other nominee, then you generally may vote without attending the Annual Meeting by one of the following methods:

●

By Mail: If you received a printed copy of the proxy materials, you may vote by signing, dating and returning the voting instruction card sent to you by your broker, bank, or other nominee in the pre-addressed envelope provided; or

●

By Methods Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your broker, bank or other nominee to determine whether you may provide voting instructions by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the broker, bank or other nominee.

2020 Proxy Statement     89

Questions and Answers About the Proxy Materials and the Annual Meeting

Q:	Can I change my vote or revoke my proxy?
A:

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

●	Filing a timely written notice of revocation with us at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary;
●

Submitting a new proxy at a later date via the Internet, by telephone or by mail to Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary; or

●	Attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account or by a broker, bank or other nominee, you should follow the instructions provided by them.
Only the latest validly executed proxy that you submit will be counted.
Q:	How will my shares be voted if I sign, date and return a proxy card without giving specific voting instructions?
A:	You may vote “For,” “Against” or “Abstain” with respect to each of the proposals.

If you sign and return your accompanying proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board and, with respect to any other matters to be voted upon at the Annual Meeting, in accordance with the discretion of the persons named on the accompanying proxy card. Furthermore, if you sign and return your accompanying proxy card without giving specific voting instructions regarding the election of directors, then the persons named on the accompanying proxy card will have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board.

Q:	Who will count the votes?
A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes, and a representative of CT Hagberg LLC will act as the inspector of election. Each firm is independent of the Company.
Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to us or to third parties, except to allow for the tabulation and certification of votes and as necessary to meet applicable legal requirements, or to assert or defend claims for or against us. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management or to the Board for their review.

Q:	What is the quorum requirement for the Annual Meeting?
A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for the purpose of the quorum requirement for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

Q:	What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?
A:

Proposal 1 (Election of Directors). The election of directors at the Annual Meeting is an uncontested election. This means, with respect to the election of directors, the number of votes “FOR” a director’s election must be a majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the Annual Meeting with respect to that director’s election. Abstentions with respect to a director will have the same effect as a vote “AGAINST” him or her.

Other Proposals. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve each of the other proposals to be voted on at the Annual Meeting. For each of these proposals, abstentions have the same effect as a vote “AGAINST” approval of that proposal.

Broker Non-Votes. If you are a beneficial holder and do not provide specific voting instructions to your broker, then the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2020 (Proposal 2). Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting. Broker non-votes will not have an effect on any of the proposals.

90     Walgreens Boots Alliance

Questions and Answers About the Proxy Materials and the Annual Meeting

Q:	What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?
A:	It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or, if you vote via the Internet or by telephone, vote once for each Notice of Internet Availability or proxy card you receive so as to ensure that all of your shares are voted.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We expect to announce preliminary voting results at the Annual Meeting. We will publish the voting results in a Current Report on Form 8-K filed with the SEC subsequent to the Annual Meeting.
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will also bear the cost of soliciting proxies on behalf of the Board. We will also provide copies of these proxy materials to banks, brokerage firms, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others, so that they may forward these proxy materials to the beneficial owners. We will, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners.
We have retained the services of Alliance Advisors LLC to aid in the solicitation of proxies. We expect that we will pay Alliance Advisors LLC fees of approximately $8,500 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We have agreed to indemnify Alliance Advisors LLC against certain liabilities relating to or arising out of their engagement.
Solicitations may also be made by personal interview, mail, telephone, e-mail, other electronic channels of communication, or otherwise by certain of our directors, officers and other employees, but we will not reimburse or provide additional compensation to these persons for these services.
Q:	Where can I find additional copies of the proxy materials?
A:	The Notice of Internet Availability, this Proxy Statement and the 2019 Annual Report are available at https://www.proxyvote.com. We have also made available on our website at https://investor.walgreensbootsalliance.com/annual-reportsproxies the 2019 Annual Report, including the financial statements and schedules.
We will furnish, on written request and without charge, a printed copy of the 2019 Annual Report to each person whose proxy is solicited and to each person representing that, as of the Record Date, he or she was a beneficial owner of shares entitled to be voted at the Annual Meeting. Such written request should be addressed to us at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary.
Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A:	To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This is pursuant to a procedure approved by the SEC called “householding.” If you received your proxy materials by mail, a separate proxy card is included in the proxy materials for each of these stockholders.
If you share an address with another stockholder and received only one set of proxy materials, or would otherwise like to request a separate copy of these materials, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver a separate copy (free of charge) upon request. Similarly, if you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or, if applicable, this Proxy Statement and the 2019 Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, you may also contact Broadridge Financial Solutions, Inc. If your shares are held through a brokerage account, please contact your broker directly.
Stockholders who participate in householding will continue to receive separate proxy cards to vote their shares, if you receive your proxy materials by mail. Stockholders that receive the Notice of Internet Availability will receive instructions on how to vote their shares via the Internet. Householding does not affect dividend check mailings.
Q:	How can I obtain an additional proxy card or voting instruction form?
A:	If you lose, misplace or otherwise need to obtain a Notice of Internet Availability, proxy card or voting instruction form and:
●	You are a stockholder of record, contact us in writing at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary; or
●	You are the beneficial owner of shares held indirectly through a broker, bank or other nominee, contact your account representative at that organization.

2020 Proxy Statement     91

Additional Information

Attending the Annual Meeting

In order to help ensure the safety of all attendees at the Annual Meeting, we have implemented the following policies.

Eligible Attendees. In addition to our personnel and guests, only the following persons may attend the Annual Meeting:

●	A Company stockholder as of the Record Date, or one named representative in lieu thereof; and
●	One guest of such stockholder or named representative.

Obtaining an Admission Ticket. Any stockholder, named representative or guest who attends the Annual Meeting must be pre-registered and obtain an admission ticket in advance.

●	In order to obtain an admission ticket, please click on the “Register for Meeting” button found at https://www.proxyvote.com and follow the instructions provided. Attendees must print their own admission ticket and bring it to the Annual Meeting to gain access.
●	A stockholder will need the 16-digit voting control number found on his, her or its Notice of Internet Availability, proxy card, or voting instruction form in order to pre-register and obtain an admission ticket, and, if applicable, will need to pre-register their named representative and any guest thereof.
●	If a stockholder does not have Internet access or is unable to print an admission ticket, then they can register by calling Broadridge Financial Solutions, Inc. at 1-844-318-0137.

Admission Procedures. For admission to the Annual Meeting, each attendee must present (i) valid, government-issued photo identification (such as a driver’s license or passport) and (ii) an admission ticket. Persons without proper identification or an admission ticket may be denied admission to the Annual Meeting.

Registration Deadline. Attendees must be pre-registered by no later than 11:59 p.m., Eastern Time, on Thursday, January 23, 2020.

Additional Security Measures. No weapons, cameras, recording devices, laptops, tablets, or briefcases, backpacks, or other large bags or packages, will be permitted at the Annual Meeting. For security reasons, all attendees may be subject to security inspections, and all bags may be searched. No one will be admitted to the Annual Meeting once the meeting has commenced.

Seating at the Annual Meeting is limited, and admission is on a first-come, first-served basis. Please note that the Annual Meeting is a procedural business meeting, and item samples will not be offered.

Stockholder Proposals for Inclusion in the Proxy Statement for the 2021 Annual Meeting

We plan to hold the 2021 Annual Meeting on or around January 28, 2021, at a time and place to be specified in our proxy statement for that meeting.

We welcome comments or suggestions from our stockholders. If a stockholder wishes to have a proposal formally considered at the 2021 Annual Meeting and included in our proxy statement for that meeting, then we must receive the proposal in writing on or before the close of business on August 12, 2020 (or, if the date of the 2021 Annual Meeting is moved by 30 days from the anniversary of this year’s Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials, which date we will announce separately), and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act. The proposal must be delivered in writing to us at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary.

92     Walgreens Boots Alliance

Additional Information

Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting

The Board has implemented proxy access, which allows a stockholder or group of up to 20 stockholders owning in aggregate 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounding down); provided that the stockholder(s) and nominee(s) satisfy the requirements in our by-laws.

If a stockholder or group of stockholders wants to nominate one or more director candidates to be included in our proxy materials for the 2021 Annual Meeting pursuant to the proxy access provisions in our by-laws, then we must receive proper written notice of such nomination at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary by no earlier than the close of business on July 13, 2020 and no later than the close of business on August 12, 2020, and the nomination must otherwise comply with our by-laws. If, however, the date of the 2021 Annual Meeting is changed and is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, then we must receive such written notice no earlier than the close of business on the 150th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2021 Annual Meeting or, if the first public announcement of the date of the 2021 Annual Meeting is less than 130 days prior to the date of such meeting, the 10th day following the public announcement of the date of the 2021 Annual Meeting. Failure to comply with the requirements, procedures, and deadlines in our by-laws may preclude the proxy access nomination of the applicable candidate(s) for election at the 2021 Annual Meeting.

Other Proposals or Director Nominations for Presentation at the 2021 Annual Meeting

Stockholder proposals that are not intended for inclusion in our proxy statement for the 2021 Annual Meeting may be brought before the 2021 Annual Meeting in accordance with the advance notice procedures described in our by-laws. Under our by-laws, if a stockholder wishes to present other business or nominate a director candidate at the 2021 Annual Meeting, then we must receive proper written notice of any such business or nomination at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary by no earlier than the close of business on October 2, 2020 and no later than the close of business on November 1, 2020, and each such proposal, nomination, and nominee must otherwise comply with our by-laws. If, however, the date of the 2021 Annual Meeting is changed and is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, then we must receive such notice no earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the date of the 2021 Annual Meeting or, if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the date of the 2021 Annual Meeting. Failure to comply with the requirements, procedures, and deadlines in our by-laws may preclude presentation and consideration of the matter or nomination of the applicable candidate(s) for election at the 2021 Annual Meeting.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “pilot,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” “continue,” “sustain,” “synergy,” “transform,” “accelerate,” “model,” “long-term,” “on track,” “on schedule,” “headwind,” “tailwind,” “believe,” “seek,” “estimate,” “anticipate,” “upcoming,” “to come,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. These and other risks, assumptions and uncertainties are described in the 2019 Annual Report and in other documents that we may file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and we expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this Proxy Statement, whether as a result of new information, future events, changes in assumptions or otherwise.

2020 Proxy Statement     93

Additional Information

The information on our website, including, but not limited to, the contents of our 2018 CSR Report, is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Other Matters

The Board knows of no other matters (other than those identified herein) to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote on such matters according to their best judgment.

By order of the Board of Directors,

Joseph B. Amsbary, Jr.
Vice President, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on January 30, 2020

The Notice of Internet Availability, this Proxy Statement and the 2019 Annual Report are available at https://www.proxyvote.com.

We have also made available on our website at https://investor.walgreensbootsalliance.com/annual-reportsproxies a copy of the 2019 Annual Report, as filed with the SEC, including the financial statements and schedules. We will furnish, on written request and without charge, a printed copy of the 2019 Annual Report to each person whose proxy is solicited and to each person representing that, as of the Record Date, he, she or it was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary.

94     Walgreens Boots Alliance

Contact us

Walgreens Boots Alliance, Inc.
108 Wilmot Road
Deerfield, IL 60015
USA
+1 (847) 315-3700

108 WILMOT ROAD
DEERFIELD, IL 60015

SCAN TO VIEW MATERIALS &VOTE
INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL
Walgreens Boots Alliance, Inc. encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the voting methods below. Voting is easier than ever.
Proxies submitted by telephone or the Internet must be received by 11:59 PM, Eastern Time, on January 29, 2020.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM, Eastern Time, on January 29, 2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET - www.proxyvote.com or scan the QR code above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM, Eastern Time, on January 29, 2020. Have your proxy card in hand when you access the web site and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walgreens Boots Alliance, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for delivery prior to the meeting date.
STOCKHOLDER MEETING REGISTRATION
In order to attend the meeting, you must obtain an admission ticket by registering no later than January 23, 2020. Click the "Register for Meeting" link at www.proxyvote.com to register. If you do not have internet access, you can register by calling 1-844-318-0137.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E84532-P28940-Z75693	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WALGREENS BOOTS ALLIANCE, INC.
If you wish to vote in accordance with the Board of Directors recommendations, just sign below. Company Proposals The Board of Directors recommends that you vote FOR all nominees for director.
1.	Election of 10 Directors Named in the Proxy Statement:

	Nominees:		For	Against	Abstain

	1a.	José E. Almeida	☐	☐	☐

	1b.	Janice M. Babiak	☐	☐	☐

	1c.	David J. Brailer	☐	☐	☐

	1d.	William C. Foote	☐	☐	☐

	1e.	Ginger L. Graham	☐	☐	☐

	1f.	John A. Lederer	☐	☐	☐

	1g.	Dominic P. Murphy	☐	☐	☐

	1h.	Stefano Pessina	☐	☐	☐

	1i.	Nancy M. Schlichting	☐	☐	☐

	1j.	James A. Skinner	☐	☐	☐

The Board of Directors recommends that you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2020.	☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

Stockholder Proposals

The Board of Directors recommends that you vote AGAINST proposals 4, 5 and 6.		For	Against	Abstain

4.	Stockholder proposal requesting an independent Board Chairman.	☐	☐	☐

5.	Stockholder proposal regarding the use of a deferral period for certain compensation of senior executives.	☐	☐	☐

6.	Stockholder proposal regarding the ownership threshold for calling special meetings of stockholders.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign your name(s) as it appear(s) on this proxy. Joint owners should each sign. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ANNUAL MEETING

The Walgreens Boots Alliance, Inc. Annual Meeting of Stockholders will be held January 30, 2020, at 8:30 AM, Eastern Time, at HOTEL DU PONT, Gold Ballroom, 42 West 11th Street, Wilmington, Delaware 19801.

STOCKHOLDER MEETING REGISTRATION

Advance registration is required. If you would like to attend the Annual Meeting, you must obtain an admission ticket by registering no later than January 23, 2020, as described in more detail in the Proxy Statement. You will not be admitted without a ticket and one form of government-issued photo identification.

Please note these guidelines for attendees:

●	This is a procedural business meeting, and item samples will not be offered.
●	Seating is limited and will be on a first-come, first-served basis.
●	Weapons, cameras, recording devices, laptops, tablets, or briefcases, backpacks or other large bags, or packages are not permitted in the meeting, and distribution of any materials is prohibited.
●	Please note that any parking cost is the attendee's responsibility.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on January 30, 2020:
The Notice and Proxy Statement and fiscal 2019 Annual Report are available at www.proxyvote.com.

E84533-P28940-Z75693

WALGREENS BOOTS ALLIANCE, INC.

Annual Meeting Proxy Card

Proxy solicited on behalf of the Board of Directors

The stockholder hereby appoints WILLIAM C. FOOTE, STEFANO PESSINA and JAMES A. SKINNER, or any of them, with full power of substitution, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of WALGREENS BOOTS ALLIANCE, INC. (and any adjournment thereof) to be held at HOTEL DU PONT, Gold Ballroom, 42 West 11th Street, Wilmington, Delaware 19801, on Thursday, January 30, 2020 upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed. If no direction is specified, this proxy will be voted FOR proposals 1, 2 and 3, AGAINST proposals 4, 5 and 6, and in the discretion of the proxy holders on such other matters as may properly come before the meeting or any adjournment thereof. The proxy holders reserve the right in their discretion to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)